Filed Pursuant to Rule 424(b)(5)
Registration No. 333-227391

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted

Subject to Completion

Preliminary Prospectus Supplement, dated September 25, 2018

Prospectus Supplement to Prospectus dated September 18, 2018

ING Groep N.V.

$                     % Fixed Rate Senior Notes due 2023

$                     % Fixed Rate Senior Notes due 2028

$            Floating Rate Senior Notes due 2023

ING Groep N.V. (the “Issuer”) is offering hereby $             aggregate principal amount of         % Fixed Rate Senior Notes due 2023 (the “2023 notes”), $             aggregate principal amount of         % Fixed Rate Senior Notes due 2028 (the “2028 notes” and, together with the 2023 notes , the “fixed rate notes” ) and $             aggregate principal amount of Floating Rate Senior Notes due 2023 (the “floating rate notes” and, together with the fixed rate notes the “notes”), to be issued pursuant to the Senior Debt Securities Indenture dated as of March 29, 2017 between us and The Bank of New York, as trustee (the “trustee”).

From (and including) the date of issuance, interest will accrue on the 2023 notes at a rate of         % per annum, on the 2028 notes at a rate of         % per annum and on the floating rate notes at a floating rate equal to the three-month U.S. dollar London Interbank Offered Rate (“LIBOR”), reset quarterly, plus         % per annum. We will pay interest on the fixed rate notes semi-annually in arrears on              and              in each year, commencing on             , 2019 and for the floating rate notes, we will pay interest quarterly in arrears on             ,             ,              and             , commencing on             , 2018. You will receive interest payments on your notes only in cash. In the event that LIBOR ceases to be calculated or administered for publication, the Issuer may select a Successor Rate (as defined herein) or an Alternative Rate (as defined herein) and the manner in which the interest on the floating rate notes is calculated or determined may be varied, as described in this prospectus supplement. See “Description of Notes — LIBOR Discontinuation.”

The notes will be our unsecured and unsubordinated obligations, ranking pari passu without any preference among themselves and equally with all of our other unsecured and unsubordinated obligations from time to time outstanding, save as otherwise provided by law.

We may, at our option, redeem the notes upon the occurrence of certain tax and regulatory events on the terms described in this prospectus supplement under “Description of Notes — Tax and Loss Absorption Disqualification Redemption.” Any redemption or repurchase of the notes is subject to the provisions described under “Description of Notes — Condition to Redemption and Purchase.”

We will apply to list the notes on the New York Stock Exchange (“NYSE”) under the symbols “    ” for the 2023 notes, “    ” for the 2028 notes and “    ” for the floating rate notes. Trading of the notes on the New York Stock Exchange is expected to begin within 30 days after the initial delivery thereof.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-12 of this prospectus supplement, “Risks Relating to Our Debt Securities and Capital Securities” beginning on page 7 of the accompanying prospectus and “Risk Factors” beginning on page 11 of our Annual Report on Form 20-F for the year ended December 31, 2017 and the other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to invest in the notes.

IMPORTANT — PRIIPs REGULATION / PROHIBITION OF SALES TO EEA RETAIL INVESTORS. The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; or (ii) a customer within the meaning of European Directive 2002/92/EC (as amended or superseded, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of European Directive 2014/65/EU (as amended, “MiFID II”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Notwithstanding any other agreements, arrangements, or understandings between us and any holder of the notes, by acquiring the notes, each holder and beneficial owner of the notes or any interest therein acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any Dutch Bail-in Power by the relevant resolution authority that may result in the cancellation of all, or a portion, of the principal amount of, or interest on, the notes and/or the conversion of all, or a portion, of the principal amount of, or interest on, the notes into shares or other securities or other obligations of the Issuer or another person, including by means of a variation to the terms of the notes or any expropriation of the notes, in each case, to give effect to the exercise by the relevant resolution authority of such Dutch Bail-in Power. Each holder and beneficial owner of a note or any interest therein further acknowledges and agrees that the rights of holders and beneficial owners of a note or any interest therein are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any Dutch Bail-in Power by the relevant resolution authority. In addition, by acquiring any notes, each holder and beneficial owner of a note or any interest therein further acknowledges, agrees to be bound by, and consents to the exercise by the relevant resolution authority of, any power to suspend any payment in respect of the notes for a temporary period.

For these purposes, “Dutch Bail-in Power” means any statutory write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in The Netherlands in effect and applicable in The Netherlands to the Issuer or other members of the group comprising ING Groep N.V. and its consolidated subsidiaries, including but not limited to any such laws, regulations, rules or requirements that are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms (including but not limited to Directive 2014/59/EU of the European Parliament and of the Council (the “Bank Recovery and Resolution Directive” or “BRRD”) and Regulation (EU) No 806/2014 of the European Parliament and of the Council) and/or within the context of a Dutch resolution regime under the Dutch Intervention Act and any amendments thereto, or otherwise, pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled and/or converted into shares or other securities or obligations of the obligor or any other person or may be expropriated (and a reference to the “relevant resolution authority” is to any authority with the ability to exercise a Dutch Bail-in Power).

By its acquisition of the notes, each holder of the notes, to the extent permitted by the U.S. Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), also waives any and all claims against the trustee for, agrees not to initiate a suit against the trustee in respect of, and agrees that the trustee shall not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the exercise of the Dutch Bail-in Power by the relevant Dutch resolution authority with respect to such notes.

The notes are not deposit liabilities of ING Groep N.V. and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, The Netherlands or any other jurisdiction.

Neither the U.S. Securities and Exchange Commission nor any U.S. state securities commission has approved or disapproved of the notes or determined that this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to Public (1)		Underwriting Compensation		Proceeds, before expenses, to ING Groep N.V.
Per 2023 note		%		%		%
Total 2023 notes	$		$		$
Per 2028 note		%		%		%
Total 2028 notes	$		$		$
Per floating rate note		%		%		%
Total floating rate notes	$		$		$

(1)	Plus accrued interest, if any, from , 2018.

The underwriters expect to deliver the notes to purchasers in book-entry form only through the facilities of The Depository Trust Company (“DTC”) on or about             , 2018. Beneficial interests in the notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants, including Clearstream Banking, société anonyme and Euroclear Bank S.A./N.V.

The notes will be issued only in registered form in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof.

Joint Book-Running Managers

Citigroup	Credit Agricole CIB	Goldman Sachs & Co. LLC	ING

Morgan Stanley	TD Securities	Well Fargo Securities

Co-Lead Managers

Prospectus Supplement dated September             , 2018

PROSPECTUS SUPPLEMENT

PROSPECTUS

FORWARD-LOOKING STATEMENTS

This prospectus supplement and certain documents incorporated by reference herein may contain “forward-looking statements.” These statements are forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. In particular, forward-looking statements include all statements that express forecasts, expectations, plans, outlook and projections with respect to future matters, including trends in results of operations, margins, growth rates, overall market trends, the impact of changes in interest or exchange rates, the availability or cost of financing to ING Groep N.V. and its consolidated subsidiaries (“ING”), anticipated cost savings or synergies, expected investments, the completion of ING’s restructuring programs, developments in relation to capital, anticipated tax rates, expected cash payments, outcomes of litigation and general economic conditions. These forward-looking statements are based on management’s current views and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those in such statements. Actual results, performance or events may differ materially from those expressed or implied in such statements due to, without limitation:

•	changes in general economic conditions, in particular economic conditions in ING’s core markets;

•	changes in performance of financial markets, including developing markets;

•	potential consequences of European Union countries leaving the European Union or a break-up of the euro;

•

changes in the availability of, and costs associated with, sources of liquidity such as interbank funding, as well as conditions in the credit and capital markets generally, including changes in borrower and counterparty creditworthiness;

•	changes affecting interest rate levels;

•	changes affecting currency exchange rates;

•	changes in investor and customer behavior;

•	changes in general competitive factors;

•	changes in laws and regulations and the interpretation and application thereof;

•	geopolitical risks and policies and actions of governmental and regulatory authorities;

•	changes in standards and interpretations under International Financial Reporting Standards (“IFRS”) and the application thereof;

•

conclusions with regard to purchase accounting assumptions and methodologies, and other changes in accounting assumptions and methodologies including changes in valuation of issued securities and credit market exposure;

•	changes in ownership that could affect the future availability to ING of net operating loss, net capital and built-in loss carry forwards;

•	changes in credit ratings;

•	the outcome of current and future legal and regulatory proceedings;

•

operational risks, such as system disruptions or failures, breaches of security, cyber attacks, human error, changes in operational practice or inadequate controls including in respect of third parties with which we do business;

•	the inability to protect our intellectual property and infringement claims by third parties;

•	the inability to retain key personnel;

•	business, operational, regulatory, reputation and other risks in connection with climate change; and

•	ING’s ability to achieve its strategy, including projected operational synergies and cost-saving programmes.

Any forward-looking statements made herein or in the documents incorporated by reference herein speak only as of the date they are made and it should not be assumed that they have been revised or updated in the light of new information or future events. Except as required by the U.S. Securities and Exchange Commission (“SEC”) or applicable U.S. or other law, ING expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained in this prospectus supplement or the documents incorporated by reference herein to reflect any change in ING’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. The reader should, however, consult any additional disclosures that ING has made or may make in documents ING has filed or may file with the SEC.

Additional risks and risk factors are identified in ING’s filings with the SEC, including in the Issuer’s Annual Report on Form 20-F for the fiscal year ended December 31, 2017, filed on March 8, 2018 (as amended by the Form 20-F/A filed on March 29, 2018, the “2017 Form 20-F”), which is available on the SEC’s website at http://www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

This prospectus supplement is part of a registration statement on Form F-3 (File No. 333-227391) filed by the Issuer with the SEC under the Securities Act. This prospectus supplement omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information in and exhibits to the registration statement for further information on the Issuer and the securities the Issuer is offering. Statements in this prospectus supplement concerning any document filed or to be filed by the Issuer as an exhibit to the registration statement or that the Issuer has otherwise filed with the SEC are not intended to be comprehensive and are qualified in their entirety by reference to these filings. You should review the complete document to evaluate these statements.

The SEC allows the Issuer to “incorporate by reference” much of the information filed by the Issuer with the SEC, which means that the Issuer can disclose important information to you by referring you to those publicly available documents. The information incorporated by reference in this prospectus supplement is an important part of this prospectus supplement. For information on the documents incorporated by reference in this prospectus supplement and the accompanying prospectus by the Issuer, please refer to “Available Information” on page 4 of the accompanying prospectus. In particular, we refer you to, and incorporate by reference into this prospectus supplement, the 2017 Form 20-F, which includes a discussion of our audited results of operations and financial condition as of, and for the year ended, December 31, 2017, and our Current Reports on Form 6-K filed with the SEC on August 2, 2018 (Film No. 18988575), September 4, 2018 (Film No. 181052144), September 5, 2018 (Film No. 181053950), September 11, 2018 (Film No. 181053950) and September 24, 2018 (Film No. 181084120).

In addition to the documents listed in the accompanying prospectus and the documents incorporated by reference since the date of the accompanying prospectus, the Issuer incorporates by reference in this prospectus supplement and the accompanying prospectus any future documents the Issuer may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement until the offering contemplated in this prospectus supplement is completed. Reports on Form 6-K furnished by the Issuer to the SEC after the date of this prospectus supplement (or portions thereof) are incorporated by reference in this prospectus supplement only to the extent that the report expressly states that it is (or such portions are) incorporated by reference in this prospectus supplement.

The Issuer will provide to you, upon your written or oral request, without charge, a copy of any or all of the documents referred to above or in the accompanying prospectus which the Issuer has incorporated in this prospectus supplement by reference. You should direct your requests to ING Groep N.V., Attention: Investor Relations, Bijlmerplein 888, 1102 MG Amsterdam, P.O. Box 1800, 1000 BV Amsterdam, The Netherlands, telephone: +31-20-576-6396. You may read and copy any document we file or furnish with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the operations of the Public Reference Room. Our filings with the SEC are also available through the SEC’s Internet site at http://www.sec.gov and, through the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, on which our ADSs are listed, and on our website at http://www.ing.com.

Unless otherwise specified in this prospectus supplement, references to “ING Groep N.V.” or the “Issuer,” are to ING Groep N.V., the holding company incorporated under the laws of The Netherlands, and not to its consolidated subsidiaries; references to “ING,” “ING Group” or the “Group” are to ING Groep N.V. and its consolidated subsidiaries; references to “ING Bank” are to ING Bank N.V., together with its consolidated subsidiaries. References to “DTC” shall include any successor clearing system. References to “$” and “U.S. dollars” shall be to the lawful currency for the time being of the United States.

SUMMARY

The following is a summary of this prospectus supplement and should be read as an introduction to, and in conjunction with, the remainder of this prospectus supplement, the accompanying prospectus and any documents incorporated by reference therein. You should base your investment decision on a consideration of this prospectus supplement, the accompanying prospectus and any documents incorporated by reference therein, as a whole.

Because this section is a summary, it does not describe every aspect of the notes in detail. This summary is subject to, and qualified by reference to, the section entitled “Description of Notes.” Words and expressions defined in “Description of Notes” below shall the same meanings in this summary.

The Issuer	ING Groep N.V.

ING Groep N.V. is a holding company, which was incorporated in 1991 under the laws of The Netherlands, with its corporate seat and headquarters in Amsterdam, The Netherlands. ING Group currently serves more than 37 million customers in over 40 countries, offering banking services to meet a broad customer base. ING Groep N.V. is a listed company and holds all shares of ING Bank N.V., which is not separately listed.

Securities Offered	$ aggregate principal amount of % Fixed Rate Senior Notes due 2023 (the “2023 notes”), $ aggregate principal amount of % Fixed Rate Senior Notes due 2028 (the “2028 notes” and, together with the 2023 notes, the “fixed rate notes”) and $ aggregate principal amount of Floating Rate Senior Notes due 2023 (the “floating rate notes” and, together with the fixed rate notes, the “notes”).

Currency	U.S. dollars.

Issue Date	, 2018 (the “Issue Date”).

Maturity Date	We will repay each of the notes at 100% of their principal amount plus accrued interest on the “Maturity Date” set forth in the table below.

Title	Maturity Date
2023 notes	, 2023
2028 notes	, 2028
Floating rate notes	, 2023

Terms specific to the fixed rate notes:

Fixed Interest Rate	Each of the fixed rate notes will bear interest at the rate per annum set forth in the table below.

Title	Fixed Interest Rate
2023 notes		%
2028 notes		%

Fixed Rate Interest Payment Dates	Interest will be payable on and of each year, commencing on , 2019 and ending on the Maturity Date; provided that if any Fixed Rate Interest Payment Date (as defined below) would fall on a day that is not a Business Day (as defined below), the Fixed Rate Interest Payment Date will be postponed to the next succeeding Business Day, but interest on that payment will not accrue during the period from and after the scheduled Fixed Rate Interest Payment Date.

Regular Record Dates	The Business Day immediately preceding each Fixed Rate Interest Payment Date (or, if the fixed rate notes are held in definitive form, the 15th Business Day preceding each Fixed Rate Interest Payment Date).

Day Count	30/360, Following, Unadjusted.

Terms specific to the floating rate notes:

Floating Interest Rate	The Floating Interest Rate (as defined below) for the first Interest Period (as defined below) will be equal to LIBOR, as determined on , 2018, plus % per annum. Thereafter, the Floating Interest Rate for any Interest Period will be LIBOR, as determined on the applicable Interest Determination Date, plus % per annum. The Floating Interest Rate will be reset quarterly on each Interest Reset Date.

Floating Rate Interest Payment Dates	Every , , and in each year, commencing on , 2018 and ending on the Maturity Date for the floating rate notes. If any Floating Rate Interest Payment Date, other than the Maturity Date for the floating rate notes, would fall on a day that is not a Business Day, the Floating Rate Interest Payment Date will be postponed to the next succeeding Business Day, except that if that Business Day falls in the next succeeding calendar month, the Floating Rate Interest Payment Date will be the immediately preceding Business Day.

Interest Reset Dates	Every , , and in each year, commencing on , 2018; provided that the Floating Interest Rate in effect from (and including) , 2018 to (but excluding) the first Interest Reset Date (as defined below) will be the initial Floating Interest Rate. If any Interest Reset Date would fall on a day that is not a Business Day, the Interest Reset Date will be postponed to the next succeeding Business Day, except that if that Business Day falls in the next succeeding calendar month, the Interest Reset Date will be the immediately preceding Business Day.

Interest Periods	The period beginning on, and including, a Floating Rate Interest Payment Date and ending on, but not including, the next succeeding Floating Rate Interest Payment Date; provided that the first Interest Period will begin on and include , 2018 and will end on, but not include , 2018.

Interest Determination Dates	The Interest Determination Date for the first Interest Period will be the second London banking day preceding the Issue Date (which is expected to be , 2018) and the Interest Determination Date for each succeeding Interest Period will be on the second London banking day preceding the applicable Interest Reset Date. “London banking day” means any day on which dealings in U.S. dollars are transacted in the London interbank market.

Regular Record Dates	The Business Day immediately preceding each Floating Rate Interest Payment Date (or, if the floating rate notes are held in definitive form, the 15th Business Day preceding each Floating Rate Interest Payment Date).

Day Count	Actual/360, Modified Following, Adjusted.

Calculation Agent	The Bank of New York Mellon, London Branch, or its successor appointed by the Issuer.

Calculation of U.S. Dollar LIBOR	LIBOR will be determined by the Calculation Agent in accordance with the provisions set forth herein under “Description of Notes — Description of the Floating Rate Notes.”

Replacement for LIBOR	If a Benchmark Event (as defined herein) occurs when any Floating Interest Rate (or any component part thereof) remains to be determined by reference to LIBOR, then the provisions set forth herein under “Description of Notes — LIBOR Discontinuation” shall apply to the floating rate notes.

Terms common to each series of the Notes:

Payment of Principal	If the Maturity Date or the date of redemption or repayment would fall on a day that is not a Business Day, the payment of interest and principal and/or any amount payable upon redemption of the relevant notes will be made on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after such Maturity Date or date of redemption or repayment.

Ranking	The notes will be our unsecured and unsubordinated obligations, ranking pari passu without any preference among themselves and equally with all of our other unsecured and unsubordinated obligations from time to time outstanding, save as otherwise provided by law. In addition, see “Risk Factors — The notes are obligations only of ING Groep N.V. Claims against ING Groep N.V. are structurally subordinated to the creditors of and other claimants against its subsidiaries” herein.

Events of Default and Remedies	Holders of the notes will not be entitled to declare the principal amount of the notes due and payable under any circumstance other than in the event of our bankruptcy or, in certain circumstances, liquidation. Holders’ remedies for the Issuer’s breach of any obligations under the notes, including the Issuer’s obligation to make payments of principal and interest, are extremely limited. See “Description of Notes — Events of Default and Remedies” herein and “Description of Debt Securities — Events of Default and Remedies” in the accompanying prospectus.

Tax and Loss Absorption Disqualification Redemption
The Issuer may redeem one or more series of the notes in whole, but not in part, upon the occurrence of certain tax events or in the event of changes in treatment of the notes for purposes of certain loss absorption regulations. See “Description of Debt Securities — Redemption and Repayment — Optional Tax and Regulatory Redemption” in the accompanying prospectus.

Conditions to Redemption and Purchase	Any redemption or purchase of the notes is subject to the regulatory consent described under “Description of Debt Securities — Redemption and Repayment — Condition to Redemption or Repurchase” in the accompanying prospectus.

Subsequent Repurchase	Subject to the provisions described under “Description of Debt Securities — Conditions to Redemption and Purchase” above, the Issuer or any member of the Group may, whether in the context or market making or otherwise, purchase or otherwise acquire any of the outstanding notes at any price in the open market or otherwise in accordance with and subject to applicable law and regulations, including the Capital Regulations applicable to the Group in force at the relevant time.

Agreement with Respect to the Exercise of Bail-In Power	No principal of, or interest on, the notes shall become due and payable after the exercise of any Dutch Bail-in Power by the relevant resolution authority except as permitted under the laws and regulations of The Netherlands and the European Union applicable to us.

By acquiring any notes, each holder and beneficial owner of a notes or any interest therein acknowledges, agrees to be bound by, and consents to the exercise of, any Dutch Bail-in Power by the relevant resolution authority that may result in the cancellation of all, or a portion, of the principal amount of, or interest on, the notes and/or the conversion of all, or a portion, of the principal amount of, or interest on, the notes into shares or other securities or other obligations of the Issuer or another person, including by means of a variation to the terms of the notes or any expropriation of the notes, in each case, to give effect to the exercise by the relevant resolution authority of such Dutch Bail-in Power (whether at the point of non-viability or as taken together with a resolution action). Each holder and beneficial owner of a note or any interest therein further acknowledges and agrees that the rights of the holders and beneficial owners of notes are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any Dutch Bail-in Power by the relevant resolution authority. In addition, by acquiring any notes, each holder and beneficial owner of a note or any interest therein further acknowledges, agrees to be bound by, and consents to the exercise by the relevant resolution authority of, any power to suspend any payment in respect of the notes for a temporary period.

“Dutch Bail-in Power” means any statutory write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in The Netherlands in effect and applicable in The Netherlands to us or other members of the Group, including but not limited to any such laws, regulations, rules or requirements that are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms (including but not limited to the BRRD and Regulation (EU) No 806/2014 of the European Parliament and of the Council (the “SRM Regulation”)) and/or within the context of a Dutch resolution regime under the Dutch Intervention Act and any amendments thereto, or otherwise, pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled and/or converted into shares or other securities or obligations of the obligor or any other person or may be expropriated (and a reference to the “relevant resolution authority” is to any authority with the ability to exercise a Dutch Bail-in Power).

Under the terms of the notes, the exercise of the Dutch Bail-in Power by the relevant resolution authority with respect to the relevant notes will not be an event of default.

Waiver of Right of Set-off	Subject to applicable law, neither any holder or beneficial owner of notes nor the trustee acting on behalf of the holders and beneficial owners of notes may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by the Issuer in respect of, or arising under, or in connection with, the notes or the Indenture and each holder and beneficial owner of notes, by virtue of its holding of any notes or any interest therein, and the trustee acting on behalf of the holders and beneficial owners of notes, shall be deemed to have waived all such rights of set-off, compensation or retention. See “Description of Notes — Waiver of Right of Set-off.”

Form and Delivery	The notes will be issued only in registered form in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof. The notes will be represented by one or more global securities registered in the name of a nominee of DTC. You may only hold beneficial interests in the notes through DTC and its direct and indirect participants, including Euroclear SA/NV (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream Banking”) and DTC and its direct and indirect participants will record your beneficial interest on their books. The Issuer will not issue notes in definitive form except as described in the accompanying prospectus. Settlement of the notes will occur through DTC in same day funds. For information on DTC’s book-entry system, see “Description of Debt Securities — Form, Exchange and Transfer of Debt Securities” and “Clearance and Settlement” in the accompanying prospectus.

Listing	Application has been made to list the notes on the New York Stock Exchange.

Trustee and Principal Paying Agent	The Bank of New York Mellon, London Branch, One Canada Square, London E14 5AL, United Kingdom (the “trustee”), will act as the trustee and initial principal paying agent for the notes.

Use of Proceeds	The Issuer intends to use the net proceeds of the offering of the notes for its general corporate purposes.

Governing Law	The Indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York, except for the waiver of set-off provisions, which will be governed by Dutch law.

Risk Factors	Investing in the notes offered under this prospectus supplement involves risk. For a discussion of certain risks that should be considered in connection with an investment in the notes, see “Risk Factors” beginning on page S-12 of this prospectus supplement, “Risks Relating to Our Debt Securities and Capital Securities” beginning on page 7 of the accompanying prospectus and “Risk Factors” beginning on page 11 of the 2017 Form 20-F.

Business Day	Any weekday, other than one on which banking institutions are authorized or obligated by law or executive order to close in London, England, Amsterdam, the Netherlands or in the City of New York, United States.

Conflict of Interest	ING Financial Markets LLC, an affiliate of the Issuer, is a Financial Industry Regulatory Authority (“FINRA”) member and an underwriter in this offering and has a “conflict of interest” within the meaning of FINRA Rule 5121. Accordingly, this offering will be made in compliance with the applicable provisions of FINRA Rule 5121. ING Financial Markets LLC is not permitted to sell the notes in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

Timing and Delivery	We currently expect delivery of the notes to occur on , 2018.

Further Issues	We may, without the consent of the holders of the relevant notes, issue additional fixed rate notes or floating rate notes having the same ranking and same interest rate, Maturity Date, redemption terms and other terms as the notes described in this prospectus supplement except for the price to the public and issue date. Any such additional notes, together with the fixed rate notes or the floating rate notes (as applicable) offered by this prospectus supplement, will constitute a single series of such notes under the Indenture relating to the notes. There is no limitation on the amount of notes or other debt securities that we may issue under the Indenture.

ISIN	2023 notes	2028 notes	Floating rate notes

CUSIP	2023 notes	2028 notes	Floating rate notes

Common Code	2023 notes	2028 notes	Floating rate notes

RISK FACTORS

Investing in the notes offered under this prospectus supplement involves significant risks. You should reach your own investment decision only after consultation with your own financial, legal and tax advisers (as you deem appropriate) about risks associated with an investment in the notes and the suitability of investing in the notes in light of the particular characteristics and terms of the notes and of your particular financial circumstances. As part of making an investment decision, you should make sure you thoroughly understand the notes’ terms and the agreement by you to be bound by the exercise of any Dutch Bail-in Power by the relevant resolution authority. You should also carefully consider the risk factors and the other information contained in this prospectus supplement, the accompanying prospectus, the 2017 Form 20-F, and the other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding to invest in the notes and you should evaluate (either alone or with the help of a financial adviser) possible scenarios for economic, interest rate and other factors that may affect an investment in the notes and your ability to bear the loss of all or a portion of your investment. If any of the risks described below materializes, the Issuer’s business, financial condition and results of operations could suffer, the notes could be subject to the Dutch Bail-in Power, and the trading price and liquidity of the note could decline, in which case you could lose some or all of the value of your investment.

Risk Relating to the Issuer

For a description of the risks associated with the Issuer and the Group, see the section entitled “Key Information — Risk Factors” of the 2017 Form 20-F, which is incorporated by reference herein.

Risks Relating to the Notes

The notes are obligations only of ING Groep N.V. Claims against ING Groep N.V. are structurally subordinated to the creditors of and other claimants against its subsidiaries.

The notes are the obligations only of ING Groep N.V., whose rights to participate in the assets of any subsidiary if such subsidiary is liquidated will be subject to the prior claims of such subsidiary’s creditors and any preference shareholders, except in the limited circumstance where ING Groep N.V. is a creditor with claims that are recognized to be ranked ahead of or pari passu with such claims. Accordingly, if one of ING Groep N.V.’s subsidiaries were to be wound up, liquidated or dissolved, (i) noteholders would have no right to proceed against the assets of such subsidiary, and (ii) the liquidator of such subsidiary would first apply the assets of such subsidiary to settle the claims of the creditors of such subsidiary, including for this purpose holders (which may include ING Groep N.V.) of any preference shares and other Tier 1 capital instruments of such other subsidiary, before ING Groep N.V., to the extent ING Groep N.V. is an ordinary shareholder of such other subsidiary and would be entitled to receive any distributions from such other subsidiary.

There is no restriction on the amount or type of further securities or indebtedness that we or our subsidiaries may issue, incur or guarantee.

Subject to complying with applicable regulatory requirements in respect of our leverage and capital ratios and loss absorbing capacity, there is no restriction on the amount or type of further securities or indebtedness that the we or our subsidiaries may issue, incur or guarantee, as the case may be, that rank pari passu with the notes. The issue or guaranteeing of any such further securities or indebtedness may reduce the amount recoverable by noteholders following a liquidation (upon dissolution (ontbinding) or otherwise), moratorium of payments (surseance van betaling) or bankruptcy (faillissement) of ING Groep N.V. and may limit our ability to meet our obligations under the notes.

Regulatory action in the event of a bank failure could materially adversely affect the value of the notes.

European resolution regime and loss absorption at the point of non-viability

The Directive 2014/59/EU of the European Parliament and of the Council (the “Bank Recovery and Resolution Directive” or “BRRD”) was adopted by the European Parliament on April 15, 2014 and the Council of the European Union on May 6, 2014. The stated aim of the BRRD, which came into force on January 1, 2015, is to provide supervisory authorities, including the relevant resolution authority, with common tools and powers to address banking crises pre-emptively in order to safeguard financial stability and minimize taxpayers’ exposure to losses.

The powers granted to supervisory authorities under the BRRD include (but are not limited to) the introduction of a statutory “write-down and conversion power” and a “bail-in” power, which gives the relevant resolution authority the power to, as a resolution action or when the resolution authority determines that otherwise the institution would no longer be viable, cancel all or a portion of the principal amount of, or interest on, certain unsecured liabilities (which could include the notes) of a failing financial institution or a relevant holding company (such as the Issuer) and/or to convert certain debt claims (which could include the notes) into another security, including ordinary shares of the surviving Group entity, if any, or bridge institution, if any. The BRRD has been implemented in Dutch law. See also “— Under the terms of the notes, you have agreed to be bound by the exercise of any Dutch Bail-in Power by the relevant resolution authority.”

In addition to a “write-down and conversion power” and a “bail-in” power, the powers granted to the relevant resolution authority under the BRRD include the power to (i) direct the sale of the relevant financial institution or the whole or part of its business on commercial terms without requiring the consent of the shareholders or complying with the procedural requirements that would otherwise apply, (ii) transfer all or part of the business of the relevant financial institution to a “bridge institution” (a publicly controlled entity) and (iii) transfer the assets of the relevant financial institution to an asset management vehicle to allow them to be managed over time. In addition, among the broader powers to be granted to the relevant resolution authority under the BRRD, the BRRD provides powers to the relevant resolution authority to amend the maturity date and/or any interest payment date of debt instruments or other eligible liabilities of the relevant financial institution and/or impose a temporary suspension of payments, or to amend the interest amount payable under such instruments.

The BRRD contains safeguards for shareholders and creditors in respect of the application of certain resolution powers including “bail-in” which aim to ensure that on a resolution they do not incur greater losses than they would have incurred had the relevant financial institution been wound up under normal insolvency proceedings.

There remains uncertainty as to the full impact of the BRRD on us, the Group and on noteholders, and there can be no assurance that the taking of any actions by the relevant resolution authority contemplated in the BRRD would not adversely affect the rights of noteholders, the price or value of an investment in the notes and/or our ability to satisfy our obligations under the notes.

The exercise of any such power or any suggestion of such exercise could, therefore, materially adversely affect the value of the notes and could lead to the noteholders losing some or all of their investment in the notes.

In November 2016, the EC proposed substantial amendments (commonly referred to as CRD V) to, inter alia, the BRRD and the Single Resolution Mechanism Regulation. The proposals cover multiple areas, including, inter alia, to enhance the stabilization tools with the introduction of a moratorium tool, the minimum requirement for own funds and eligible liabilities (“MREL”) framework and the introduction of the minimum total loss absorbing capacity (“TLAC”) standard into European Union legislation. The proposals are to be considered by the European Parliament and the Council of the European Union and therefore remain subject to change. The final and complete package of new legislation may not include all elements of the original proposals and new or amended elements may be introduced through the course of the legislative process. Until the legislative process has been finalized and resulted in new law, it is uncertain how the proposals will affect the Group or holders of its securities. The proposals, as well as the economic and financial environment at the time of implementation and beyond, can have a material impact on ING’s operations and financial condition and they may require the Group to seek additional capital.

Dutch Intervention Act

In June 2012, the “Intervention Act” (Wet bijzondere maatregelen financiële ondernemingen) came into force in The Netherlands, with retroactive effect from January 20, 2012. The Intervention Act mainly amended the Dutch Financial Supervision Act and the Dutch Insolvency Act allowing Dutch authorities to take certain actions when banks and insurers fail and, for example, due to concerns regarding the stability of the overall financial system, a winding-up under ordinary insolvency rules is considered undesirable. Within the context of the resolution tools provided in the Intervention Act, holders of certain securities subject to resolution could be affected by issuer substitution or replacement, transfer of debt, expropriation, modification of terms and/or suspension or termination of listings.

It is possible that, pursuant to the BRRD as may be amended or other resolution or recovery rules which may in the future be applicable to us, new powers may be given to the Single Resolution Board (as referred to below), the Dutch Central Bank or another relevant resolution authority which could be used in such a way as to result in the notes absorbing losses (“Statutory Loss Absorption”) as described below.

Pursuant to the exercise of any Statutory Loss Absorption measures, the notes could become subject to a determination by the relevant resolution authority or us (following instructions from the relevant resolution authority) that all or part of the principal amount of the notes, including accrued but unpaid interest in respect thereof, must be written off or otherwise converted into CET1 capital or otherwise be applied to absorb losses. Such determination shall not constitute an event of default or a default under the notes and holders will have no further claims in respect of any amount so written off or otherwise as a result of such Statutory Loss Absorption. Any such Statutory Loss Absorption may be applied by the relevant resolution authority either at the point of non-viability (and independently of resolution action) or together with a resolution action.

Any determination that all or part of the principal amount of the notes will be subject to Statutory Loss Absorption may be inherently unpredictable and may depend on a number of factors which may be outside of our control. Accordingly, trading behavior in respect of the notes which are subject to Statutory Loss Absorption is not necessarily expected to follow trading behavior associated with other types of securities. Any indication that the notes will become subject to Statutory Loss Absorption could have an adverse effect on the market price of the notes. Potential investors should consider the risk that a holder may lose all of its investment in the notes, including the principal amount plus any accrued but unpaid interest, if those Statutory Loss Absorption measures were to be taken.

Regulation (EU) No 806/2014 of the European Parliament and of the Council (the “SRM Regulation”) relating to the cooperation between the Single Resolution Board and the national resolution authorities for the preparation of the banks’ resolution plans became applicable from January 1, 2015. Under the SRM Regulation, the Single Resolution Board became fully operational as of January 1, 2015 and as from that date has the power to collect information and cooperate with the national resolutions authorities for the elaboration of resolution planning. The Single Resolution Board is also granted the same resolution tools as those set out in the Bank Recovery and Resolution Directive, including a bail-in tool. The SRM Regulation applies from January 1, 2016. In November 2016, the Group concluded that ING Groep N.V. should be the designated resolution entity. At the end of January 2017, the Single Resolution Board informed the Group that it supports the designation of ING Groep N.V. as the point of entry for purposes of a resolution of the Group.

Further, on July 10, 2013, the European Commission announced that it had adapted its temporary state aid rules for assessing public support to financial institutions during the crisis (the “Banking Communication”), which came into effect on August 1, 2013 and continues to be in force. The Banking Communication provides for strengthened burden-sharing requirements, which require banks with capital needs to obtain shareholders’ and subordinated debt holders’ contribution before resorting to public recapitalisations or asset protection measures. State aid to failing banks notified to the Commission after 1 January 2015 can only be granted if the bank is put into resolution, in compliance with the provisions of the BRRD in addition to European Union state aid rules. The only exception is a so-called “precautionary recapitalisation”, allowing state aid outside of resolution in narrowly defined circumstances. Also, any state aid notified to the European Commission after January 1, 2016 that triggers resolution under the BRRD can only be approved subject to a bail-in of at least 8% of the bank’s total liabilities and own funds, which may require also converting senior debt and uncovered deposits.

It is possible that under the Intervention Act, the BRRD, the SRM Regulation or any amendments thereto or any other future similar proposals, any new resolution powers given to the Single Resolution Board, the Dutch Central Bank or another relevant authority could be used in such a way as to result in our debt instruments, such as the notes, absorbing losses or otherwise affecting the rights of holders either in the course of any resolution by us, or prior thereto, at the point of non-viability.

The Intervention Act, the BRRD and the SRM Regulation or any other future similar rules could negatively affect the position of holders and the credit rating attached to the notes, in particular if and when any of the above proceedings would be commenced against us, since the application of any such legislation may affect the rights and effective remedies of the holders as well as the market value of the notes. Investors in the notes may lose their investment if resolution measures are taken.

If these powers were to be exercised in respect of us (or any member of the Group), there could be a material adverse effect on the rights of holders, including through a material adverse effect on the price of the notes.

Bail-in option in the Intervention Act

In addition to the powers granted to supervisory authorities under the BRRD, the Intervention Act (as implemented in the Dutch Financial Supervision Act) confers a bail-in power to the Dutch Minister of Finance in relation to shares and other capital components issued by or with the cooperation of a financial institution if there is a grave and immediate threat to the stability of the financial system.

Under the terms of the notes, you have agreed to be bound by the exercise of any Dutch Bail-in Power by the relevant resolution authority.

By acquiring any of the notes, each holder and beneficial owner of the notes or any interest therein acknowledges, agrees to be bound by, and consents to the exercise of, any Dutch Bail-in Power by the relevant resolution authority that may result in the cancellation of all, or a portion, of the principal amount of, or interest on, the notes and/or the conversion of all or a portion of the principal amount of, or interest on, the notes into shares or other securities or other obligations of us or another person, including by means of a variation to the terms of the notes or any expropriation of the notes, in each case, to give effect to the exercise by the relevant resolution authority of such bail-in power (whether at the point of non-viability or as taken together with a resolution action). With respect to the above, references to principal and interest shall include only those payments of principal and interest (if any) that have become due and payable, but which have not been paid, prior to the exercise of any Dutch Bail-in Power. Each holder and beneficial owner of the notes or any interest therein further acknowledges and agrees that the rights of the holders are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any Dutch Bail-in Power by the relevant resolution authority. In addition, by acquiring any of the notes, each holder and beneficial owner of the notes or any interest therein further acknowledges, agrees to be bound by, and consents to the exercise by the relevant resolution authority of, any power to suspend any payment in respect of the notes for a temporary period.

Accordingly, any Dutch Bail-in Power may be exercised in such a manner as to result in you and other holders or beneficial owners losing all or a part of the value of your or its investment in the notes or receiving a different security from the notes, which may be worth significantly less than the notes and which may have significantly fewer protections than those typically afforded to the notes. Moreover, the relevant resolution authority may exercise its authority to implement the Dutch Bail-in Power without providing any advance notice to the holders. For more information, see “Description of Notes — Agreement and Acknowledgment with Respect to the Exercise of Dutch Bail-in Power.” See also “— Regulatory action in the event of a bank failure could materially adversely affect the value of the notes.”

The circumstances under which the relevant resolution authority would exercise its proposed Dutch Bail-in Power are currently uncertain.

Despite there being proposed pre-conditions for the exercise of the Dutch Bail-in Power, there remains uncertainty regarding the specific factors which the relevant resolution authority would consider in deciding whether to exercise the Dutch Bail-in Power with respect to the relevant financial institution and/or securities, such as the notes, issued by that institution.

Moreover, as the final criteria that the relevant resolution authority would consider in exercising any Dutch Bail-in Power are expected to provide it with considerable discretion, holders may not be able to refer to publicly available criteria in order to anticipate a potential exercise of any such Dutch Bail-in Power and consequently its potential effect on the Group and the notes.

The rights of holders to challenge the exercise of any Dutch Bail-in Power by the relevant resolution authority are likely to be limited.

Holders may have no or only limited rights to challenge, to demand compensation for losses and/or seek a suspension of any decision of the relevant resolution authority to exercise its Dutch Bail-in Power or to have that decision reviewed by a judicial or administrative process or otherwise.

Holders have very limited remedies in the case of non-payment under the notes.

Under the terms of the notes, there is no event of default except in the event of our bankruptcy or, in certain circumstances, liquidation. The trustee and holders will be entitled to declare the principal amount of the notes due and payable prior to the scheduled maturity only upon our bankruptcy or a relevant liquidation (in which case the principal amount of the notes will be automatically accelerated). Your remedies for our breach of any obligations under the notes (including our obligation to pay amounts of principal and interest that have become due) are extremely limited, as described under “Description of Notes — Events of Default and Remedies.”

The non-payment of interest or principal on any interest payment date or redemption date (in whole or in part) is not an event of default under the terms of the notes or the Indenture. Accordingly, there is no right under the notes or the Indenture to accelerate any payments under the notes in such circumstances.

In addition, the exercise of the Dutch Bail-in Power by the relevant resolution authority with respect the notes will not constitute an event of default or a default under the notes or Indenture. By acquiring any of the notes, each holder and beneficial owner of the notes or any interest therein acknowledges and agrees that exercise of the Dutch Bail-in Power by the relevant resolution authority with respect to the notes will not give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act. See “Description of Notes — Agreement and Acknowledgment with Respect to the Exercise of Dutch Bail-in Power” above and “— Regulatory action in the event of a bank failure could materially adversely affect the value of the notes” below for more information with respect to exercise of the Dutch Bail-in Power.

The sole remedies of the holders and the trustee for our breach of any obligation under the notes or the Indenture shall be (1) to demand payment of any principal or interest that we fail to pay when it has become due and payable and, in the case of interest, where such failure continues for at least 30 days (provided that the trustee has provided us with notice of such failure to pay interest at least 15 days prior to the end of such 30-day period), (2) to seek enforcement of any of our other obligations under the notes or the Indenture (other than any payment obligation) or damages for our failure to satisfy any such obligation, (3) to exercise the remedies described under “Description of Debt Securities — Events of Default and Remedies — Limited Remedies for Non-Payment and Breach of Obligations; Trust Indenture Act Remedies” in the accompanying prospectus and (4) to claim in our liquidation or bankruptcy. The foregoing shall not prevent the holders or the trustee from instituting proceedings for our bankruptcy.

ING Group is a holding company with no operations and relies on its operating subsidiaries to provide it with dividend payments and other funds to meet its financial obligations and to pay out dividends.

ING Group is a holding company with no material, direct business operations. Its principal assets are the equity interests it directly or indirectly holds in its operating subsidiaries, principally held in or through ING Bank. As a result, it is dependent on dividends and other payments from its subsidiaries to generate the funds necessary to meet its financial obligations, including the payment of dividends and payment of principal and interest on the notes that it issues. The ability of its subsidiaries to make such distributions and other payments depends on their earnings and may be subject to statutory, legal, regulatory or contractual limitations.

Many of ING Group’s subsidiaries, including its bank subsidiaries, are subject to laws that restrict dividend payments or authorize regulatory bodies to block or reduce the flow of funds from those subsidiaries to ING Group. In addition, ING Group’s bank subsidiaries are subject to restrictions on their ability to lend or transact with affiliates and to minimum regulatory capital and other requirements, as well as restrictions on their ability to use client funds deposited with them to fund their businesses. Additional restrictions on related-party transactions, increased capital and liquidity requirements and additional limitations on the use of funds in client accounts, as well as lower earnings, can reduce the amount of funds available to meet the obligations of ING Group, and even require ING Group to provide additional funding to such subsidiaries. Restrictions or regulatory action of that kind could impede access to funds that ING Group needs to make payments on its obligations, including debt obligations, or dividend payments. In addition ING Group’s right to participate in a distribution of assets upon a subsidiary’s liquidation or reorganization is subject to the prior claims of the subsidiary’s creditors.

There is a trend towards increased regulation and supervision of ING Group’s subsidiaries by the governments and regulators in the countries in which those subsidiaries are located or do business. Concerns about protecting clients and creditors of financial institutions that are controlled by persons or entities located outside of the country in which such entities are located or do business have caused or may cause a number of governments and regulators to take additional steps to “ring fence” or maintain internal total loss-absorbing capacity at such entities in order to protect clients and creditors of such entities in the event of financial difficulties involving such entities. The result has been and may continue to be additional limitations on ING Group’s ability to efficiently move capital and liquidity among its affiliated entities, thereby increasing the overall level of capital and liquidity required by the firm on a consolidated basis.

Furthermore, ING Group has in the past and may in the future guarantee the payment obligations of certain of its subsidiaries, including ING Bank, subject to certain exceptions. Any such guarantee may require ING Group to provide substantial funds or assets to its subsidiaries or their creditors or counterparties at a time when ING Group or its subsidiaries are in need of liquidity to fund their own obligations.

The requirements for ING Group to develop and submit recovery and resolution plans to regulators, and the incorporation of feedback received from regulators, may require it to increase capital or liquidity levels or issue additional long-term debt at ING Group or particular subsidiaries or otherwise incur additional or duplicative operational or other costs at multiple entities, and may reduce its ability to provide ING Group guarantees of the obligations of our subsidiaries or raise debt at ING Group. Resolution planning may also impair ING Group’s ability to structure its intercompany and external activities in a manner that it may otherwise deem most operationally efficient. Furthermore, arrangements to facilitate ING Group’s resolution planning may cause it to be subject to additional costs such as resolution planning related taxes and funds. Any such limitations or requirements would be in addition to the legal and regulatory restrictions described above on ING Group’s ability to engage in capital actions or make intercompany dividends or payments.

The market value of the notes may be influenced by unpredictable factors.

Certain factors, many of which are beyond the Issuer’s control, will influence the value of the notes and the price, if any, at which securities dealers may be willing to purchase or sell the notes in the secondary market, including:

•	its creditworthiness from time to time;

•	supply and demand for the notes; and

•	economic, financial, political or regulatory events or judicial decisions that affect ING or the financial markets generally, including the introduction of any financial transactions tax.

Accordingly, if you sell your notes in the secondary market, you may not be able to obtain a price equal to the principal amount of the notes or a price equal to the price that you paid for the notes.

The Issuer may redeem the notes at any time for certain tax or loss absorption disqualification reasons.

The Issuer may redeem the notes of any series at any time in whole (but not in part) upon the occurrence of certain tax events or in the event of changes in treatment of the notes for purposes of certain loss absorption regulations, as described in the sections entitled “Description of Notes — Tax and Loss Absorption Disqualification Redemption” in this prospectus supplement and “Description of Debt Securities — Redemption and Repayment — Optional Tax and Regulatory Redemption” in the accompanying prospectus.

There is no established trading market for the notes and one may not develop.

Each series of notes is a new issue of securities and has no established trading market. Although application has been made to have the notes admitted to listing and to trading on the New York Stock Exchange (“NYSE”), there can be no assurance that an active trading market will develop. If the notes are traded after their initial issuance, they may trade at a discount to their initial offering price, depending upon prevailing interest rates, the market for similar securities, general economic conditions and the financial condition of the Issuer. Even if an active trading market does develop, it may not be liquid and may not continue. Therefore, investors may not be able to sell their notes easily or at prices that will provide them with a yield comparable to similar investments that have a developed secondary market. If the secondary market for the notes is limited, there may be few buyers for the notes and this may significantly reduce the relevant market price of the notes.

A downgrade, suspension or withdrawal of the rating assigned by any rating agency to the notes could cause the liquidity or market value of the notes to decline.

Upon issuance, it is expected that the notes will be rated by nationally recognized statistical ratings organizations and may in the future be rated by additional rating agencies. However, the Issuer is under no obligation to ensure the notes are rated by any rating agency and any rating initially assigned to the notes may be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, circumstances relating to the basis of the rating, such as adverse changes to the Issuer’s business, so warrant. If the Issuer determines to no longer maintain one or more ratings, or if any rating agency lowers or withdraws its rating, such event could reduce the liquidity or market value of the notes.

In addition to ratings assigned by any hired rating agencies, rating agencies not hired by the Issuer to rate the notes may assign unsolicited ratings. If any non-hired rating agency assigns an unsolicited rating to the notes, there can be no assurance that such rating will not differ from, or be lower than, the ratings provided by a hired rating agency. The decision to decline a rating assigned by a hired rating agency, the delayed publication of such rating or the assignment of a non-solicited rating by a rating agency not hired by the Issuer could adversely affect the market value and liquidity of the notes.

Credit ratings may not reflect all risks.

One or more independent credit rating agencies may assign credit ratings to the notes. The ratings may not reflect the potential impact of all risks related to the structure, market, Dutch Bail-in Power, additional factors discussed herein and other factors that may affect the value of the notes and the ability of the Issuer to make payments under the notes (including, but not limited to, market conditions and funding-related and operational risks inherent to the business of the Issuer). A credit rating is not a recommendation to buy, sell or hold securities. There is no assurance that a rating will remain for any given period of time or that a rating will not be suspended, lowered or withdrawn by the relevant rating agency if, in its judgment, circumstances in the future so warrant.

In the event that a rating assigned to the notes or the Issuer is subsequently suspended, lowered or withdrawn for any reason, no person or entity is obliged to provide any additional support or credit enhancement with respect to the notes. Real or expected downgrades, suspensions or withdrawals of credit ratings assigned to the Issuer or the notes could cause the liquidity or trading prices of the notes to decline significantly. Additionally, any uncertainty about the extent of any anticipated changes to the credit ratings assigned to the Issuer or the notes may adversely affect the market value of the notes.

Other changes in law may adversely affect the rights of holders of the notes.

Changes in law after the date hereof may affect the rights of holders as well as the market value of the notes. Such changes in law may include changes in statutory, tax and regulatory regimes during the life of the notes, which may have an adverse effect on an investment in the notes.

Any legislative and regulatory uncertainty could also affect an investor’s ability to accurately value the notes and, therefore, affect the trading price of the notes given the extent and impact on the notes that one or more regulatory or legislative changes, including those described above, could have on the notes.

Because the Issuer is incorporated under the laws of The Netherlands and many of the members of the Issuer’s Supervisory and Executive Board and officers reside outside of the United States, it may be difficult for you to enforce judgments against the Issuer or the members of the Issuer’s Supervisory and Executive Boards or officers.

Most of the Issuer’s Supervisory Board members, the Issuer’s Executive Board members and some of the experts named in the accompanying prospectus, as well as many of the Issuer’s officers are persons who are not residents of the United States, and most of the Issuer’s assets and their assets are located outside the United States. As a result, holders may not be able to serve process on those persons within the United States or to enforce in the United States judgments obtained in U.S. courts against the Issuer or those persons based on the civil liability provisions of the U.S. securities laws.

Holders also may not be able to enforce judgments of U.S. courts under the U.S. federal securities laws in courts outside the United States, including The Netherlands. The United States and The Netherlands do not currently have a treaty providing for the reciprocal recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters. Therefore, holders will not be able to enforce in The Netherlands a final judgment for the payment of money rendered by any U.S. federal or state court based on civil liability, even if the judgment is not based only on the U.S. federal securities laws, unless a competent court in The Netherlands gives binding effect to the judgment.

Risks related to the floating rate notes, which are linked to LIBOR.

The London Interbank Offered Rate and other interest rates or other types of rates and indices which are deemed to be “benchmarks” are the subject of ongoing national and international regulatory reform. Following the implementation of any such potential reforms, the manner of administration of benchmarks, including LIBOR, may change, with the result that they may perform differently than in the past, or benchmarks could be eliminated entirely, or there could be other consequences which cannot be predicted. In June 2016, the European Union adopted a Regulation (the “Benchmark Regulation”) on indices (such as LIBOR) used in the European Union as benchmarks in financial contracts. The Benchmark Regulation became effective as of January 1, 2018. It provides that administrators of benchmarks in the European Union generally must be authorized by or registered with regulators no later than January 1, 2020, and that they must comply with a code of conduct designed primarily to ensure reliability of input data, governing issues such as conflicts of interest, internal controls and benchmark methodologies. Benchmark administrators in the United Kingdom will be required to comply with the Benchmark Regulation so long as the United Kingdom remains part of the European Union (and possibly thereafter, depending on the terms of withdrawal), and will also be required to comply with U.K. national requirements. In addition, on July 27, 2017, the United Kingdom Financial Conduct Authority announced that it will no longer persuade or compel banks to submit rates for the calculation of the London Interbank Offered Rate benchmark after 2021. The announcement indicates that the continuation of the London Interbank Offered Rate on the current basis cannot and will not be guaranteed after 2021. The potential elimination of the London Interbank Offered Rate benchmark or any other benchmark, or changes in the manner of administration of any benchmark (including LIBOR), could require an adjustment to the terms and conditions, or result in other consequences, in respect of the floating rate notes, which are linked to LIBOR.

The terms and conditions of the floating rate notes provide for certain fallback arrangements in the event that LIBOR (including any page on which LIBOR may be published (or any successor service)) becomes unavailable or a Benchmark Event (as defined herein) otherwise occurs, including the possibility that the rate of interest could then be set by reference to a successor rate or an alternative rate and that such successor rate or alternative rate may be adjusted (if required) in order to reduce or eliminate, to the fullest extent reasonably practicable in the circumstances, any economic prejudice or benefit (as applicable) to holders of the floating rate notes arising out of the replacement of LIBOR, all as determined by the Issuer (acting in good faith and in consultation with an Independent Adviser (as defined herein), to the extent practicable). There is no guarantee that such adjustments will be determined or applied, or that their application will have a favorable impact on the rate of return received by holders of the floating rate notes. As a result, there is no guarantee any replacement of LIBOR for purposes of the notes will produce the same yield as the discontinued rate. All such changes may be made without any requirement for the consent or approval of holders of the floating rate notes. In certain circumstances the ultimate fallback for the purposes of calculation of interest for a particular Interest Period may result in the rate of interest for the last preceding Interest Period being used. For example, this may result in the effective application of a fixed rate for the floating rate notes based on the rate which was last observed on Reuters Page LIBOR01. See the sections entitled “Description of Notes — Description of floating rate notes” and “Description of Notes — LIBOR Discontinuation” in this prospectus supplement. In addition, due to the uncertainty concerning the availability of successor rates and alternative rates and the involvement of an Independent Adviser, the relevant fallback provisions may not operate as intended at the relevant time.

Any such consequences could have a material adverse effect on the trading market for, liquidity of, value of and return on the floating rate notes. Moreover, any of the above matters or any other significant change to the setting or existence of any relevant reference rate could affect the ability of the Issuer to meet its obligations under the floating rate notes or could have a material adverse effect on the value or liquidity of, and the amount payable under, the floating rate notes. Investors should consider these matters when making their investment decision with respect to the floating rate notes.

RECENT DEVELOPMENTS

On September 4, 2018, ING announced that it has entered into a settlement agreement with the Dutch Public Prosecution Service relating to investigations regarding various requirements for client on-boarding and the prevention of money laundering and corrupt practices. Under the terms of the agreement ING has agreed to pay a fine of €675 million and €100 million for disgorgement. These amounts will have a combined impact on the Group’s third quarter 2018 net result of €775 million, to be recorded as a special item. In connection with the investigations ING also received information requests from the SEC. On September 5, 2018, ING announced that it has received a formal notification from the SEC that it has concluded its investigation. In the letter dated September 4, 2018, the SEC Division of Enforcement stated that, based on information as of the date thereof, it does not intend to recommend an SEC enforcement action against ING. For further information on the settlement agreement, please see our Current Reports on Form 6-K filed with the SEC on September 4, 2018 (Film No. 181052144) and September 5, 2018 (Film No. 181053950), each of which is incorporated by reference into this prospectus supplement. We also refer you to the additional risks and risk factors identified in ING’s filings with the SEC, including in the 2017 Form 20-F, which is incorporated by reference into this prospectus supplement and which is available on the SEC’s website at http://www.sec.gov.

CAPITALIZATION AND INDEBTEDNESS

The following table shows the actual capitalization and indebtedness of the Group as of June 30, 2018 and the capitalization and indebtedness of the Group as of June 30, 2018 as adjusted for the issuance of the notes. The information in the following table is derived from the unaudited condensed consolidated financial statements of the Group as of June 30, 2018, which are incorporated by reference into this prospectus supplement. This table should be read together with such unaudited condensed consolidated financial statements and the notes thereto. The accounting principles used to prepare this information comply with IFRS as issued by the International Accounting Standards Board.

	At June 30, 2018		As Adjusted
	(in € millions)	(in $ millions) (3)	(in € millions)	(in $ millions) (3)
Capitalization
Share capital (1)	39	46	39	46
Share premium	17,049	19,908	17,049	19,908
Other reserves	3,495	4,081	3,495	4,081
Retained earnings	27,374	31,965	27,374	31,965
Shareholders’ equity (parent)	47,957	55,999	47,957	55,999
Non-controlling interests	734	857	734	857

Total equity	48,691	56,856	48,691	56,856

Outstanding indebtedness
Debt securities held at fair value through profit or loss	8,681	10,137	8,681	10,137
Debt securities in issue (2)	116,099	135,569
Subordinated loans	16,225	18,946	16,225	18,946

Total indebtedness	141,005	164,652

Total capitalization and indebtedness	189,696	221,508

Group contingent liabilities and commitments	148,944	173,922	148,944	173,922
Cash and cash equivalents	37,108	43,331

(1)	Ordinary shares (nominal value €0.01 per share; authorized approximately 14,729,000,000; issued approximately 3,891,520,474).

(2)

The notes will be classified as liabilities on the balance sheet and will be included under debt securities in issue. For purposes of the Euro-denominated “as adjusted” column, the principal amount of the notes in U.S. dollars has been translated into Euro amounts at the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York (the “Noon Buying Rate”) on June 29, 2018 of $1.00 to €0.8564.

(3)

Euro amounts have been translated into U.S. dollars at the Noon Buying Rate on June 29, 2018 of $1.1677 to €1.00 (except for the principal amount of the notes which have not been translated from Euro amounts).

(4)	On August 14, 2018, the Group paid an interim dividend of €0.24 per share for an aggregate interim dividend payment of €934 million.

(5)

On September 4, 2018, ING announced that it has entered into a settlement agreement with the Dutch Public Prosecution Service relating to investigations regarding various requirements for client on-boarding and the prevention of money laundering and corrupt practices. See the section entitled “Recent Developments” in this prospectus supplement for more information.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDEND REQUIREMENTS

The ratios of earnings to fixed charges and preferred stock dividend requirements for each of the periods set forth below has been computed on a consolidated basis and should be read in conjunction with our consolidated financial statements, including the accompanying notes thereto, incorporated by reference in this prospectus supplement and the accompanying prospectus. For purposes of these computations, earnings are defined as the sum of pre-tax profit, total interest expense and losses from investments accounted under the equity method. Fixed charges are the sum of total interest expense from the banking operations, other interest expense and interest credited on investment contracts and universal life-type contracts (FAS 97). Preferred stock dividend is the sum of dividend in preference shares and dividend in preference shares — TIER 1 capital.

	Year ended December 31,					Six months ended June 30, 2018
	2013	2014	2015	2016	2017
Earnings to Fixed Charges (1)	1.14	1.09	1.22	1.20	1.27	1.59
Earnings to Combined Fixed Charges and Preferred Stock Dividend (1)	1.14	1.09	1.22	1.20	1.27	1.59

(1)	Including interest on deposits.

USE OF PROCEEDS

After deduction of the underwriting compensation stated on the cover of this prospectus supplement and expenses payable by the Issuer estimated at $            , the net proceeds from the sale of the notes are estimated to be $            . The Issuer intends to use the net proceeds of the offering of the notes for its general corporate purposes.

DESCRIPTION OF NOTES

The following description of the notes supplements the description of the notes in the accompanying prospectus. If this prospectus supplement is inconsistent with the accompanying prospectus, this prospectus supplement will prevail with regard to the notes. Accordingly, to the extent that certain sections in the following description of the notes provide for different terms than in the applicable corresponding sections in the accompanying prospectus, then the sections in the following description shall supersede and replace in their entirety the applicable corresponding sections in the accompanying prospectus.

Each of the fixed rate notes and the floating rate notes will constitute a series of Senior Debt Securities issued under the Indenture. The terms of the notes include those stated in the Indenture and any supplements thereto, and those terms made part of the Indenture by reference to the Trust Indenture Act.

References to “you” and “holder” in the subsections “— Agreement and Acknowledgement with Respect to the Exercise of Dutch Bail-in Power,” “— Subsequent Holders’ Agreement” and “— Payment of Additional Amounts” below, include beneficial owners of the notes.

Description of the Fixed Rate Notes

The fixed rate notes will be issued in the aggregate principal amount, and unless previously redeemed and cancelled will mature on the Maturity Date and will bear interest at the rate per annum, set forth in the table below:

	Aggregate Principal Amount	Maturity Date	Fixed Interest Rate
2023 notes	$	, 2023		%
2028 notes	$	, 2028		%

Interest on the fixed rate notes will be payable semi-annually in arrear on              and              of each year (each a “Fixed Rate Interest Payment Date”), commencing on             , 2019. The regular record dates for the fixed rate notes will be the Business Day immediately preceding each Fixed Rate Interest Payment Date (or, if the fixed rate notes are held in definitive form, the 15th Business Day preceding each Fixed Rate Interest Payment Date).

If any scheduled Fixed Rate Interest Payment Date is not a Business Day, we will pay interest on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after the scheduled Fixed Rate Interest Payment Date. If the Maturity Date or date of redemption or repayment is not a Business Day, we may pay interest and principal and/or any amount payable upon redemption of the fixed rate notes on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after such Maturity Date or date of redemption or repayment. Interest on the fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months.

Description of the Floating Rate Notes

The floating rate notes will be issued in an aggregate principal amount of $            , and unless previously redeemed and cancelled will mature on             , 2023, the Maturity Date for the floating rate notes, and will bear interest at a floating rate equal to LIBOR plus         % per annum (the “Floating Interest Rate”), payable quarterly in arrear on             ,             ,              and              of each year (each, a “Floating Rate Interest Payment Date”), commencing on             , 2018. The regular record dates for the floating rate notes will be the Business Day immediately preceding each Floating Rate Interest Payment Date (or, if the floating rate notes are held in definitive form, the 15th Business Day preceding each Floating Rate Interest Payment Date).

If any Floating Rate Interest Payment Date, other than the Maturity Date for the floating rate notes, would fall on a day that is not a Business Day, the Floating Rate Interest Payment Date will be postponed to the next succeeding Business Day, except that if that Business Day falls in the next succeeding calendar month, the Floating Rate Interest Payment Date will be the immediately preceding Business Day. If the Maturity Date or date of redemption or repayment is not a Business Day, we may pay interest and principal and/or any amount payable upon redemption of the floating rate notes on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after such Maturity Date or date of redemption or repayment.

Each interest period on the floating rate notes will begin on (and include) a Floating Rate Interest Payment Date and end on (but exclude) the following Floating Rate Interest Payment Date (each, an “Interest Period”); provided that the first Interest Period will begin on and include             , 2018 and will end on, but exclude,             , 2018. The interest determination date (“Interest Determination Date”) for the first Interest Period will be the second London banking day preceding the Issue Date (which is             , 2018) and the Interest Determination Date for each succeeding Interest Period will be on the second London banking day preceding the applicable Interest Reset Date. “London banking day” means any day on which dealings in U.S. dollars are transacted in the London interbank market.

The initial Floating Interest Rate on the floating rate notes will be equal to LIBOR, as determined on            , 2018, plus         % per annum. Thereafter, the rate of interest on the floating rate notes will be reset quarterly on            ,             ,              and          in each year (each, an “Interest Reset Date”), commencing on            , 2018; provided that the interest rate in effect from (and including)            , 2018 to (but excluding) the first Interest Reset Date will be the initial Floating Interest Rate. If any Interest Reset Date would fall on a day that is not a Business Day, the Interest Reset Date will be postponed to the next succeeding Business Day, except that if that Business Day falls in the next succeeding calendar month, the Interest Reset Date will be the immediately preceding Business Day.

Interest on the floating rate notes will be computed on the basis of the actual number of days in each Interest Period and a 360-day year.

The Calculation Agent for the floating rate notes is The Bank of New York Mellon acting through its London branch, or its successor appointed by the Issuer. The Calculation Agent will determine the Floating Interest Rate for each Interest Period for the floating rate notes by reference to LIBOR on the applicable Interest Determination Date. Promptly upon such determination, the Calculation Agent will notify the Issuer and the trustee (if the Calculation Agent is not the trustee) of the new interest rate for the floating rate notes. Upon the request of the holder of any floating rate note, the Calculation Agent will provide the Floating Interest Rate then in effect and, if determined, the Floating Interest Rate that will become effective on the next Interest Reset Date.

Subject to the circumstances described under “— LIBOR Discontinuation” below, LIBOR will be determined by the Calculation Agent in accordance with the following provisions:

(1)

with respect to any Interest Determination Date, LIBOR will be the rate (expressed as a percentage per annum) for deposits in U.S. dollars having a maturity of three months commencing on the related Interest Reset Date that appears on Reuters Page LIBOR01 as of 11:00 a.m., London time, on that Interest Determination Date; and

(2)

with respect to an Interest Determination Date on which no rate appears on Reuters Page LIBOR01, the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market (which may include affiliates of the underwriters), as selected and identified by the Issuer, to provide its offered quotation (expressed as a percentage per annum) for deposits in U.S. dollars for the period of three months, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, then LIBOR on that Interest Determination Date will be the arithmetic mean (rounded if necessary to the fourth decimal place with 0.00005 being rounded upwards) of those quotations. If fewer than two quotations are provided, then LIBOR on the Interest Determination Date will be the arithmetic mean of the rates at which the reference banks were offered at approximately 11:00 a.m., London time, on the Interest Determination Date deposits in U.S. dollars for the period of three months, commencing on the related Interest Rest Date and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time, by leading banks in the London inter-bank market. If at least two such rates are so provided, LIBOR on the Interest Determination Date will be the arithmetic mean (rounded if necessary to the fourth decimal place with 0.00005 being rounded upwards) of such rates. If fewer than two such rates are provided, then LIBOR on the Interest Determination date will be the offered rate for deposits in U.S. dollars for the period of three months, commencing on the related Interest Payment Date and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time (or arithmetic mean of such rates, rounded as provided above, if more than one rate is provided), at which, at approximately 11:00 a.m., London time, on the Interest Determination Date, any one or more banks (which bank or banks is or are in the opinion of the Issuer suitable for such purpose) informs the Calculation Agent it is quoting to leading banks in the London inter-bank market. If LIBOR cannot be determined in accordance with the foregoing provisions of this paragraph, LIBOR on the Interest Determination Date will be LIBOR in effect with respect to the immediately preceding Interest Determination Date.

“Reuters Page LIBOR01” means the display that appears on Reuters Page LIBOR01 or any page as may replace such page on such service (or any successor service) for the purpose of displaying London interbank offered rates of major banks for U.S. dollars.

All percentages resulting from any calculation of any Floating Interest Rate will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or 0.09876545) would be rounded to 9.87655% (or 0.0987655)), and all dollar amounts would be rounded to the nearest cent, with one-half cent being rounded upward.

All calculations made by the Calculation Agent for the purposes of calculating interest on the floating rate notes shall be conclusive and binding on the holders of the floating rate notes, the Issuer and the trustee, absent manifest error.

For any interest period, if LIBOR is negative, then it would reduce the Floating Interest Rate payable for such interest period below the specified margin. Accordingly, holders may receive a Floating Interest Rate that is lower than the specified margin.

LIBOR Discontinuation

Notwithstanding the provisions described under “— Description of the Floating Rate Notes” above, if a Benchmark Event occurs when any Floating Interest Rate (or any component part thereof) remains to be determined by reference to LIBOR, then the Issuer shall use its reasonable endeavors to appoint and consult with an Independent Adviser, as soon as reasonably practicable, with a view to the Issuer determining a Successor Rate, failing which an Alternative Rate and, in either case, an Adjustment Spread, if any, and Benchmark Amendments, if any.

If the Issuer, following consultation with the Independent Adviser, to the extent practicable, and acting in good faith, determines:

(1)

that there is a Successor Rate, then such Successor Rate shall (subject to adjustment as provided below) subsequently be used in place of LIBOR to determine the Floating Interest Rate (or the relevant component part thereof) for all future payments of interest on the floating rate notes; or

(2)

that there is no Successor Rate but that there is an Alternative Rate, then such Alternative Rate shall (subject to adjustment as provided below) subsequently be used in place of LIBOR to determine the Floating Interest Rate (or the relevant component part thereof) for all future payments of interest on the floating rate notes.

If the Issuer determines any Successor Rate or Alternative Rate in accordance with this section “— LIBOR Discontinuation” fewer than five (5) Business Days prior to the relevant Interest Determination Date, then the Floating Interest Rate on such Interest Determination Date will be calculated using LIBOR in effect with respect to the immediately preceding Interest Determination Date. For subsequent Interest Periods, the Floating Interest Rate will be calculated using the Successor Rate or Alternative Rate (subject to adjustment as provided below).

If the Issuer, following consultation with the Independent Adviser, to the extent practicable, and acting in good faith, determines (i) that an Adjustment Spread is required to be applied to the Successor Rate or the Alternative Rate (as the case may be) and (ii) the quantum of, or a formula or methodology for determining, such Adjustment Spread, then such Adjustment Spread shall be applied to the Successor Rate or the Alternative Rate (as the case may be). If the Issuer is unable to determine the quantum of, or a formula or methodology for determining, such Adjustment Spread, then such Successor Rate or Alternative Reference Rate, as applicable, will apply without an Adjustment Spread.

If any Successor Rate, Alternative Rate or Adjustment Spread is determined in accordance with this section “— LIBOR Discontinuation” and the Issuer, following consultation with the Independent Adviser, to the extent practicable, and acting in good faith, determines (i) that amendments to any terms and conditions of the floating rate notes, including the Successor Rate or Alternative Rate, as applicable, or, in each case, the Adjustment Spread, as well as the day count fraction, business day convention, the definitions of Business Day, London banking day, Interest Determination Date, Interest Period or Floating Rate Interest Payment Date, and any related provisions and definitions, are necessary to ensure the proper operation of such Successor Rate, Alternative Rate and/or Adjustment Spread (such amendments, the “Benchmark Amendments”) and (ii) the terms and conditions of such Benchmark Amendments, then the Issuer may, without any requirement for the consent or approval of holders of the floating rate notes, amend the terms and conditions of the floating rate notes to give effect to such Benchmark Amendments with effect from the date specified in a notice given in to the Trustee.

Upon receipt of satisfactory documentation, the Trustee and the Calculation Agent shall, at the direction and expense of the Issuer, effect such amendments as may be required in order to give effect to this section “— LIBOR Discontinuation” pursuant to a supplemental indenture or an amendment to the Indenture, or amendment to the Calculation Agency Agreement, or issuances and authentication of new global or definitive notes in respect of the floating rate notes, and the Trustee shall not be liable to any party for any consequences thereof, save as provided in the Indenture and the floating rate notes. No consent of holders of floating rate notes will be solicited or required in connection with effecting the Successor Rate, Alternative Rate, Adjustment Spread or Benchmark Amendments, as applicable, including for the execution of any documents, amendments to the Indenture, Calculation Agency Agreement or floating rates notes or other steps by the Issuer, the Trustee, the Calculation Agent or any paying agent (if required).

The Issuer will, promptly following the determination of any the Successor Rate, Alternative Rate, Adjustment Spread or Benchmark Amendments, as applicable, give notice thereof, which shall specify the effective date(s) for such Successor Rate, Alternative Rate, Adjustment Spread or Benchmark Amendments, as applicable, and of any changes to the terms and conditions of the floating rate notes to the Trustee, the Calculation Agent, any paying agent and DTC or the holders of the floating rate notes, as applicable; provided that failure to provide such notice will have no impact on the effectiveness of, or otherwise invalidate, any such determination; and provided further that the determination of any Successor Rate, Alternative Rate, Adjustment Spread or Benchmark Amendments, as applicable, and any other related changes to the floating rate notes, shall be made in accordance with the Capital Regulations applicable to the Group in force at the relevant time. In effecting any consequential amendments to the terms of the floating rate notes as may be directed by the Issuer in accordance with this section “— LIBOR Discontinuation”, neither the Trustee nor the Calculation Agent shall be required to effect any amendments that affects its respective own rights, duties or immunities in their respective capacities as Trustee or Calculation Agent under the Indenture, the Calculation Agency Agreement or otherwise.

By its acquisition of floating rate notes, each holder and beneficial owner of the floating rate notes and each subsequent holder and beneficial owner acknowledges, accepts, agrees to be bound by, and consents to, the Issuer’s determination of the Successor Rate, Alternative Rate, Adjustment Spread or Benchmark Amendments, as applicable, as contemplated by this section “— LIBOR Discontinuation”, and to any amendment or alteration of the terms and conditions of the floating rate notes, including an amendment of the amount of interest due on the floating rate notes, as may be required in order to give effect to this section “— LIBOR Discontinuation”. The Trustee shall be entitled to rely on this deemed consent in connection with any supplemental indenture or amendment which may be necessary to effect the Successor Rate, the Alternative Rate the Adjustment Spread or the Benchmark Amendments, as applicable.

By its acquisition of floating rate notes, each holder and beneficial owner of floating rate notes and each subsequent holder and beneficial owner waives any and all claims in law and/or equity against the Trustee, the Calculation Agent and any paying agent for, agrees not to initiate a suit against the Trustee, the Calculation Agent and any paying agent in respect of, and agrees that neither the Trustee, the Calculation Agent or any paying agent will be liable for, any action that the Trustee, the Calculation Agent or any paying agent, as the case may be, takes, or abstains from taking, in each case in accordance with this section “— LIBOR Discontinuation” or any losses suffered in connection therewith.

By its acquisition of floating rate notes, each holder and beneficial owner of floating rate notes and each subsequent holder and beneficial owner agrees that neither the Trustee, the Calculation Agent or any paying agent will have any obligation to determine any Successor Rate, Alternative Rate, Adjustment Spread or Benchmark Amendments, as applicable, including in the event of any failure by the Issuer to determine any Successor Rate, Alternative Rate, Adjustment Spread or Benchmark Amendments, as applicable.

An Independent Adviser appointed pursuant to this section “— LIBOR Discontinuation” will act in good faith as an expert and (in the absence of fraud) shall have no liability whatsoever to the Issuer, the Trustee, the Calculation Agent, any paying agent or the holders of floating rate notes for any determination made by it or for any advice given to the Issuer in connection with any determination made by the Issuer pursuant to this section “— LIBOR Discontinuation”.

Notwithstanding any other provision of this section “— LIBOR Discontinuation”, the Issuer may decide that no Successor Rate, Alternative Rate, Adjustment Spread or Benchmark Amendments, as applicable, will be adopted if and to the extent that, in the determination of the Issuer, such adoption or amendment could reasonably be expected to result in the exclusion of the floating rate notes (in whole or in part) from the Issuer’s and/or the Regulatory Group’s minimum requirements for (A) own funds and eligible liabilities and/or (B) loss absorbing capacity instruments, in each case as such minimum requirements are applicable to the Issuer and/or the Regulatory Group and as determined in accordance with, and pursuant to, the relevant Loss Absorption Regulations.

“Adjustment Spread” means either a spread (which may be positive or negative), or the formula or methodology for calculating a spread, in either case, which the Issuer, following consultation with the Independent Adviser, to the extent practicable, and acting in good faith, determines is required to be applied to the Successor Rate or the Alternative Rate (as the case may be) to reduce or eliminate, to the extent reasonably practicable in the circumstances, any economic prejudice or benefit (as the case may be) to holders of floating rate notes as a result of the replacement of LIBOR with the Successor Rate or the Alternative Rate (as the case may be) and is the spread, formula or methodology which:

(i)	in the case of a Successor Rate, is formally recommended in relation to the replacement of LIBOR with the Successor Rate by any Relevant Nominating Body;

(ii)

in the case of a Successor Rate, if no such recommendation has been made, or in the case of an Alternative Rate, the Issuer determines, following consultation with the Independent Adviser, to the extent practicable, and acting in good faith, is recognized or acknowledged as being the industry standard for over-the-counter derivative transactions which reference LIBOR, where such rate has been replaced by the Successor Rate or the Alternative Rate (as the case may be); or

(iii)

if the Issuer determines that no such industry standard is recognized or acknowledged, the Issuer, in its discretion, following consultation with the Independent Adviser, to the extent practicable, and acting in good faith, determines to be appropriate.

“Alternative Rate” means an alternative benchmark or screen rate which the Issuer determines in accordance with this section “— LIBOR Discontinuation” has replaced LIBOR in customary market usage in the international debt capital markets for the purposes of determining rates of interest (or the relevant component part thereof) for the same interest period and in U.S. dollars.

“Benchmark Event” means:

(i)	LIBOR ceasing be published for a period of at least five (5) Business Days or ceasing to exist;

(ii)

a public statement by the administrator of LIBOR that it will, by a specified date within the following six (6) months, cease LIBOR permanently or indefinitely (in circumstances where no successor administrator has been appointed that will continue publication of LIBOR);

(iii)	a public statement by the supervisor of the administrator of LIBOR that LIBOR has been or will, by a specified date within the following six (6) months, be permanently or indefinitely discontinued;

(iv)

a public statement by the supervisor of the administrator LIBOR that means LIBOR will be prohibited from being used or that its use will be subject to restrictions or adverse consequences, in each case within the following six (6) months; or

(v)	it has become unlawful for any paying agent, Calculation Agent, the Issuer or other party to calculate any payments due to be made to any holder of floating rate notes using LIBOR.

“Independent Adviser” means an independent financial institution of international repute or an independent financial adviser with appropriate expertise appointed by the Issuer.

“Relevant Nominating Body” means, in respect of a benchmark or screen rate (as applicable):

(i)	the central bank for the U.S. dollar, or any central bank or other supervisory authority which is responsible for supervising the administrator of LIBOR; or

(ii)

any working group or committee sponsored by, chaired or co-chaired by or constituted at the request of (a) the central bank for the U.S. dollar, (b) any central bank or other supervisory authority which is responsible for supervising the administrator of LIBOR, (c) a group of the aforementioned central banks or other supervisory authorities or (d) the Financial Stability Board or any part thereof.

“Successor Rate” means a successor to or replacement of LIBOR which is formally recommended by any Relevant Nominating Body.

Ranking

The notes shall constitute the Issuer’s unsecured and unsubordinated obligations, ranking pari passu without any preference among themselves and equally with all of the Issuer’s other unsecured and unsubordinated obligations from time to time outstanding, save as otherwise provided by law. In addition, see “Risk Factors — The notes are obligations only of the Issuer, and claims against the Issuer are structurally subordinated to the creditors of and other claimants against its subsidiaries.”

Waiver of Right of Set-off

Subject to applicable law, neither any holder or beneficial owner of the notes nor the trustee acting on behalf of the holders and beneficial owners of the notes may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by us in respect of, or arising under, or in connection with, the notes or the Indenture, and each holder and beneficial owner of the notes, by virtue of its holding of any such notes or any interest therein, and the trustee acting on behalf of the holders and beneficial owners of the notes, shall be deemed to have waived all such rights of set-off, compensation or retention. If, notwithstanding the above, any amounts due and payable to any holder or beneficial owner of a note or any interest therein by us in respect of, or arising under, the notes or the Indenture are discharged by set-off, such holder or beneficial owner shall, subject to applicable law, immediately pay an amount equal to the amount of such discharge to us (or, in the event of our liquidation (upon dissolution (ontbinding) or otherwise) or a moratorium of payments (surseance van betaling), or if we are declared bankrupt (failliet verklaard), our liquidator or administrator, as the case may be) and, until such time as payment is made, shall hold an amount equal to such amount in trust (where possible) or otherwise for us (or our liquidator or administrator, as the case may be) and, accordingly, any such discharge shall be deemed not to have taken place. By its acquisition of the notes, each holder and beneficial owner agrees to be bound by these provisions relating to waiver of set-off. No holder of the notes shall be entitled to proceed directly against us except as described in “Description of Debt Securities — Events of Default and Remedies — Limitation on Suits” in the accompanying prospectus.

Tax and Loss Absorption Disqualification Redemption

The Issuer may redeem one or more series of the notes in whole, but not in part, upon the occurrence of certain loss absorption regulations that would result in either a full or partial disqualification of the notes under the applicable requirements of such loss absorption regulations. See “Description of Debt Securities — Redemption and Repayment — Optional Tax and Regulatory Redemption” in the accompanying prospectus.

Notice of Redemption

The Issuer shall give notice of any redemption of the notes not less than 30 days or more than 60 days prior to the redemption date to the holders of the notes and to the trustee at least 30 business days prior to such date, unless a shorter notice period shall be satisfactory to the trustee. The redemption notice shall state: (1) the redemption date, (2) the redemption price, (3) that, on the redemption date, each note will be redeemed and that, subject to certain exceptions, interest will cease to accrue after that date, (4) the place or places where the notes are to be surrendered for payment of the redemption price and (5) the CUSIP, Common Code and/or ISIN number or numbers, if any, with respect to the notes being redeemed.

The Issuer shall deliver to the trustee an opinion from a recognized law or tax firm of international standing, chosen by the Issuer, prior to delivering any notice of a redemption upon the occurrence of certain tax events, confirming that the Issuer is entitled to exercise its right of redemption as a result of such tax events.

A notice of redemption shall be irrevocable, except that the exercise of the Dutch Bail-In Power by the relevant resolution authority prior to the date fixed for redemption shall automatically revoke such notice and no notes shall be redeemed and no payment in respect of the notes shall be due and payable.

If the Issuer has elected to redeem the notes but prior to the payment of the redemption price with respect to such redemption the relevant resolution authority exercises its Dutch Bail-in Power with respect to the Issuer, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption price will be due and payable.

Conditions to Redemption and Purchase

Notwithstanding any other provision, we may redeem or purchase the notes (and give notice thereof to the holders of such notes in the case of redemption) only if we have obtained the prior permission of the relevant resolution authority and/or competent authority, as appropriate, at the time of redemption or purchase, if such permission is at the relevant time and in the relevant circumstances required, and subject to applicable law or regulation (including without limitation under Directive 2013/36/EU (CRD IV), Regulation (EU) No 575/2013 (CRR including articles 77 and 78 thereof), Commission Delegated Regulation (EU) No 241/2014 and Regulation (EU) No 806/2014 (SRMR), as may be amended or replaced from time to time, and any delegated or implementing acts, laws, regulations, regulatory technical standards, rules or guidelines once in effect in The Netherlands and as then in effect).

As of the date of this prospectus supplement, the relevant resolution authority is the Single Resolution Board and the competent authority is the European Central Bank.

Cancellation

All notes redeemed or repurchased by the Issuer shall forthwith be cancelled. All notes purchased on behalf of the Issuer by any member of the Group other than the Issuer may be held, reissued, resold or, at the option of the Issuer, surrendered for cancellation to the trustee. Notes so surrendered shall be cancelled forthwith. Any notes so surrendered for cancellation may not be reissued or resold and the obligations of the Issuer in respect of any such notes shall be discharged.

Agreement and Acknowledgement with Respect to the Exercise of Dutch Bail-in Power

With a view to Article 55 of the Directive 2014/59/EU of the European Parliament and of the Council (the “Bank Recovery and Resolution Directive” or “BRRD”), the Issuer has included the following two paragraphs in the terms of the notes:

(a)

By acquiring any notes, each holder and beneficial owner of a note or any interest therein acknowledges, agrees to be bound by, and consents to the exercise of, any Dutch Bail-in Power by the relevant resolution authority that may result in the cancellation of all, or a portion, of the principal amount of, or interest on, the notes and/or the conversion of all, or a portion, of the principal amount of, or interest on, the notes into shares or other securities or other obligations of the Issuer or another person, including by means of a variation to the terms of the notes or any expropriation of the notes, in each case, to give effect to the exercise by the relevant resolution authority of such Dutch Bail-in Power (whether at the point of non-viability or as taken together with a resolution action). Each holder and beneficial owner of a note or any interest therein further acknowledges and agrees that the rights of the holders and beneficial owners of the notes are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any Dutch Bail-in Power by the relevant resolution authority. In addition, by acquiring any notes, each holder and beneficial owner of a note or any interest therein further acknowledges, agrees to be bound by, and consents to the exercise by the relevant resolution authority of, any power to suspend any payment in respect of the notes for a temporary period.

(b)

For these purposes, a “Dutch Bail-in Power” is any statutory write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in The Netherlands in effect and applicable in The Netherlands to the Issuer or other members of the Group, including but not limited to any such laws, regulations, rules or requirements that are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms (including but not limited to the BRRD and Regulation (EU) No 806/2014 of the European Parliament and of the Council (the “SRM Regulation”)) and/or within the context of a Dutch resolution regime under the Dutch Intervention Act and any amendments thereto, or otherwise, pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled and/or converted into shares or other securities or obligations of the obligor or any other person or may be expropriated (and a reference to the “relevant resolution authority” is to any authority with the ability to exercise a Dutch Bail-in Power).

The Dutch Bail-in Power may be imposed without any prior notice by the relevant resolution authority of its decision to exercise such power. No principal of, or interest on, the notes shall become due and payable after the exercise of any Dutch Bail-in Power by the relevant resolution authority except as permitted under the laws and regulations of The Netherlands and the European Union applicable to the Issuer.

In addition, the exercise of any Dutch Bail-In Power may require interests in the notes and/or other actions implementing any Dutch Bail-In Power to be held or taken, as the case may be, through clearing systems, intermediaries or persons other than DTC.

See also “Risk Factors — Under the terms of the notes, you have agreed to be bound by the exercise of any Dutch Bail-in Power by the relevant resolution authority.”

By acquiring any notes, each holder and beneficial owner of a note or any interest therein, to the extent permitted by the Trust Indenture Act, shall be deemed to waive any and all claims against the trustee for, and to agree not to initiate a suit against the trustee in respect of, and to agree that the trustee shall not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the exercise of the Dutch Bail-in Power by the relevant resolution authority with respect to the notes.

The Issuer shall provide a written notice directly to DTC as soon as practicable of any exercise of the Dutch Bail-in Power with respect to the notes by the relevant resolution authority for purposes of notifying holders of such occurrence, including the amount of any cancellation of all, or a portion, of the principal amount of, or interest on, such capital securities. The Issuer shall also deliver a copy of such notice to the trustee for information purposes. Failure to provide such notices will not have any impact on the effectiveness of, or otherwise invalidate, any such exercise of the Dutch Bail-in Power.

By acquiring any notes, each holder of the notes acknowledges and agrees that the exercise of the Dutch Bail-in Power by the relevant resolution authority with respect to the notes shall not give rise to a default for purposes of Section 315(b) (Notice of Defaults) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

By acquiring any notes, each holder and beneficial owner of a note or any interest therein acknowledges and agrees that, upon the exercise of any Dutch Bail-in Power by the relevant resolution authority, (a) the trustee shall not be required to take any further directions from holders of the notes under Section 5.15 (Control by Holders) of the Indenture and (b) the Indenture shall impose no duties upon the trustee whatsoever with respect to the exercise of any Dutch Bail-in Power by the relevant resolution authority. If holders or beneficial owners of the notes have given a direction to the trustee pursuant to Section 5.15 of the Indenture prior to the exercise of any Dutch Bail-in Power by the relevant resolution authority, such direction shall cease to be of further effect upon such exercise of any Dutch Bail-in Power and shall become null and void at such time. Notwithstanding the foregoing, if, following the completion of the exercise of the Dutch Bail-in Power by the relevant resolution authority, the notes remain outstanding (for example, if the exercise of the Dutch Bail-in Power results in only a partial write-down of the principal of the notes), then the trustee’s duties under the Indenture shall remain applicable with respect to the notes following such completion to the extent that the Issuer and the trustee shall agree.

By acquiring any of the notes, each holder of the notes shall be deemed to have (a) consented to the exercise of any Dutch Bail-in Power as it may be imposed without any prior notice by the relevant resolution authority of its decision to exercise such power with respect to the relevant notes and (b) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds the relevant notes to take any and all necessary action, if required, to implement the exercise of any Dutch Bail-in Power with respect to the relevant notes as it may be imposed, without any further action or direction on the part of such holder or the trustee.

Under the terms of each of the 2023 notes, the 2028 notes and the floating rate notes, the exercise of the Dutch Bail-in Power by the relevant resolution authority with respect to the relevant notes will not be an Event of Default (as defined in the Indenture).

Events of Default and Remedies

Holders of notes will not be entitled to declare the principal amount of the notes due and payable under any circumstances other than as described in the section entitled “Description of Debt Securities — Events of Default and Remedies — Events of Default and Acceleration of Principal” in the accompanying prospectus. Holders’ remedies for the Issuer’s breach of any obligations under the notes, including the Issuer’s obligation to make payments of principal and interest, are extremely limited as described in the section entitled “Description of Debt Securities — Events of Default and Remedies — Limited Remedies for Non-Payment and Breach of Obligations; Trust Indenture Act Remedies” in the accompanying prospectus.

Payment of Additional Amounts

Payment of “Additional Amounts” as defined in the accompanying prospectus, if any, shall be made under the circumstances described in the section entitled “Description of Debt Securities — Payment of Additional Amounts with Respect to the Debt Securities” in the accompanying prospectus.

Subsequent Holders’ Agreement

Holders or beneficial owners of notes that acquire them in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders or beneficial owners of the notes that acquire the notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the notes, including in relation to the Dutch Bail-in Power.

Paying Agent

The principal corporate trust office of the trustee in The City of New York is designated as the principal paying agent. The Issuer may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

Governing Law

The Indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York, except for the waiver of set-off provisions, which will be governed by Dutch law.

Book-Entry Issuance

The notes will be issued initially as registered global securities in book-entry form and will be represented by one or more global certificates registered in the name of a nominee of DTC. You may only hold beneficial interests in the notes through DTC and its participants, including Euroclear and Clearstream Banking. Indirect holders trading their beneficial interests in the notes through DTC must trade in DTC’s same-day funds settlement system and pay in immediately available funds. Secondary market trading through Euroclear and Clearstream Banking will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream Banking. See “Clearance and Settlement” in the accompanying prospectus for more information about these clearing systems. The notes will be issued in definitive form only in the limited circumstances described under “Legal Ownership and Book-Entry Issuance — Owner’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated” in the accompanying prospectus. If notes in definitive form are issued, they will be serially numbered and in denominations of $200,000 and integral multiples of $1,000 in excess thereof.

Payment of principal of and interest (if any) on the notes, so long as the notes are represented by global certificates, will be made in immediately available funds. Beneficial interests in the global certificates will trade in the same-day funds settlement system of DTC, and secondary market trading activity in such interests will settle in same-day funds.

Each beneficial owner of notes issued in book-entry form shall be deemed to make each of the same acknowledgements, agreements and representations that each register noteholder is deemed to make.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

Although the matter is not free from doubt, it is the opinion of Sullivan & Cromwell LLP that the notes should be treated as debt issued without original issue discount, and accordingly should not be subject to the special U.S. federal income tax considerations applicable to original issue discount securities. For a discussion of the U.S. tax considerations applicable to the notes, please review the section entitled “Taxation — Materials Tax Consequences of Owning Our Debt Securities — U.S. Taxation” in the accompanying prospectus.

Although the matter is not free from doubt, it is the opinion of Sullivan & Cromwell LLP that the floating rate notes should be treated as variable rate debt securities for U.S. federal income tax purposes. Please see the section entitled “Taxation — Materials Tax Consequences of Owning Our Debt Securities — U.S. Taxation — U.S. Holders — Original Issue Discount — Variable Rate Debt Securities” in the accompanying prospectus.

DUTCH TAX CONSIDERATIONS

For a discussion of the material Dutch tax considerations applicable to holding the notes, please review the section entitled “Taxation — Material Tax Consequences of Owning Our Debt Securities — Netherlands Taxation” in the accompanying prospectus. It is the opinion of PricewaterhouseCoopers Belastingadviseurs N.V. that the notes should be treated as debt for Dutch income tax purposes.

UNDERWRITING

Subject to the terms and conditions set forth in the Underwriting Agreement, dated            , 2018, between the Issuer and the underwriters named below, the Issuer agreed to issue to the underwriters, and each underwriter has severally undertaken to purchase the principal amount of each series of the notes set forth opposite its name below:

Underwriters	Principal Amount of the 2023 Notes	Principal Amount of the 2028 Notes	Principal Amount of the Floating Rate Notes
Citigroup Global Markets Inc.	$	$	$
Credit Agricole Securities (USA) Inc.	$	$	$
Goldman Sachs & Co. LLC	$	$	$
ING Financial Markets LLC	$	$	$
Morgan Stanley & Co. LLC	$	$	$
TD Securities (USA) LLC	$	$	$
Wells Fargo Securities, LLC	$	$	$

Total	$	$	$

The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters have undertaken to purchase all the notes offered by this prospectus supplement if any of these notes are purchased.

The underwriters propose to offer the notes directly to the public at the price to public set forth on the cover of this prospectus supplement. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The Issuer estimates that total expenses for the offering, excluding any underwriting discount, will be approximately $            .

The Issuer has agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.

Each series of notes is a new issue of securities with no established trading market. The notes are expected to be admitted to trading on the NYSE from             , 2018. Application has been made to the NYSE for listing of the notes. The notes will settle through the facilities of DTC and its participants (including Euroclear and Clearstream Banking). The CUSIP number for the 2023 notes is             , the ISIN is             and the Common Code is             . The CUSIP number for the 2028 notes is             , the ISIN is             and the Common Code is             . The CUSIP number for the floating rate notes is             , the ISIN is              and the Common Code is             .

Certain of the underwriters may not be U.S. registered broker-dealers and accordingly will not affect any sales within the United States except in compliance with applicable U.S. laws and regulations.

Certain of the underwriters or their affiliates have performed investment banking and advisory services for the Issuer from time to time for which they have received customary fees and expenses. The underwriters may from time to time engage in transactions with and perform services for the Issuer in the ordinary course of business.

It is expected that delivery of the notes will be made, against payment for value on the settlement date, on or about             , 2018, which will be the fifth business day in the United States following the date of pricing of the notes. Under Rule 15c6-1 under the Securities Exchange Act of 1934, purchases or sales of notes in the secondary market generally are required to settle within two business days (T+2), unless the parties to any such transaction expressly agree otherwise. Accordingly, purchasers of the notes who wish to trade the notes on any date prior to two business days before delivery will be required, because the notes initially will settle within five business days (T+5) in the United States, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to make such trades should consult their own legal advisers.

Conflicts of Interest

ING Financial Markets LLC is an affiliate of ING Groep N.V. and, as such, has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121 (or any successor rule thereto). In addition, ING Groep N.V. will receive the net proceeds (excluding the underwriting discount) from the offering of the notes, which creates an additional conflict of interest within the meaning of Rule 5121. Consequently, this offering is being conducted in compliance with the provisions of Rule 5121. ING Financial Markets LLC is not permitted to sell notes in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the Issuer and to persons and entities with relationships with the Issuer, for which they received or will receive customary fees and expenses.

In addition, in the ordinary course of their business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers. Such investment and trading activities may involve or relate to assets, securities and/or instruments of the Issuer (directly, or as collateral securing other obligations or otherwise) and/or person and entities with relationships with the Issuer. Certain of the underwriters or their respective affiliates that have a lending relationship with the Group routinely hedge, and certain other of those underwriters or their respective affiliates may hedge, their credit exposure to the Group consistent with their customary risk management policies. Typically, such underwriters and their respective affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in the Group’s securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or other trading ideas and/or publish or express independent research views in respect of such assets, securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such assets, securities and instruments.

Stabilization Transactions and Short Sales

In connection with the offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. The underwriters may close a short position by purchasing notes in the open market. Stabilizing transactions consist of various bids for or purchases of the notes made by the underwriters in the open market prior to the completion of the offering.

Purchases to cover a short position and stabilizing transactions may have the effect of preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time.

Market-Making Resales

This prospectus supplement may be used by an affiliate of the Issuer in connection with offers and sales of the notes in market-making transactions. In a market-making transaction, such affiliate may resell the notes it acquires from other holders, after the original offering and sale of the notes. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, such affiliate may act as principal, or agent, including as agent for the counterparty in a transaction in which such affiliate acts as principal, or as agent for both counterparties in a transaction in which such affiliate does not act as principal. Such affiliate may receive compensation in the form of discounts and commissions, including from both counterparties in some cases.

The aggregate initial offering price specified on the cover of this prospectus supplement relates to the initial offering of the notes. This amount does not include notes sold in market-making transactions.

The Issuer does not expect to receive any proceeds from market-making transactions.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Selling Restrictions

Prohibition of Sales to EEA Retail Investors

Each underwriter has represented, warranted and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes to any retail investor in the EEA. For these purposes:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of MiFID II; or

(ii)	a customer within the meaning of European Directive 2002/92/EC, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; and

(b)

the expression “offer” includes the communication in any form and by and means of sufficient information on the terms of the offer and the notes to be offered so as to enable investors to decide to purchase or subscribe for the notes.

Consequently no key information document required by the PRIIPs Regulation for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Mifid II Product Governance

Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (a “Distributor”) should take into consideration the manufacturers’ target market assessment; however, a Distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturer’s target market assessment) and determining appropriate distribution channels.

Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

The Netherlands

The notes may only be offered in The Netherlands to qualified investors as defined in the Dutch Financial Markets Supervision Act (Wet op het financieel toezicht).

United Kingdom

This prospectus supplement is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order or (iii) are outside the United Kingdom (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.

Each underwriter has represented, warranted and agreed that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the UK Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Hong Kong

The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, The Laws of Hong Kong) and any rules made thereunder or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance, and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance and any rules made thereunder.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1919, as amended) (the “FIEL”) and, accordingly, will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time.

Singapore

This prospectus supplement and accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act (Chapter 289) (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the Securities and Futures Act by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the Securities and Futures Act)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, then

“securities” (as defined in Section 239(1) of the Securities and Futures Act) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferrable for six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the Securities and Futures Act except:

(i)

to an institutional investor under Section 274 of the SFA or to a relevant person defined in Section 275(2) of the Securities and Futures Act, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the Securities and Futures Act;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the Securities and Futures Act; or

(v)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Singapore Securities and Futures Act Product Classification

Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04N12: Notice on the Sale of Investment Products and MAS Notice FAAN16: Notice on Recommendations on Investment Products).

Switzerland

This prospectus supplement, as well as any other material relating to the notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus, do not constitute an issue prospectus pursuant to Articles 652a and/or 1156 of the Swiss Code of Obligations. The notes will not be listed on the SIX Swiss Exchange and, therefore, the documents relating to the notes, including, but not limited to, this prospectus supplement, do not claim to comply with the disclosure standards of the listing rules of the SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange. The notes are being offered in Switzerland by way of a private placement, i.e. to a small number of selected investors only, without any public offer and only to investors who do not purchase the notes with the intention to distribute them to the public. The investors will be individually approached by the underwriters from time to time. This prospectus supplement as well as any other material relating to the notes is personal and confidential and does not constitute an offer to any other person. This prospectus supplement may only be used by those investors to whom it has been handed out in connection with the offering described herein and may neither directly nor indirectly be distributed or made available to other persons without the express consent of the Issuer. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in (or from) Switzerland.

Taiwan

The notes cannot be offered, distributed, sold or resold to the public in Taiwan unless prior approval from, or effective registration with, the Republic of China government authorities has been obtained pursuant to the applicable laws or a private placement exemption is available under the applicable securities laws.

Other Jurisdictions outside the United States

No action may be taken in any jurisdiction other than the United States that would permit a public offering of the notes or the possession, circulation or distribution of this prospectus supplement in any jurisdiction where action for that purpose is required. Accordingly, the notes may not be offered or sold, directly or indirectly, and neither this prospectus supplement nor any other offering material or advertisements in connection with the notes may be distributed or published in or from any country or jurisdiction, except under circumstances that will result in compliance with any applicable rules and regulations of any such country or jurisdiction.

VALIDITY OF NOTES

Sullivan & Cromwell LLP, United States counsel to the Issuer, will pass upon the validity of the notes under New York law. Linklaters LLP, Amsterdam, The Netherlands, Dutch counsel to the Issuer, will pass on the validity of the notes under Dutch law. Davis Polk & Wardwell London LLP, United States counsel for the underwriters, will pass upon certain matters of New York law for the underwriters.

PROSPECTUS

ING GROEP N.V.

(Amsterdam, The Netherlands)

Debt Securities

Capital Securities

Ordinary Shares

American Depositary Shares

ING Groep N.V. from time to time may offer to sell debt securities, capital securities, ordinary shares and American depositary shares, or “ADSs,” representing our ordinary shares. ADSs, representing our ordinary shares, are listed on the New York Stock Exchange under the symbol “ING”.

When we offer securities, we will provide you with a prospectus supplement describing the terms of the specific issues of securities including their offering price and the specific manner in which they may be offered. You should read this prospectus and the accompanying supplement carefully before you invest. We may offer and sell the securities directly to purchasers, through underwriters, dealers or agents, including ING Financial Markets LLC or another of our affiliates, or through any combination of these methods, on a continuous or delayed basis.

Investing in the securities involves risks. Please see “Risks Relating to our Debt Securities and Capital Securities” beginning on page 7 as well as the risk factors set forth in our most recent Annual Report on Form 20-F and in other reports incorporated herein by reference. We may include specific risk factors in an applicable prospectus supplement under the heading “Risk Factors.”

The securities are not deposit liabilities and are not covered by any compensation scheme, or insured by any governmental body, of the United States, The Netherlands, or any other jurisdiction.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

We may use this prospectus in the initial sale of these securities. In addition, one or more of our affiliates may use this prospectus in a market-making transaction involving any of these securities after the initial sale. Unless we or our agent informs the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Prospectus dated September 18, 2018

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference into this prospectus as further described below under “Available Information.” This summary does not contain all the information that you should consider before investing in the securities being offered by this prospectus. You should carefully read the entire prospectus, the documents incorporated by reference into this prospectus and the prospectus supplement relating to the securities that you propose to buy, especially any description of investment risks that we may include in the prospectus supplement.

ING Groep N.V.

ING Groep N.V. is a holding company, which was incorporated in 1991 under the laws of The Netherlands, with its corporate seat and headquarters in Amsterdam, The Netherlands. ING Group currently serves more than 37 million customers in over 40 countries, offering banking services to meet a broad customer base. ING Groep N.V. is a listed company and holds all shares of ING Bank N.V., which is not separately listed. ING Groep N.V.’s headquarters are located at Bijlmerplein 888, 1102 MG Amsterdam, P.O. Box 1800, 1000 BV Amsterdam, The Netherlands. For further information about ING Groep N.V. and its subsidiaries, please refer to the section entitled “Available Information.”

The Securities We Are Offering

We may offer any of the following securities from time to time:

•	debt securities;

•	capital securities;

•	ordinary shares; and

•	American depositary shares, or ADSs, representing our ordinary shares.

When we use the term “securities” in this prospectus, we mean any of the securities we may offer pursuant to this prospectus and a prospectus supplement, unless we say otherwise. This prospectus, including the following summary, describes the general terms that may apply to the securities. The specific terms of any particular securities that we may offer will be described in a separate supplement to this prospectus.

By acquiring our debt securities or our capital securities, each holder and beneficial holder thereof or of any interest therein acknowledges, agrees to be bound by, and consents to the exercise of, any Dutch Bail-in Power by the relevant resolution authority that may result in the cancellation of all, or a portion, of the principal amount of, or interest on, the applicable debt securities or capital securities and/or the conversion of all, or a portion, of the principal amount of, or interest on, the applicable debt securities or capital securities into shares or other securities or other of our obligations or obligations of another person, including by means of a variation to the terms of the debt securities or any expropriation of the applicable debt securities or capital securities, in each case, to give effect to the exercise by the relevant resolution authority of such Dutch Bail-in Power. For more information, see “Description of Our Debt Securities — Agreement and Acknowledgment with Respect to the Exercise of Dutch Bail-in Power” and “Description of Our Capital Securities — Agreement and Acknowledgment with Respect to the Exercise of Dutch Bail-in Power”.

Because our assets consist principally of interests in the subsidiaries through which we conduct our businesses, our cash flow and our consequent ability to service our debt, including the debt securities, are largely dependent upon the cash flow and earnings of our subsidiaries, including dividends we receive from some of those subsidiaries. In addition, our right to participate as an equity holder in any distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or otherwise, and thus the ability of our security holders to benefit from the distribution, is junior to the rights of creditors of the subsidiary, except to the extent that any claim we may have as a creditor of the subsidiary is recognized. In addition, dividends, loans and advances to us from some of our subsidiaries may be restricted by the net capital requirements of our various regulators. We also guarantee certain obligations of some of our subsidiaries; as a result, any liability we may have for our subsidiaries’ obligations could reduce our assets that are available to satisfy our direct creditors, including investors in our securities.

Debt Securities

Our debt securities may be senior or subordinated in right of payment. For any particular debt securities we offer, your prospectus supplement will describe the specific designation, the aggregate principal or face amount and the purchase price, the ranking, whether senior or subordinated, the stated maturity, if any, the redemption terms, if any, the rate, or manner of calculating the rate, and the payment dates for interest, if any, the amount or manner of calculating the amount payable at maturity and any other specific terms.

We will issue the senior and subordinated debt securities, if any, under separate indentures between us and The Bank of New York Mellon, as trustee.

The capital securities described in this prospectus are also debt securities. However, because they have certain unique terms designed to accommodate our expectation that one or more series of capital securities, if issued, will qualify as “additional tier 1” regulatory capital of ING Groep N.V. for purposes of capital adequacy rules, we have described the capital securities and the capital securities indenture separately under “Description of Capital Securities.”

Capital Securities

We may offer capital securities, which are subordinated securities of ING Groep N.V. and may be convertible into ordinary shares of ING Groep N.V. or ADSs. The capital securities will not be secured by any assets or property of ING Groep N.V. or any of its subsidiaries or affiliates (including its subsidiary ING Bank N.V.). For any particular capital securities we offer, your prospectus supplement will describe the specific designation and aggregate principal amount, the maturity date, if any, whether the capital securities are intended to qualify as “additional tier 1” capital for regulatory purposes, the ranking relative to our other debt and equity, the provisions for cancellation of interest payments, the terms on which they may or will be converted, and any other specific terms.

American Depositary Shares and Ordinary Shares

We may offer ADSs representing our ordinary shares. ADSs are evidenced by ADRs. ADRs are American depositary receipts, which usually make owning foreign shares easier. Each ADR will represent one ordinary share. The ADRs will be issued by JPMorgan Chase Bank, N.A., as depositary. We describe the ordinary shares and the ADSs in detail under “Description of Ordinary Shares” and “Description of American Depositary Shares.”

Form of Securities

We will issue the securities in book-entry form through one or more depositaries, such as The Depository Trust Company, or “DTC,” Euroclear Bank S.A./N.V., as operator of the Euroclear system, or

“Euroclear,” or Clearstream Banking, société anonyme, Luxembourg, or “Clearstream, Luxembourg,” named in your prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the depositary, unless otherwise stated. We will generally issue debt securities and capital securities only in registered form, without coupons.

Payment Currencies

Amounts payable in respect of the securities, including the purchase price, will be payable in U.S. dollars, unless your prospectus supplement says otherwise.

Listing

If any securities are to be listed on a securities exchange or quoted on a quotation system, your prospectus supplement will say so.

Use of Proceeds

Unless we indicate otherwise in your prospectus supplement, we intend to use the net proceeds from the initial sales of securities to provide additional funds for our operations and for other general corporate purposes.

Manner of Offering

The securities will be offered in connection with their initial issuance or in market-making transactions by our affiliates after initial issuance. Those offered in market-making transactions may be securities that will only be issued after the date of this prospectus, as well as debt securities that we have previously issued.

When we issue new securities, we may offer them for sale to or through underwriters, dealers and agents, including our affiliates, or directly to purchasers. Your prospectus supplement will include any required information about the firms we use and the discounts or commissions we may pay them for their services.

AVAILABLE INFORMATION

We file annual reports on Form 20-F with, and furnish other reports and information on Form 6-K to, the U.S. Securities and Exchange Commission, or the SEC. However, as a foreign private issuer, we and our shareholders are exempt from some of the Securities Exchange Act reporting requirements, including proxy solicitations rules, the short-swing insider profit disclosure rules of Section 16 of the Exchange Act with respect to our ordinary shares and the rules regarding the furnishing of quarterly reports to the SEC, which are required to be furnished only if required or otherwise provided in our home country domicile.

Our filings with the SEC are available through the SEC’s Internet site at http://www.sec.gov, through the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, on which our ADSs are listed, and on our website at http://www.ing.com.

The SEC allows us to “incorporate by reference” the information we file with them, which means:

•	incorporated documents are considered part of this prospectus;

•	we can disclose important information to you by referring you to those documents; and

•

information that we file with the SEC in the future and incorporate by reference herein will automatically update and supersede information in this prospectus and information previously incorporated by reference herein.

We incorporate by reference the following documents or information filed with or furnished to the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 20-F for the year ended December 31, 2017, filed on March 8, 2018;

•	our Current Reports on Form 6-K filed on August 2, 2018 (Film No. 18988575), September 4, 2018 (Film No. 181052144), September 5, 2018 (Film No. 181053950) and September 11, 2018 (Film No. 181064256);

•

our registration statement on Form 8-A filed on May 20, 1997, describing the ordinary shares and ADSs, including any subsequent amendments or reports filed for the purpose of updating those descriptions; and

•

any filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Securities Exchange Act, as well as any Form 6-K furnished to the SEC to the extent such Form 6-K expressly states that we incorporate such form by reference, on or after the date of this prospectus and before the termination of any offering of securities hereunder.

We have filed a registration statement on Form F-3 under the Securities Act of 1933, as amended, or the Securities Act, with the SEC covering the securities. For further information on the securities of ING Groep N.V., you should review our registration statement and its exhibits. This prospectus is a part of the registration statement and summarizes material provisions of the contracts and other documents to which we refer you. Since this prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement.

We will provide to you, upon your oral or written request, at no cost, a copy of any filings referred to above, excluding exhibits, other than those specifically incorporated by reference into the documents you request. Requests should be directed to the following address: ING Groep N.V., Attention: Investor Relations, Bijlmerplein 888, 1102 MG Amsterdam, P.O. Box 1800, 1000 BV Amsterdam, The Netherlands, telephone: +31-20-576-6396.

You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement(s). We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is prohibited. You should assume that the information appearing in this prospectus or any applicable prospectus supplement(s), as well as information we previously filed with, or furnished to, the SEC and incorporated by reference, is accurate as of the date on the front cover of such documents only. Our business, financial condition, results of operations and prospects may have changed since that date.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus, the related prospectus supplement and certain documents incorporated by reference herein may contain “forward-looking statements.” These statements are forward looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. In particular, forward-looking statements include all statements that express forecasts, expectations, plans, outlook and projections with respect to future matters, including trends in results of operations, margins, growth rates, overall market trends, the impact of changes in interest or exchange rates, the availability or cost of financing to us, anticipated cost savings or synergies, expected investments, the completion of our restructuring programs, developments in relation to capital, anticipated tax rates, expected cash payments, outcomes of litigation and general economic conditions. These forward-looking are based on management’s current views and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those in such statements. Actual results, performance or events may differ materially from those expressed or implied in such statements due to, without limitation:

•	changes in general economic conditions, in particular economic conditions in ING’s core markets;

•	changes in performance of financial markets, including developing markets;

•	potential consequences of European Union countries leaving the European Union or a break up of the euro;

•

changes in the availability of, and costs associated with, sources of liquidity such as interbank funding, as well as conditions in the credit and capital markets generally, including changes in borrower and counterparty creditworthiness;

•	changes affecting interest rate levels;

•	changes affecting currency exchange rates;

•	changes in investor and customer behavior;

•	changes in general competitive factors;

•	changes in laws and regulations and the interpretation and application thereof;

•	geopolitical risks and policies and actions of governmental and regulatory authorities;

•	changes in standards and interpretations under International Financial Reporting Standards (IFRS) and the application thereof;

•

conclusions with regard to purchase accounting assumptions and methodologies, and other changes in accounting assumptions and methodologies including changes in valuation of issued securities and credit market exposure;

•	changes in ownership that could affect the future availability to us of net operating loss, net capital and built-in loss carry forwards;

•	changes in credit ratings;

•	the outcome of current and future legal and regulatory proceedings;

•

operational risks, such as system disruptions or failures, breaches of security, cyber attacks, human error, changes in operational practices or inadequate controls including in respect of third parties with which we do business;

•	the inability to protect our intellectual property and infringement claims by third parties;

•	the inability to retain key personnel;

•	business, operational, regulatory, reputation and other risks in connection with climate change; and

•	ING’s ability to achieve our strategy, including projected operational synergies and cost saving programmes.

Any forward-looking statements made by or on behalf of ING speak only as of the date they are made, and ING assumes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events or for any other reason. You should, however, consult any additional disclosures that ING may make in any documents which it publishes and/or files with the SEC.

Additional risks and risk factors are identified in our filings with the SEC, including in our Annual Report on Form 20-F for the fiscal year ended December 31, 2017, which is available on the SEC’s website at http://www.sec.gov.

ABOUT THIS PROSPECTUS

Unless otherwise specified in this prospectus, references to “ING Groep N.V.” or “we,” “our” and “us” are to ING Groep N.V., the holding company incorporated under the laws of The Netherlands, and not to its consolidated subsidiaries; references to “ING,” “ING Group” or the “Group” are to ING Groep N.V. and its consolidated subsidiaries; references to “ING Bank” are to ING Bank N.V., together with its consolidated subsidiaries. ING Groep N.V.’s primary banking subholding is ING Bank N.V.

USE OF PROCEEDS

Except as may be described in your prospectus supplement, we will use the net proceeds from the initial sales of the securities offered under this prospectus and your prospectus supplement to provide additional funds for the Group’s operations and for other general corporate purposes. The Group’s general corporate purposes may include the repayment or reduction of indebtedness, acquisitions and working capital requirements.

RISKS RELATING TO OUR DEBT SECURITIES AND CAPITAL SECURITIES

Your investment in our debt securities and capital securities will involve certain risks. You should consider carefully the following risk factors together with the risk information contained in the relevant prospectus supplement, before you decide that an investment in the securities is suitable for you.

For a discussion of the risk factors affecting ING Groep N.V. and its business, see “Item 3: Key Information — Risk Factors” of our most recent Annual Report on Form 20-F as filed with the SEC, which is incorporated by reference into this prospectus. The following risk factors are additional to the risk factors included in that Form 20-F.

Risks Relating to Our Debt Securities and Capital Securities Generally

Our debt securities and capital securities are obligations only of ING Groep N.V. Claims against ING Groep N.V. are structurally subordinated to the creditors of and other claimants against its subsidiaries.

Our debt securities and capital securities are the obligations only of ING Groep N.V., whose rights to participate in the assets of any subsidiary if such subsidiary is liquidated will be subject to the prior claims of such subsidiary’s creditors and any preference shareholders, except in the limited circumstance where ING Groep N.V. is a creditor with claims that are recognised to be ranked ahead of or pari passu with such claims. Accordingly, if one of ING Groep N.V.’s subsidiaries were to be wound up, liquidated or dissolved, (i) holders of debt securities and capital securities would have no right to proceed against the assets of such subsidiary, and (ii) the liquidator of such subsidiary would first apply the assets of such subsidiary to settle the claims of the creditors of such subsidiary, including for this purpose holders (which may include ING Groep N.V.) of any preference shares and other tier 1 capital instruments of such other subsidiary, before ING Groep N.V., to the extent ING Groep N.V. is an ordinary shareholder of such other subsidiary and would be entitled to receive any distributions from such other subsidiary.

There is no restriction on the amount or type of further securities or indebtedness that the we or our subsidiaries may issue, incur or guarantee.

Subject to complying with applicable regulatory requirements in respect of our leverage and capital ratios and loss absorbing capacity, there is no restriction on the amount or type of further securities or indebtedness that the we or our subsidiaries may issue, incur or guarantee, as the case may be, that rank pari passu with the debt securities offered hereby or, in the case of subordinated debt securities and capital securities, rank senior to such securities. The issue or guaranteeing of any such further securities or indebtedness may reduce the amount recoverable by holders of the debt securities and capital securities following a liquidation (upon dissolution (ontbinding) or otherwise), moratorium of payments (surseance van betaling) or bankruptcy (faillissement) of ING Groep N.V. and may limit our ability to meet our obligations under our debt securities and capital securities.

Regulatory action in the event of a bank failure could materially adversely affect the value of our debt securities and capital securities.

As more fully described in “Item 3: Key Information — Risk Factors” of our Annual Report on Form 20-F for the year ended December 31, 2017, filed on March 8, 2018, which is incorporated by reference into this prospectus, including without limitation under the heading “Bank Recovery and Resolution Regimes”, our debt securities and capital securities may become subject to actions that can be taken or measures that can be applied by resolution authorities if a bank or insurer (for the purpose hereof including a relevant holding company) experiences serious financial problems or if the stability of the financial system is in serious and immediate danger as a result of the situation a Dutch financial institution (for the purpose hereof including a relevant holding company) finds itself in.

In certain circumstances, resolution authorities have the power to, among other things, transfer liabilities of a relevant financial institution to third parties or to a bridge bank and write off securities issued by failing financial institutions. Holders of debt securities of a relevant financial institution subject to resolution could also be affected by issuer substitution or replacement, transfer of debt, expropriation, modification of terms and/or suspension or termination of listings. In addition, in certain circumstances, resolution authorities also have the power to convert relevant capital instruments or eligible liabilities (which term encompasses most liabilities including but not limited to debt securities) of the relevant financial institution into ordinary shares of such financial institution and cancel all or a portion of the principal amount of, or interest on, certain unsecured liabilities (which could include certain securities that have been or will be issued by us) of such financial institution and/or to convert certain debt claims (which could include certain securities that have been or will be issued by us) into another security, including ordinary shares. Relevant capital instruments may also be written down or converted (whether at the point of non-viability when the resolution authority determines that otherwise the bank will no longer be viable, or as taken together with a resolution action). None of these actions would be expected to constitute an event of default under those securities entitling holders to seek repayment. Other powers of the resolution authorities may be to amend or alter the maturity date and/or any interest payment date of debt instruments or other eligible liabilities of the relevant financial institution, including by suspending payment for a temporary period, or to amend the interest amount payable under such instruments. None of these actions would be expected to constitute an event of default under those debt instruments or other eligible liabilities entitling holders to seek repayment or damages other than in accordance with the rules implementing the BRRD. The application of actions, measures or powers as meant in this section may adversely affect the value of the relevant securities or result in an investor in the relevant securities losing all or some of his investment. Each prospective investor in our debt securities or capital securities should refer to “Item 3: Key Information — Risk Factors” of our Annual Report on Form 20-F for the year ended December 31, 2017, filed on March 8, 2018, which is incorporated by reference into this prospectus, including without limitation under the heading “Bank Recovery and Resolution Regimes”, and the risk factors contained in our future Annual Reports on Form 20-F.

On November 23, 2016, the European Commission published legislative proposals to amend and supplement certain provisions of the Capital Requirements Directive (“CRD”), the Capital Requirements Regulation (“CRR”), the Bank Recovery and Resolution Directive (“BRRD”) and the Single Resolution Mechanism Regulation (the “SRM Regulation”). The proposals are wide-ranging and may have significant effects on us (including with regard to the total loss absorbing capacity — TLAC — or the minimum requirement own funds and eligible liabilities — MREL — we must maintain) and for our securities (including with regard to their redeemability, their ranking in insolvency and their being at risk of being bailed-in). It is uncertain whether the proposals will come into effect, and if so, whether they will be implemented in the form originally proposed in November 2016.

There remains uncertainty as to the full impact of any recovery and resolution regimes on us, the Group and on holders of our debt securities and capital securities, and there can be no assurance that the taking of any actions by the relevant resolution authority contemplated in such regimes would not adversely affect the rights of holders of our debt securities and capital securities, the price or value of an investment in our debt securities and capital securities and/or our ability to satisfy our obligations under our debt securities and capital securities. The exercise of any such power or any suggestion of such exercise could, therefore, materially adversely affect the value of any of our debt securities and capital securities subject to the relevant regime and could lead to the holders of our debt securities and capital securities losing some or all of their investment in our debt securities and capital securities.

It is possible that, pursuant to the BRRD as may be amended or other resolution or recovery rules which may in the future be applicable to us, new powers may be given to the Single Resolution Board, the Dutch Central Bank or another relevant resolution authority which could be used in such a way as to result in our debt securities and capital securities absorbing losses (“Statutory Loss Absorption”) as described below.

Pursuant to the exercise of any Statutory Loss Absorption measures, our debt securities and capital securities could become subject to a determination by the relevant resolution authority or us (following instructions from the relevant resolution authority) that all or part of the principal amount of our debt securities and capital securities, including accrued but unpaid interest in respect thereof, must be written off or otherwise converted into CET1 capital or otherwise be applied to absorb losses. Such determination shall not constitute an event of default or a default under our debt securities and capital securities and holders will have no further claims in respect of any amount so written off or otherwise as a result of such Statutory Loss Absorption. Any such Statutory Loss Absorption may be applied by the relevant resolution authority either at the point of non-viability (and independently of resolution action) or together with a resolution action.

Any determination that all or part of the principal amount of our debt securities and capital securities will be subject to Statutory Loss Absorption may be inherently unpredictable and may depend on a number of factors which may be our control. Accordingly, trading behavior in respect of debt securities and capital securities which are subject to Statutory Loss Absorption is not necessarily expected to follow trading behavior associated with other types of securities. Any indication that the debt securities or capital securities will become subject to Statutory Loss Absorption could have an adverse effect on the market price of the relevant debt securities and capital securities. Potential investors should consider the risk that a Holder may lose all of its investment in such debt securities and capital securities, including the principal amount plus any accrued but unpaid interest, if those Statutory Loss Absorption measures were to be taken.

It is possible that under the Intervention Act (Wet bijzondere maatregelen financiële ondernemingen), the BRRD, the SRM Regulation or any amendments thereto or any other future similar proposals, any new resolution powers given to the Single Resolution Board, the Dutch Central Bank or another relevant authority could be used in such a way as to result in our debt instruments, such as our debt securities and capital securities, absorbing losses or otherwise affecting the rights of holders either in the course of any resolution by us, or prior thereto, at the point of non-viability.

The Intervention Act, the BRRD and the SRM Regulation or any other future similar rules could negatively affect the position of holders and the credit rating attached to our debt securities and capital securities, in particular if and when any of the above proceedings would be commenced against us, since the application of any such legislation may affect the rights and effective remedies of the holders as well as the market value of our debt securities and capital securities. Investors in our debt securities and capital securities may lose their investment if resolution measures are taken.

If these powers were to be exercised in respect of us (or any member of the Group), there could be a material adverse effect on the rights of holders of debt securities and capital securities, including through a material adverse effect on the price of our debt securities and capital securities.

Under the terms of our debt securities and capital securities, you have agreed to be bound by the exercise of any Dutch Bail-in Power by the relevant resolution authority.

By acquiring any of our debt securities and capital securities, each holder and beneficial owner of our debt securities and capital securities or any interest therein acknowledges, agrees to be bound by, and consents to the exercise of, any Dutch Bail-in Power by the relevant resolution authority that may result in the cancellation of all, or a portion, of the principal amount of, or interest on, our debt securities and capital securities and/or the conversion of all or a portion of the principal amount of, or interest on, our debt securities and capital securities into shares or other securities or other obligations of us or another person, including by means of a variation to the terms of our debt securities and capital securities or any expropriation of our debt securities and capital securities, in each case, to give effect to the exercise by the relevant resolution authority of such bail-in power (whether at the point of non-viability or as taken together with a resolution action). With respect to the above, references to principal and interest shall include only those payments of principal and interest (if any) that have become due and payable, but which have not been paid, prior to the exercise of any Dutch Bail-in Power. Each holder and beneficial owner of our debt securities and capital securities or any interest therein further acknowledges and agrees that the rights of the holders of our debt securities and capital securities are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any Dutch Bail-in Power by the relevant resolution authority. In addition, by acquiring any of our debt securities and capital securities, each holder and beneficial owner of our debt securities and capital securities or any interest therein further acknowledges, agrees to be bound by, and consents to the exercise by the relevant resolution authority of, any power to suspend any payment in respect of our debt securities and capital securities for a temporary period.

Accordingly, any Dutch Bail-in Power may be exercised in such a manner as to result in you and other holders or beneficial owners of our debt securities and capital securities losing all or a part of the value of your or its investment in our debt securities and capital securities or receiving a different security from our debt securities and capital securities, which may be worth significantly less than our debt securities and capital securities and which may have significantly fewer protections than those typically afforded to debt securities and capital securities. Moreover, the relevant resolution authority may exercise its authority to implement the Dutch Bail-in Power without providing any advance notice to the holders of our debt securities and capital securities. For more information, see “Description of Debt Securities — Agreement and Acknowledgment with Respect to the Exercise of Dutch Bail-in Power” and “Description of Capital Securities — Agreement and Acknowledgment with Respect to the Exercise of Dutch Bail-in Power.” See also “— Regulatory action in the event of a bank failure could materially adversely affect the value of our debt securities and capital securities.” and “Agreement and Acknowledgment with Respect to the Exercise of Dutch Bail-in Power”.

The circumstances under which the relevant resolution authority would exercise its proposed Dutch Bail-in Power are currently uncertain.

Despite there being proposed pre-conditions for the exercise of the Dutch Bail-in Power, there remains uncertainty regarding the specific factors which the relevant resolution authority would consider in deciding whether to exercise the Dutch Bail-in Power with respect to the relevant financial institution and/or securities, such as our debt securities and capital securities, issued by that institution.

Moreover, as the final criteria that the relevant resolution authority would consider in exercising any Dutch Bail-in Power are expected to provide it with considerable discretion, holders of our debt securities and capital securities may not be able to refer to publicly available criteria in order to anticipate a potential exercise of any such Dutch Bail-in Power and consequently its potential effect on the Group and our debt securities and capital securities.

The rights of holders of our debt securities and capital securities to challenge the exercise of any Dutch Bail-in Power by the relevant resolution authority are likely to be limited.

Holders of our debt securities and capital securities may have no or only limited rights to challenge, to demand compensation for losses and/or seek a suspension of any decision of the relevant resolution authority to exercise its Dutch Bail-in Power or to have that decision reviewed by a judicial or administrative process or otherwise.

Risks Relating to our Debt Securities Generally

Holders of our debt securities have very limited remedies in the case of non-payment under our debt securities.

Under the terms of our debt securities, there is no event of default except in the event of our bankruptcy or, in certain circumstances, liquidation, unless otherwise specified in the applicable prospectus supplement. The trustee and holders of our debt securities will be entitled to declare the principal amount of our debt securities due and payable prior to the scheduled maturity only upon our bankruptcy or a relevant liquidation (in which case the principal amount of our debt securities will be automatically accelerated). Your remedies for our breach of any obligations under our debt securities (including our obligation to pay amounts of principal and interest that have become due) are extremely limited, as described under “Description of Debt Securities — Enforcement Events and Remedies.”

The non-payment of interest or principal on any interest payment date or redemption date (in whole or in part) is not an event of default under the terms of our debt securities or the senior debt indenture or subordinated debt indenture, as applicable. Accordingly, there is no right under our debt securities or under the senior debt indenture or subordinated debt indenture, as applicable, to accelerate any payments under the debt securities in such circumstances.

In addition, the exercise of the Dutch Bail-in Power by the relevant resolution authority with respect to our debt securities will not constitute an event of default or a default under our debt securities or the senior debt indenture or subordinated debt indenture, as applicable. By acquiring any of our debt securities, each holder and beneficial owner of our debt securities or any interest therein acknowledges and agrees that exercise of the Dutch Bail-in Power by the relevant resolution authority with respect to our debt securities will not give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act. See “Description of Debt Securities — Agreement and Acknowledgment with Respect to the Exercise of Dutch Bail-in Power” above and “— Regulatory action in the event of a bank failure could materially adversely affect the value of our debt securities” below for more information with respect to exercise of the Dutch Bail-in Power.

Unless otherwise specified in the applicable prospectus supplement, the sole remedies of the holders of our debt securities and the trustee for our breach of any obligation under our debt securities or the senior debt indenture or subordinated debt indenture, as applicable shall be (1) to demand payment of any principal or interest that we fail to pay when it has become due and payable and, in the case of interest, where such failure continues for at least 30 days (provided that the trustee has provided us with notice of such failure to pay interest at least 15 days prior to the end of such 30-day period), (2) to seek enforcement of any of our other obligations under any debt security, the senior debt indenture or the subordinated debt indenture (other than any payment obligation) or damages for our failure to satisfy any such obligation, (3) to exercise the remedies described under “Description of Debt Securities — Limited Remedies for Non-Payment and Breach of Obligations; Trust Indenture Act Remedies” and (4) to claim in our liquidation or bankruptcy. The foregoing shall not prevent the holders our debt securities or the trustee from instituting proceedings for our bankruptcy.

Additional Risks Relating to our Subordinated Debt Securities

Our subordinated debt securities are unsecured and rank junior in right of payment to our senior debt as described further herein, and, as a result, your subordinated debt securities are a riskier investment than senior debt securities.

The subordinated debt securities will be junior in right of payment to all of our senior debt. This means, among other things, that we will not be permitted to pay interest, principal or any other amount on the subordinated debt securities (including upon redemption) if the trustee has been notified that we have failed to pay any principal or interest on our senior debt, until all the amounts owing on our senior debt have been paid in full. As described further under “Description of Debt Securities — Subordination Provisions”, the subordinated debt indenture defines “senior debt” as all indebtedness and obligations of, or guaranteed or assumed by, ING Groep N.V. for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, whether existing now or in the future, and all amendments, renewals, extensions, modifications and refundings of any indebtedness or obligations of that kind, all the foregoing not stated in the instrument which created, incurred or guaranteed such indebtedness or obligation to be subordinated.

In addition, in the event of our liquidation (upon dissolution (ontbinding) or otherwise) or a moratorium of payments (surseance van betaling), or if we are declared bankrupt (failliet verklaard), the claims of the trustee

(on behalf of the holders of our subordinated debt securities but not the rights and claims of the trustee in its personal capacity under the subordinated debt indenture) and the holders of our subordinated debt securities against us, in respect of such subordinated debt securities (including any damages or other amounts (if payable)) will be subordinated to the claims of all “senior creditors” (as such term will be defined in the relevant prospectus supplement). Therefore, in the event of our liquidation (upon dissolution (ontbinding) or otherwise) or a moratorium of payments (surseance van betaling), or if we are declared bankrupt (failliet verklaard), our assets would first be applied to satisfy all rights and claims of senior creditors. If we do not have sufficient assets to settle claims of such senior creditors in full, the claims of holders of our subordinated debt securities will not be settled and, as a result, such holders will lose the entire amount of their investment in the subordinated debt securities. The subordinated debt securities will share equally in payment with claims certain other subordinated creditors if we do not have sufficient funds to make full payments on all relevant subordinated claims. In such a situation, holders of our subordinated debt securities could lose all or part of their investment.

Risks Relating to our Capital Securities Generally

Investing in our capital securities involves risks that will be described in detail in the relevant prospectus supplement.

Risks Relating to Securities Payable in a Currency Other Than U.S. Dollars

If you intend to invest in a debt security or capital security whose principal and/or interest is payable in a currency other than U.S. dollars, you should consult your own financial and legal advisors as to the currency risks entailed by your investment. Securities of this kind are not an appropriate investment for investors who are unsophisticated with respect to foreign currency transactions.

The information in this prospectus is directed primarily to investors who are U.S. residents. Investors who are not U.S. residents should consult their own financial and legal advisors about currency-related risks particular to their investment.

An Investment in a Security Denominated in a Currency Other Than U.S. Dollars Involves Currency-Related Risks

An investment in a debt security or capital security with a specified currency other than U.S. dollars entails significant risks that are not associated with a similar investment in a security payable solely in U.S. dollars. These risks include the possibility of significant changes in rates of exchange between the U.S. dollar and the various non-dollar currencies or composite currencies and the possibility of the imposition or modification of foreign exchange controls or other conditions by either the U.S. or non-U.S. governments. These risks generally depend on factors over which we have no control, such as economic and political events and the supply of and demand for the relevant currencies in the global markets.

Changes in Currency Exchange Rates Can Be Volatile and Unpredictable

Rates of exchange between the U.S. dollar and many other currencies have been highly volatile, and this volatility may continue and perhaps spread to other currencies in the future. Fluctuations in currency exchange rates could adversely affect an investment in a security denominated in a specified currency other than U.S. dollars. Depreciation of the specified currency against the U.S. dollar could result in a decrease in the U.S. dollar-equivalent value of payments on the security, including the principal payable at maturity or settlement value payable upon exercise. That in turn could cause the market value of the security to fall. Depreciation of the specified currency against the U.S. dollar could result in a loss to the investor on a U.S. dollar basis.

Government Policy Can Adversely Affect Currency Exchange Rates and an Investment in a Non-Dollar Security

Currency exchange rates can either float or be fixed by sovereign governments. From time to time, governments use a variety of techniques, such as intervention by a country’s central bank or imposition of regulatory controls or taxes, to affect the exchange rate of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing non-U.S. dollar-denominated securities is that their U.S. dollar-equivalent yields or payouts could be significantly and unpredictably affected by governmental actions. Even in the absence of governmental action directly affecting currency exchange rates, political or economic developments in the country issuing the specified currency for a non-dollar security or elsewhere could lead to significant and sudden changes in the exchange rate between the dollar and the specified currency. These changes could affect the U.S. dollar-equivalent value of the security as participants in the global currency markets move to buy or sell the specified currency or U.S. dollars in reaction to these developments.

Governments have imposed from time to time and may in the future impose exchange controls or other conditions with respect to the exchange or transfer of a specified currency that could affect exchange rates as well as the availability of a specified currency for a security at its maturity or on any other payment date. In addition, the ability of a holder to move currency freely out of the country in which payment in the currency is received or to convert the currency at a freely determined market rate could be limited by governmental actions.

Non-Dollar Securities Will Permit Us to Make Payments in Dollars or Delay Payment if We Are Unable to Obtain the Specified Currency

Securities payable in a currency other than U.S. dollars will provide that if, because of circumstances beyond our control, the other currency is subject to convertibility, transferability, market disruption or other conditions affecting its availability at or about the time when a payment on the securities comes due, we will be entitled to make the payment in U.S. dollars or delay making the payment. These circumstances could include the imposition of exchange controls or our inability to obtain the other currency because of a disruption in the currency markets. If we made payment in U.S. dollars, the exchange rate we would use would be determined in the manner described under “— Payment Mechanics for Debt Securities — How We Will Make Payments Due in Other Currencies — When the Specified Currency Is Not Available.” A determination of this kind may be based on limited information and would involve significant discretion on the part of our foreign exchange agent. As a result, the value of the payment in dollars an investor would receive on the payment date may be less than the value of the payment the investor would have received in the other currency if it had been available, and may even be zero. In addition, a government may impose extraordinary taxes on transfers of a currency. If that happens, we will be entitled to deduct these taxes from any payment on securities payable in that currency.

We Will Not Adjust Non-Dollar Securities to Compensate for Changes in Currency Exchange Rates

Except as described above, we will not make any adjustment or change in the terms of a debt security or capital security payable in a currency other than U.S. dollars in the event of any change in exchange rates for that currency, whether in the event of any devaluation, revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting that currency, the U.S. dollar or any other currency. Consequently, investors in non-dollar debt securities and capital securities will bear the risk that their investment may be adversely affected by these types of events.

In a Lawsuit for Payment on a Non-Dollar Security, an Investor May Bear Currency Exchange Risk

Unless otherwise specified in your prospectus supplement, the debt securities and capital securities under the applicable indenture will be governed by New York law. Under Section 27 of the New York Judiciary

Law, a state court in the State of New York rendering a judgment on a security denominated in a currency other than U.S. dollars would be required to render the judgment in the specified currency; however, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on a security denominated in a currency other than U.S. dollars, investors would bear currency exchange risk until judgment is entered, which could be a long time.

In courts outside of New York, investors may not be able to obtain judgment in a specified currency other than U.S. dollars. For example, a judgment for money in an action based on a non-dollar security in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of the currency in which any particular security is denominated into U.S. dollars will depend upon various factors, including which court renders the judgment.

Information about Exchange Rates May Not Be Indicative of Future Performance

If we issue a debt security or capital security denominated in a specified currency other than U.S. dollars, we may include in your prospectus supplement a currency supplement that provides information about historical exchange rates for the specified currency. Any information about exchange rates that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in currency exchange rates that may occur in the future. That rate will likely differ from the exchange rate used under the terms that apply to a particular debt security or capital security.

Determinations Made by the Exchange Rate Agent

All determinations made by the exchange rate agent will be made in its sole discretion (except to the extent expressly provided in this prospectus or in your prospectus supplement that any determination is subject to approval by ING Groep N.V.). In the absence of manifest error, its determinations will be conclusive for all purposes and will bind all holders and us. The exchange rate agent will not have any liability for its determinations.

DESCRIPTION OF DEBT SECURITIES

Please note that, unless otherwise stated, in this section references to “holders” mean those who own debt securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should read the section below entitled “Legal Ownership and Book-Entry Issuance.”

This section and your prospectus supplement will summarize all the material terms of each indenture and your debt security. They do not, however, describe every aspect of each indenture and your debt security. For example, in this section and your prospectus supplement, we use terms that have been given special meaning in the indenture, but we describe the meaning for only the more important of those terms. As you read this section, please remember that the specific terms of your debt security as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your debt security. The indentures and their associated documents, including your debt security, contain the full legal text of the matters described in this section and your prospectus supplement, and the summary of material terms contained herein is subject to, and qualified by reference to, all of the definitions and provisions of the relevant indenture, any supplement to the relevant indenture and the form of instrument representing each series of debt securities. We have filed copies of the indentures with the SEC as exhibits to our registration statement. See “Available Information” above for information on how to obtain a copy. The terms of the debt securities include those stated in the indentures and any supplements thereto, and those terms made part of the indenture by reference to the Trust Indenture Act.

The capital securities described in this prospectus are also debt securities. However, because they have certain unique terms designed to accommodate our expectation that one or more series of capital securities, if issued, will qualify as “additional tier 1” regulatory capital of ING Groep N.V. for purposes of capital adequacy rules, we have described the capital securities and the capital securities indenture separately under “Description of Capital Securities.”

General

The debt securities are not deposit liabilities and are not covered by any compensation scheme, or insured by any governmental body, of the United States, The Netherlands, or any other jurisdiction.

Because our assets consist principally of interests in the subsidiaries through which we conduct our businesses, our cash flow and our consequent ability to service our debt, including the debt securities, are largely dependent upon the cash flow and earnings of our subsidiaries, including dividends we receive from some of those subsidiaries. In addition, our right to participate as an equity holder in any distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or otherwise, and thus the ability of our security holders to benefit from the distribution, is junior to the rights of creditors of the subsidiary, except to the extent that any claim we may have as a creditor of the subsidiary is recognized. In addition, dividends, loans and advances to us from some of our subsidiaries may be restricted by the net capital requirements of our various regulators. We also guarantee certain obligations of some of our subsidiaries; as a result, any liability we may have for our subsidiaries’ obligations could reduce our assets that are available to satisfy our direct creditors, including investors in our securities.

The indentures do not limit the amount of debt securities that we may issue. We may issue the debt securities in one or more series, or as units comprised of two or more related series. Your prospectus supplement will describe the specific terms of your debt security, which will include some or all of the following:

•	the title of the series of debt securities;

•	whether it is a senior debt security or a subordinated debt security;

•	any limit on the total principal amount of the debt securities of the same series;

•	the stated maturity or maturities, if any;

•	the price at which we will originally issue your debt security, expressed as a percentage of the principal amount of the debt securities of the same series, and the original issue date;

•	any provisions for “reopening” the offering at a later time to offer additional debt securities having the same terms as your debt security;

•	the authorized denominations, if other than $1,000 and integral multiples of $1,000;

•	the specified currency or currencies for principal and interest, if not U.S. dollars;

•

if we or you have a right to choose the currency, currency unit or composite currency in which payments on any of the debt securities of the series will be made, the currency, currency unit or composite currency that we or you may elect, the period during which we or you must make the election and the other material terms applicable to the right to make such elections;

•	whether your debt security is a fixed rate debt security or a floating rate debt security and also whether it is an original issue discount debt security;

•	if your debt security is an original issue discount debt security, the yield to maturity;

•

if applicable, the circumstances under which your debt security may be redeemed at our option or repaid at the holder’s option before the stated maturity and other relevant terms, including any redemption commencement date, repayment date(s), redemption price(s) and redemption period(s);

•

the date or dates on which any interest on the debt securities of the series will be payable, the regular record date or dates we will use to determine who is entitled to receive interest payments and any right to extend or defer the interest payment periods and the duration of the extension;

•

the place or places where the principal and any premium and interest in respect of the debt securities of the series will be payable and where any transfer, conversion or exchange, if applicable, will occur;

•

the depositary for your debt security, if other than DTC, and any circumstances under which the holder may request securities in non-global form, if we choose not to issue your debt security in book-entry form only;

•	if applicable, the circumstances under which we will pay additional amounts on any debt securities and under which we can redeem the debt securities if we have to pay additional amounts;

•	whether your debt securities will be listed on the New York Stock Exchange or any other securities exchange or whether the debt securities will not be listed;

•	if applicable, any additional investment considerations relating to the debt securities;

•

if your debt security is subject to mandatory or optional remarketing or other mandatory or optional resale provisions, the date or period during which such resale may occur, any conditions to such resale and any right of the holder to substitute securities for the securities subject to resale;

•	any conditions or limitations to defeasance of the debt securities, to the extent different from those described under “— Defeasance” in this prospectus;

•	any changes or additions to the events of default or covenants contained in the relevant indenture;

•	if applicable, any subordination provisions that will apply, to the extent different from those described in this prospectus;

•	the names and duties of any co-trustees, authenticating agents, paying agents, transfer agents or registrars for your debt security;

•	any applicable provision related to the Dutch Bail-in Power (as defined below) in connection with applicable regulatory capital, loss absorbing capacity or other requirements;

•	any specific Dutch or U.S. federal income tax considerations relating to the debt securities not addressed in this prospectus; and

•	any other terms of your debt security, which could be different from those described in this prospectus.

If your debt security is a fixed rate debt security, the prospectus supplement will also describe:

•	the annual rate or rates at which your debt security will bear interest, if any;

•	the date or dates from which that interest, if any, will accrue; and

•	the interest payment dates to the extent different from those described herein.

If your debt security is a floating rate debt security, the prospectus supplement will also describe:

•	the interest rate basis;

•	any applicable index currency or maturity, spread or spread multiplier or initial maximum or minimum rate;

•	the interest reset, determination, calculation and payment dates;

•	the day count used to calculate interest payments for any period; and

•	the calculation agent.

The prospectus supplement relating to any series of debt securities may also include, if applicable, a discussion of certain U.S. federal income tax considerations and considerations under the Employee Retirement Income Security Act of 1974, as amended, or ERISA.

Debt securities may bear interest at a fixed rate or a floating rate or we may issue debt securities that bear no interest or that bear interest at a rate below the prevailing market interest rate or at a discount to their stated principal amount. The relevant prospectus supplement will describe special U.S. federal income tax considerations applicable to discount securities or to debt securities issued at par that are treated for U.S. federal income tax purposes as having been issued at a discount.

While this prospectus describes terms that apply generally to all the debt securities, the prospectus supplement applicable to your debt security will summarize specific financial and other terms of your debt security. Consequently, as you read this section, please remember that the specific terms of your debt security as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your debt security.

Holders of debt securities have no voting rights except as explained in this section below under “— Enforcement Events and Remedies.”

Agreement and Acknowledgment with Respect to the Exercise of Dutch Bail-in Power

With a view to Article 55 of the Directive 2014/59/EU of the European Parliament and of the Council (the “Bank Recovery and Resolution Directive” or “BRRD”), unless otherwise indicated in the relevant prospectus supplement, we will include the following two paragraphs in the terms of the debt securities:

(a)

By acquiring any debt securities, each holder and beneficial owner of a debt security or any interest therein acknowledges, agrees to be bound by, and consents to the exercise of, any Dutch Bail-in Power by the relevant resolution authority that may result in the cancellation of all, or a portion, of the principal amount of, or interest on, the debt securities and/or the conversion of all, or a portion, of the principal amount of, or interest on, the debt securities into shares or other securities or other of our obligations or obligations of another person, including by means of a variation to the terms of the debt securities or any expropriation of the debt securities, in each case, to give effect to the exercise by the relevant resolution authority of such Dutch Bail-in Power (whether at the point of non-viability or as taken together with a resolution action). Each holder and beneficial owner of a debt security or any interest therein further acknowledges and agrees that the rights of the holders and beneficial owners of the debt securities are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any Dutch Bail-in Power by the relevant resolution authority. In addition, by acquiring any debt securities, each holder and beneficial owner of a debt security or any interest therein further acknowledges, agrees to be bound by, and consents to the exercise by the relevant resolution authority of, any power to suspend any payment in respect of the debt securities for a temporary period.

(b)

For these purposes, a “Dutch Bail-in Power” is any statutory write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in The Netherlands in effect and applicable in The Netherlands to us or other members of the Group, including but not limited to any such laws, regulations, rules or requirements that are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms (including but not limited to the BRRD and Regulation (EU) No 806/2014 of the European Parliament and of the Council (the “SRM Regulation”)) and/or within the context of a Dutch resolution regime under the Dutch Intervention Act and any amendments thereto, or otherwise, pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled and/or converted into shares or other securities or obligations of the obligor or any other person or may be expropriated (and a reference to the “relevant resolution authority” is to any authority with the ability to exercise a Dutch Bail-in Power).

The Dutch Bail-in Power may be imposed without any prior notice by the relevant resolution authority of its decision to exercise such power. No principal of, or interest on, the debt securities shall become due and payable after the exercise of any Dutch Bail-in Power by the relevant resolution authority except as permitted under the laws and regulations of The Netherlands and the European Union applicable to us.

In addition, the exercise of any Dutch Bail-in Power may require interests in the debt securities and/or other actions implementing any Dutch Bail-in Power to be held or taken, as the case may be, through clearing systems, intermediaries or persons other than DTC.

By acquiring any debt securities, each holder and beneficial owner of a debt security or any interest therein, to the extent permitted by the Trust Indenture Act, shall be deemed to waive any and all claims against the trustee for, and to agree not to initiate a suit against the trustee in respect of, and to agree that the trustee shall not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the exercise of the Dutch Bail-in Power by the relevant resolution authority with respect to such debt securities.

We shall provide a written notice directly to DTC as soon as practicable of any exercise of the Dutch Bail-in Power with respect to any debt securities by the relevant resolution authority for purposes of notifying holders of such occurrence, including the amount of any cancellation of all, or a portion, of the principal amount of, or interest on, such debt securities. We shall also deliver a copy of such notice to the trustee for information purposes. Failure to provide such notices will not have any impact on the effectiveness of, or otherwise invalidate, any such exercise of the Dutch Bail-in Power.

By its acquisition of debt securities, each holder of debt securities acknowledges and agrees that the exercise of the Dutch Bail-in Power by the relevant resolution authority with respect to such debt securities shall not give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

ING Groep’s obligations to indemnify the trustee in accordance with the indentures shall survive the exercise of a Dutch Bail-in Power by the relevant resolution authority with respect to any debt securities.

By acquiring any debt securities, each holder and beneficial owner of a debt security or any interest therein acknowledges and agrees that, upon the exercise of any Dutch Bail-in Power by the relevant resolution authority with respect to the debt securities, (a) the trustee shall not be required to take any further directions from holders of the debt securities under Section 5.15 (Control by Holders) of the senior debt indenture or the Section 5.12 (Control by Holders) of the subordinated debt indenture, as applicable and (b) the senior debt indenture or the subordinated debt indenture, as applicable, shall impose no duties upon the trustee whatsoever with respect to the exercise of any Dutch Bail-in Power by the relevant resolution authority. If holders or beneficial owners of the debt securities have given a direction to the trustee pursuant to the relevant sections of the senior debt indenture or the subordinated debt indenture, as applicable, prior to the exercise of any Dutch Bail-in Power by the relevant resolution authority, such direction shall cease to be of further effect upon such exercise of any Dutch Bail-in Power and shall become null and void at such time. Notwithstanding the foregoing, if, following the completion of the exercise of the Dutch Bail-in Power by the relevant resolution authority in respect of the debt securities, the debt securities remain outstanding (for example, if the exercise of the Dutch Bail-in Power results in only a partial write-down of the principal of the debt securities), then the trustee’s duties under the senior debt indenture or the subordinated debt indenture, as applicable, shall remain applicable with respect to such debt securities following such completion to the extent required by the Trust Indenture Act that we and the trustee shall agree.

By acquiring any debt securities, each holder of debt securities shall be deemed to have (a) consented to the exercise of any Dutch Bail-in Power as it may be imposed without any prior notice by the relevant resolution authority of its decision to exercise such power with respect to such debt securities and (b) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds debt securities to take any and all necessary action, if required, to implement the exercise of any Dutch Bail-in Power with respect to such debt securities as it may be imposed, without any further action or direction on the part of such holder or the trustee.

The exercise of any Dutch Bail-in Power by the relevant resolution authority with respect to any debt securities will not be a default or an event of default under the senior debt indenture or the subordinated indenture, as applicable.

If any debt securities provide for the delivery of property, any reference in this prospectus and the relevant prospectus supplement to payment by ING Groep N.V. under the debt securities will be deemed to include that delivery of property.

The relevant prospectus supplement may describe further related provisions with respect to the Dutch Bail-in Power, including certain waivers by holders of debt securities of certain claims against the trustee, the extent permitted by the Trust Indenture Act.

Subsequent Holders’ Agreement.  Holders of debt securities that acquire such debt securities in the secondary market shall be deemed to acknowledge, accept, agree to be bound by, and consent to, the same provisions described herein and in the relevant prospectus supplement to the same extent as the holders of such debt securities that acquire debt securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the debt securities, including in relation to Dutch Bail-in Powers.

Debt Securities May Be Senior or Subordinated

We may issue senior or subordinated debt securities. Neither the senior debt securities nor the subordinated debt securities will be secured by any property or assets of the Group. Thus, by owning a debt security, you are one of our unsecured creditors.

The senior debt securities will constitute part of our senior debt, will be issued under our senior debt indenture described below, will be our unsecured and unsubordinated obligations, ranking pari passu without any preference among themselves and equally with all of our other unsecured and unsubordinated obligations from time to time outstanding, save as otherwise provided by law.

The subordinated debt securities will constitute part of our subordinated debt, will be issued under our subordinated debt indenture described below and, except as otherwise described in your prospectus supplement, will be subordinate in right of payment to all of our “senior debt,” as defined in the subordinated debt indenture. The prospectus supplement for any series of subordinated debt securities or the information incorporated in this prospectus by reference will indicate the approximate amount of senior indebtedness outstanding.

When we refer to “debt securities” in this prospectus, we mean both the senior debt securities and the subordinated debt securities.

The Senior and Subordinated Debt Indentures

The senior debt securities and the subordinated debt securities are each governed by a document called an indenture — the senior debt indenture, in the case of the senior debt securities, and the subordinated debt indenture, in the case of the subordinated debt securities. Each indenture is a contract between us and The Bank of New York Mellon, which will initially act as trustee. Neither indenture limits our ability to incur additional indebtedness, including additional senior indebtedness.

The trustee under each indenture has two main roles:

•

first, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe later under “— Events of Default and Remedies”; and

•	second, the trustee performs administrative duties for us, such as sending you interest payments and notices.

See “— Our Relationship with the Trustee” below for more information about the trustee.

The indenture and its associated documents, including any supplemental indenture and your debt security, contain the full text of the matters described in this section and the other terms described in your prospectus supplement. A copy of each indenture has been filed with the SEC as part of our registration statement. See “Available Information” above for information on how to obtain a copy.

When we refer to the indenture or the trustee with respect to any debt securities, we mean the indenture under which those debt securities are issued, including any supplemental indenture, and the trustee under that indenture.

Subordination Provisions

Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on those securities. Subordinated debt securities are subordinate in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of our senior indebtedness, including all debt securities we have issued and will issue under the senior debt indenture.

Except as otherwise modified with respect to a particular issuance of debt securities, the subordinated debt indenture defines “senior debt” as all indebtedness and obligations of, or guaranteed or assumed by, ING Groep N.V. for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, whether existing now or in the future, and all amendments, renewals, extensions, modifications and refundings of any indebtedness or obligations of that kind, all the foregoing not stated in the instrument which created, incurred or guaranteed such indebtedness or obligation to be subordinated. Senior debt excludes the subordinated debt securities and any other indebtedness or obligations specifically designated as being subordinate, or not superior, in right of payment to the subordinated debt securities.

We may modify the subordination provisions, including the definition of senior indebtedness, with respect to one or more series of subordinated debt securities. We will describe any such modification in your prospectus supplement.

The subordinated debt indenture provides that, unless all principal of, and any premium or interest on, the senior indebtedness has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

•	in the event of our liquidation (upon dissolution (ontbinding) or otherwise) or a moratorium of payments (surseance van betaling), or if we are declared bankrupt (failliet verklaard); or

•

(a) in the event and during the continuation of any failure by us to pay principal, premium or interest on any senior indebtedness beyond any applicable grace period, unless the failure to pay has been cured or waived or ceased to exist or (b) in the event that any judicial proceeding is pending with respect to a failure by us to make any such payment.

If the trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior indebtedness.

Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. In such an event, the trustee under the subordinated debt indenture and the holders of that series can take limited action against us, as described under “— Enforcement Events and Remedies” below; however, they will not receive any money until the claims of holders of senior indebtedness are fully satisfied.

The subordinated debt indenture allows the holder of senior indebtedness to obtain a court order requiring us and any holder of subordinated debt securities to comply with the subordination provisions.

Our Relationship with the Trustee

The Bank of New York Mellon is initially serving as the trustee for all series of debt securities to be issued under each indenture. The Bank of New York Mellon has provided commercial banking and other services for us and our related companies in the past and may continue to do so in the future. Among other things, The Bank of New York Mellon serves as, or may serve as, trustee or agent with regard to certain of our other outstanding debt obligations.

Consequently, if an actual or potential event of default occurs with respect to any of these securities, trust agreements or subordinated guarantees, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. In that case, the trustee may be required to resign under one or more of the indentures, trust agreements or subordinated guarantees and we would be required to appoint a successor trustee. For this purpose, a “potential event of default” means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

Governing Law

Unless otherwise specified in your prospectus supplement, the senior debt indenture, subordinated debt indenture and the debt securities will be governed by New York law, except that, as specified in the senior debt indenture and subordinated debt indenture, any applicable subordination provisions of each series of subordinated debt securities and provisions relating to waiver of set-off of each series of debt securities and the related provisions in the relevant indenture will be governed by and construed in accordance with Dutch law.

We May Issue Many Series of Debt Securities

We may issue as many distinct series of debt securities under either indenture as we wish. This section summarizes terms of the securities that apply generally to all series. The provisions of each indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture, but also to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series. We will only reopen an issuance if the additional debt securities issued in the reopening and the outstanding debt securities of the relevant series are fungible for U.S. federal income tax purposes. Most of the financial and other specific terms of your series, whether it be a series of the senior debt securities or subordinated debt securities, will be described in your prospectus supplement. Those terms may vary from the terms described here.

When we refer to a series of debt securities, we mean a series issued under the applicable indenture. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the debt security you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

Amounts that We May Issue

Neither indenture limits the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series. Any debt securities owned by us or any of our affiliates are deemed not to be outstanding.

Neither the indentures nor the debt securities limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the debt securities, unless described in your prospectus supplement.

Principal Amount, Stated Maturity and Maturity

The principal amount of a debt security means the principal amount payable at its stated maturity, if any, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount.

The term “stated maturity” with respect to any debt security means the day on which the principal amount of that debt security is scheduled to become due. The principal may become due sooner by reason of redemption or acceleration after an event of default. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the maturity of the principal. We may also issue debt securities that do not have a stated maturity and are perpetual in nature.

We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment.

When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Currency of Debt Securities

Amounts that become due and payable on your debt security in cash will be payable in a currency, composite currency, basket of currencies or currency unit or units specified in your prospectus supplement. We refer to this currency, composite currency, basket of currencies or currency unit or units as a “specified currency.” The specified currency for your debt security will be U.S. dollars, unless your prospectus supplement states otherwise. Some debt securities may have different specified currencies for principal and interest. You will have to pay for your debt securities by delivering the requisite amount of the specified currency for the principal to ING Groep N.V. or another firm that we name in your prospectus supplement, unless other arrangements have been made between you and us or you and that firm. We will make payments on your debt securities in the specified currency, except as described below in “— Payment Mechanics for Debt Securities.” See “— Considerations Relating to Our Debt Securities — Considerations Relating to Securities Linked to a Non-U.S. Dollar Currency” below for more information about risks of investing in debt securities of this kind.

Debt Securities Not Secured by Assets

No series of debt securities will be secured by any property or assets of ING Groep N.V.

Types of Debt Securities

We may issue any of the following three types of senior debt securities or subordinated debt securities (in addition to capital securities):

Fixed Rate Debt Securities

A debt security of this type will bear interest at a fixed rate described in your prospectus supplement. This type includes zero coupon debt securities, which bear no interest and are instead issued at a price lower than the principal amount. See “— Original Issue Discount Debt Securities” below for more information about zero coupon and other original issue discount debt securities.

Unless otherwise specified in your prospectus supplement, each fixed rate debt security that is not a zero coupon debt security will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a fixed rate debt security at the fixed yearly rate stated in your prospectus supplement, until the principal is paid or made available for payment. Each payment of interest due on an interest payment date or the date of maturity will include interest accrued from and including the last date to which interest has been paid, or made available for payment, or from the issue date if no interest has been paid or made available for payment, to but excluding the interest payment date or the date of maturity. Unless otherwise specified in your prospectus supplement, we will compute interest on fixed rate debt securities on the basis of a 360-day year of twelve 30-day months. We will pay interest on each interest payment date and at maturity as described below under “— Payment Mechanics for Debt Securities.”

Floating Rate Debt Securities

A debt security of this type will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. If your debt security is a floating rate debt security, the formula and any adjustments that apply to the interest rate will be specified in your prospectus supplement.

Unless otherwise specified in your prospectus supplement, each floating rate debt security will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a floating rate debt security at the yearly rate determined according to the interest rate formula stated in your prospectus supplement, until the principal is paid or made available for payment. We will pay interest on each interest payment date and at maturity as described below under “— Payment Mechanics for Debt Securities.”

Calculation of Interest. Unless otherwise specified in your prospectus supplement, calculations relating to floating rate debt securities will be made by the calculation agent, an institution that we appoint as our agent for this purpose. That institution may be an affiliate of ours. The prospectus supplement for a particular floating rate debt security will name the institution that we have appointed to act as the calculation agent for that debt security as of its original issue date. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change.

For each floating rate debt security, the calculation agent will determine, on the corresponding interest calculation or determination date, as described in your prospectus supplement, the interest rate that takes effect on each interest reset date. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period — i.e., the period from and including the original issue date, or the last date to which interest has been paid or made available for payment, to but excluding the payment date. For each interest period, the calculation agent will calculate the amount of accrued interest by multiplying the face or other specified amount of the floating rate debt security by an accrued interest factor for the interest period. This factor will equal the sum of the interest factors calculated for each day during the interest period. The interest factor for each day will be expressed as a decimal and will be calculated by dividing the interest rate, also expressed as a decimal, applicable to that day by 360 or by the actual number of days in the year, as specified in your prospectus supplement.

Upon the request of the holder of any floating rate debt security, the calculation agent will provide for that debt security the interest rate then in effect — and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.

All percentages resulting from any calculation relating to a debt security will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, e.g., 9.876541% (or 0.09876541) being rounded down to 9.87654% (or 0.0987654) and 9.876545% (or 0.09876545) being rounded up to 9.87655% (or 0.0987655). All amounts used in or resulting from any calculation relating to a floating rate debt security will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

In determining the base rate that applies to a floating rate debt security during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in your prospectus supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant floating rate debt securities and its affiliates, and they may include affiliates of ING.

Indexed Debt Securities and Convertible Debt Securities

We may issue debt securities having a principal amount payable at maturity and/or amount(s) of interest payable determined by reference to securities of one or more issuers, one or more currencies, one or more commodities, any other financial, economic or other measure or instrument or one or more indices or baskets of the foregoing items. In addition, we may issue debt securities that are convertible into or exchangeable for ordinary shares, cumulative preference shares, ADSs, or other securities of ING Groep N.V. or another issuer. If we issue one of these types of securities, your prospectus supplement will include the relevant information describing how payments of principal and/or amounts of interest on the debt securities will be determined, the circumstances under which the debt securities may be converted, and the material income tax consequences of owning such securities.

Original Issue Discount Debt Securities

A debt security may be an original issue discount debt security. A debt security of this type is issued at a price lower than its principal amount and provides that, upon redemption or acceleration of its maturity, an amount less than its principal amount will be payable. An original issue discount debt security may be a zero coupon debt security. A debt security issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an original issue discount debt security, regardless of the amount payable upon redemption or acceleration of maturity. See “Taxation — Material Tax Consequences of Owning Our Debt Securities — U.S. Taxation — Original Issue Discount” below for a description of the U.S. federal income tax consequences of owning an original issue discount debt security.

Redemption and Repayment

Unless otherwise indicated in your prospectus supplement, your debt security will not be entitled to the benefit of any sinking fund — that is, we will not deposit money on a regular basis into any separate custodial account to repay your debt securities. In addition, we will not be entitled to redeem your debt security before its stated maturity, if any, unless your prospectus supplement specifies a redemption date. You will not be entitled to require us to buy your debt security from you, before its stated maturity, if any, unless your prospectus supplement specifies one or more repayment dates.

Optional Redemption and Repayment at the Holder’s Option

If your prospectus supplement specifies a redemption date or a repayment date, it will also specify one or more redemption prices or repayment prices, which will be expressed as a percentage of the principal amount of your debt security. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities during those periods will apply.

If your prospectus supplement specifies a redemption commencement date, your debt security will be redeemable at our option at any time on or after that date or on specific dates after such date. If we redeem your debt security, we will do so at the specified redemption price, together with interest accrued to the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your debt security is redeemed.

If your prospectus supplement specifies a repayment date, your debt security will be repayable at your option on the specified repayment date at the specified repayment price, together with interest accrued to the repayment date. We urge street name and other indirect owners to contact their banks or brokers for information about how to exercise a repayment right in a timely manner.

Unless the relevant prospectus supplement provides otherwise, in the event that we exercise an option to redeem any debt security, including pursuant to the provisions described under “— Optional Tax and Regulatory Redemption” below, we will give to the trustee and the holder written notice of our election to redeem the debt security, the principal amount of the debt security to be redeemed and the date fixed for such redemption, not less than 30 days nor more than 60 days before the applicable redemption date, except in the event of an optional tax redemption as described below. We will give the notice in the manner described below in “— Notices.”

If we elect to redeem any debt securities, including pursuant to the provisions described under “— Optional Tax and Regulatory Redemption” below, and prior to the payment of the redemption amount with respect to such redemption the relevant resolution authority exercises a Dutch Bail-in Power in respect of such debt securities, the relevant redemption notice will be automatically rescinded and will be of no force and effect, and no payment of the redemption amount will be due and payable. For more information regarding the Dutch Bail-in Power, see “— Acknowledgment and Agreement with Respect to the Exercise of the Dutch Bail-in Power” above.

If a debt security represented by a global security is subject to repayment at the holder’s option, the depositary or its nominee, as the holder, will be the only person who can exercise the right to repayment. Any indirect owners who own beneficial interests in the global security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that such banks or brokers notify the depositary to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.

In addition, we or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

Optional Tax and Regulatory Redemption

Unless otherwise indicated in your prospectus supplement, we may redeem each series of debt securities in whole, but not in part, at our option at any time upon not more than 60 nor less than 30 days’ notice to the holders of such debt securities, at a redemption price equal to the principal amount of such debt securities (or if the debt securities are original issue discount securities, such amount as determined pursuant to the formula set forth in the applicable prospectus supplement) plus any additional amounts due as a result of any withheld tax, if:

•

we would be required to pay additional amounts, as explained below under “— Payment of Additional Amounts with Respect to the Debt Securities,” as a result of any change in or proposed change (Voorstel van Wet) in, or amendment or proposed amendment (Voorstel van Wet) to, the laws or regulations of The Netherlands or a jurisdiction in which a successor of ING Groep N.V. is organized or any political subdivision or authority therein or thereof having the power to tax, or any change in the application of official or generally published interpretation of such laws or regulations, including a decision of any court or tribunal, or any interpretation or pronouncement by any relevant tax authority, which change or amendment (including, for the avoidance of doubt, a decision of any court or tribunal) becomes, or would become, effective on or after the date of issuance of that series or, in the case of a proposed change (Voorstel van Wet), is expected to be enacted or otherwise become effective, on or after the date of issuance of that series;

•

a person located outside The Netherlands, or a jurisdiction in which a successor of ING Groep N.V. is organized, to which we have conveyed, transferred or leased property, would be required to pay additional amounts. We are not required, however, to use reasonable measures to avoid the obligation to pay additional amounts in the event of such merger, conveyance, transfer or lease;

•

in the case of senior debt securities only, as a result of any amendment to, or change in, any Loss Absorption Regulation (as defined below), or any change in the application or official interpretation of any Loss Absorption Regulation, in any such case becoming effective on or after the original issue date of the series of debt securities affected (in each case other than an Excluded Change, as defined below), the debt securities are or (in our opinion or that of the competent authority and/or resolution authority, as appropriate) are likely to be fully or (if so specified in the applicable prospectus supplement) partially excluded from our and/or the Regulatory Group’s (as defined below) minimum requirements for (A) own funds and eligible liabilities and/or (B) loss absorbing capacity instruments, in each case as such minimum requirements are applicable to us and/or the Regulatory Group and determined in accordance with, and pursuant to, the relevant Loss Absorption Regulations; unless the exclusion of the relevant series of debt securities from the relevant minimum requirement(s) is due to the remaining maturity of the debt securities being less than any period prescribed by any applicable eligibility criteria for such minimum requirements under the relevant Loss Absorption Regulations effective with respect to us and/or the Regulatory Group on the original issue date of the series of debt securities affected; or

•

in the case of subordinated debt securities only, there is a change in the regulatory classification of such subordinated debt securities that would be likely to result in their exclusion from Tier 2 capital or reclassification as a lower quality form of own funds for the purposes of the capital adequacy rules applicable to us at the relevant time (other than the capital adequacy rules as in force on the original issue date of the series of subordinated debt securities).

If we redeem your debt security, we will do so at the specified redemption price, together with interest accrued to the redemption date.

Our ability to redeem certain series of debt securities in these circumstances will be subject to obtaining the prior permission of the relevant resolution authority and/or competent authority, as described “Condition to Redemption or Repurchase” below. Unless otherwise specified in the applicable prospectus supplement, (i) such permission may be granted in the context of a redemption of debt securities for tax reasons only if there is a change in the applicable tax treatment of such debt securities which we demonstrate to the satisfaction of the relevant resolution authority and/or competent authority, as applicable, is material and was not reasonably foreseeable at the time of the issuance of the debt securities and (ii) such permission may be granted in the context of a redemption of subordinated debt securities for regulatory reasons only if there is a change in the applicable regulatory classification of such debt securities that would be likely to result in their exclusion from Tier 2 capital or reclassification as a lower quality form of own funds for the purposes of the capital adequacy rules applicable to us at the relevant time (other than the capital adequacy rules as in force on the original issue date of the series of subordinated debt securities) which we demonstrate to the satisfaction of the relevant resolution authority and/or competent authority, as applicable, was not reasonably foreseeable at the time of the issuance of the debt securities.

“Excluded Change” means any amendment to, or change in, the Loss Absorption Regulations to implement the proposals in the form originally announced by the European Commission on November 23, 2016 in order to further strengthen the resilience of EU banks (the “Proposals”) or, if the Proposals have been amended as at the original issue date of the relevant series of debt securities, in the form as so amended as at such date.

“Loss Absorption Regulations” means, at any time, the laws, regulations, requirements, guidelines, rules, standards and policies relating to minimum requirements for own funds and eligible liabilities and/or loss absorbing capacity instruments of the Netherlands, the European Central Bank, the Dutch Central Bank or other competent authority, the resolution authority, the Financial Stability Board and/or of the European Parliament or of the Council of the European Union then in effect in the Netherlands and applicable to us and/or the Regulatory Group including, without limitation to the generality of the foregoing, any delegated or implementing acts (such as regulatory technical standards) adopted by the European Commission and any regulations, requirements, guidelines, rules, standards and policies relating to minimum requirements for own funds and eligible liabilities and/or loss absorbing capacity instruments adopted by the competent authority and/or the resolution authority from time to time (whether or not such regulations, requirements, guidelines, rules, standards or policies are applied generally or specifically to us or to the Regulatory Group).

“Regulatory Group” means ING Groep N.V., its subsidiary undertakings, participations, participating interests and any subsidiary undertakings, participations or participating interests held (directly or indirectly) by any of its subsidiary undertakings from time to time and any other undertakings from time to time consolidated with ING Groep N.V. for regulatory purposes, in each case in accordance with the rules and guidance of the competent authority then in effect.

Condition to Redemption or Repurchase

Notwithstanding any other provision, and unless otherwise indicated in your prospectus supplement, we may redeem or purchase our debt securities (and give notice thereof to the holders of such debt securities in the case of redemption) only if we have obtained the prior permission of the relevant resolution authority and/or competent authority, as appropriate, at the time of redemption or purchase, if such permission is at the relevant time and in the relevant circumstances required, and subject to applicable law or regulation (including without limitation under Directive 2013/36/EU (CRD IV), Regulation (EU) No 575/2013 (CRR including articles 77 and 78 thereof), Commission Delegated Regulation (EU) No 241/2014 and Regulation (EU) No 806/2014 (SRMR), as may be amended or replaced from time to time, and any delegated or implementing acts, laws, regulations, regulatory technical standards, rules or guidelines once in effect in The Netherlands and as then in effect).

Unless the relevant prospectus supplement provides otherwise, we or our affiliates may, whether in the context of market making or otherwise, purchase debt securities, either in the open market at prevailing prices or in private transactions at negotiated prices, in each case subject to prior permission of the relevant resolution authority and/or competent authority, as appropriate, at the time of redemption or purchase, if such permission is then required by applicable law or regulation including without limitation under Directive 2013/36/EU (CRD IV), Regulation (EU) No 575/2013 (CRR including articles 77 and 78 thereof), Commission Delegated Regulation (EU) No 241/2014 and Regulation (EU) No 806/2014 (SRMR), as may be amended or replaced from time to time, and any delegated or implementing acts, laws, regulations, regulatory technical standards, rules or guidelines once in effect in The Netherlands and as then in effect). Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

As at the date of this Prospectus, the relevant resolution authority is the Single Resolution Board and the competent authority is the European Central Bank.

Mergers and Similar Transactions

We are generally permitted to merge or consolidate with or into another company. We are also permitted to sell substantially all our assets to another company. With regard to any series of debt securities, however, we may not take any of these actions unless all the following conditions are met:

•

If we are not the successor entity, the successor entity must expressly agree to be legally responsible for the debt securities of that series and the indenture with respect to that series and must be organized as a corporation, partnership, trust, limited liability company or similar entity. The successor entity may be organized under the laws of any jurisdiction.

•	The merger, sale of assets or other transaction must not cause an event of default on the debt securities or any event which, after notice or lapse of time or both, would become an event of default.

If the conditions described above are satisfied with respect to the debt securities of any series, we will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell our assets substantially as an entirety to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of ING Groep N.V. but in which we do not merge or consolidate, and any transaction in which we sell less than substantially all our assets.

Subject to applicable law and regulation (including our obtaining the prior permission of the Single Resolution Board (as resolution authority) and/or the European Central Bank (as competent authority), or any successor relevant resolution authority and/or competent authority, as appropriate, if such permission is required), any of our wholly owned subsidiaries may assume our obligations under the debt securities of any series without the consent of any holder. We, however, must irrevocably guarantee (on a subordinated basis in substantially the manner described under “— Debt Securities May Be Senior or Subordinated — Subordination Provisions” above, in the case of subordinated debt securities) the obligations of the subsidiary under the debt securities of that series. If we do, all of our direct obligations under the debt securities of the series and the applicable indenture shall immediately be discharged. Unless the relevant prospectus supplement provides otherwise, any additional amounts under the debt securities of the series will, to the extent provided as described under “— Payment of Additional Amounts with Respect to the Debt Securities” below, be payable in respect of any taxes imposed by the jurisdiction in which the successor entity is organized, rather than taxes imposed by The Netherlands, subject to exceptions equivalent to those that apply to any obligation to pay additional amounts in respect of taxes imposed by The Netherlands. However, if we make payment under this guarantee, we shall also be required to pay additional amounts related to taxes (subject to the exceptions set forth in “— Payment of Additional Amounts with Respect to the Debt Securities” above) imposed by The Netherlands due to this guarantee payment. A subsidiary that assumes our obligations will also be entitled to redeem the debt securities of the relevant series in the circumstances described under “— Redemption and Repayment” above with respect to any change or amendment to, or change in the official application of the laws or regulations of the assuming corporation’s jurisdiction of incorporation as long as the change or amendment occurs after the date of the subsidiary’s assumption of our obligations.

Tax authorities, including the U.S. Internal Revenue Service, might deem an assumption of our obligations as described above to be an exchange of the existing debt securities for new debt securities, resulting in a recognition of taxable gain or loss and possibly other adverse tax consequences. Investors should consult their tax advisors regarding the tax consequences of such an assumption. If we merge, consolidate or sell our assets substantially in their entirety, neither we nor any successor would have any obligation to compensate you for any resulting adverse tax consequences relating to your debt securities.

Defeasance

Defeasance and Covenant Defeasance

Unless we say otherwise in your prospectus supplement, the provisions for full defeasance and covenant defeasance described below apply to each series of senior or subordinated debt securities. In general, we expect these provisions to apply to each debt security that has a specified currency of U.S. dollars and is not a floating rate.

Full Defeasance. If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from all payments and other obligations on your debt securities. This is called full defeasance. To do so, each of the following must occur:

•

We must deposit in trust for the benefit of all holders a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on your debt securities on their various due dates.

•

There must be a change in current U.S. federal tax law or an Internal Revenue Service ruling that lets us make the above deposit without causing you to be taxed on your debt security any differently than if we did not make the deposit and just repaid the debt security ourselves. Under current U.S. federal tax law, the deposit and our legal release from the debt security would be treated as though we took back your debt security and gave you your share of the cash or bonds deposited in trust. In that event, you could recognize gain or loss on your debt security.

•	We must deliver to the trustee a legal opinion of our counsel confirming the tax law change or Internal Revenue Service ruling described above.

In the case of the subordinated debt securities, the following requirements must also be met:

•

No event or condition may exist that, under the provisions described above under “— The Senior Debt Indenture and the Subordinated Debt Indenture — Subordination Provisions,” would prevent us from making payments of principal, premium or interest on those subordinated debt securities on the date of the deposit referred to above or during the 90 days after that date; and

•

We must deliver to the trustee an opinion of counsel to the effect that (a) the trust funds will not be subject to any rights of holders of senior indebtedness; and (b) after the 90-day period referred to above, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, except that if a court were to rule under any of those laws in any case or proceeding that the trust funds remained our property, then the relevant trustee and the holders of the subordinated debt securities would be entitled to some enumerated rights as secured creditors in the trust funds.

If we ever fully defease your debt security, you will have to rely solely on the trust deposit for payments on your debt security. You will not be able to look to us for payment in the event of any shortfall.

Covenant Defeasance. Under current U.S. federal tax law, we can make the same type of deposit described above and be released from any restrictive covenants relating to your debt security that may be described in your prospectus supplement. This is called covenant defeasance. In that event, you would lose the protection of those restrictive covenants. In order to achieve covenant defeasance, we must do both of the following:

•	we must deposit in trust for the benefit of the holders of those debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and other payments on your debt security on their various due dates; and

•

we must deliver to the trustee a legal opinion of our counsel confirming that under then-current U.S. federal income tax law we may make the above deposit without causing you to be taxed on your debt security any differently than if we did not make the deposit and just repaid the debt security ourselves.

In addition, in order to achieve covenant defeasance for any subordinated debt securities that have the benefit of any restrictive covenants, the conditions described in the last two bullet points under “— Full Defeasance” above must be satisfied. Subordinated debt securities will not have the benefit of any restrictive covenants unless your prospectus supplement specifically provides that they do.

If we accomplish covenant defeasance with regard to your debt security, the following provisions of the indenture and the debt securities would no longer apply:

•	any additional covenants that your prospectus supplement may state are applicable to your debt security; and

If we accomplish covenant defeasance, you can still look to us for repayment of your debt security in the event of any shortfall in the trust deposit. You should note, however, that if an event of default occurs, like our bankruptcy, and your debt security becomes immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Our ability to effect full defeasance or covenant defeasance with respect to any series of debt securities will be subject to obtaining the prior permission of the relevant resolution authority and/or competent authority, as described “Condition to Redemption or Repurchase” above. Unless otherwise specified in the applicable prospectus supplement, such permission may be granted for the purpose of defeasance or covenant defeasance only if there is a change in the applicable tax treatment of such debt securities which we demonstrate to the satisfaction of the relevant resolution authority and/or competent authority, as applicable, is material and was not reasonably foreseeable at the time of the issuance of such debt securities.

Events of Default and Remedies

Events of Default and Acceleration of Principal

Unless otherwise specified in your prospectus supplement, an “event of default” with respect to any series of debt securities will result only if:

•	we are declared bankrupt by a court of competent jurisdiction in The Netherlands (or such other jurisdiction in which we may be organized); or

•

an order is made or an effective resolution is passed for our winding-up or liquidation, unless this is done in connection with a merger, consolidation or other form of combination with another company and (a) we are permitted to enter into such merger, consolidation or combination pursuant the provisions described under “— Mergers and Similar Transactions” above or (b) the requisite majority of holders of the relevant series of debt securities, as described under “Modifications of the Indentures — Changes Requiring Majority Approval”, has waived the requirement that we comply with the covenant contained in “— Mergers and Similar Transactions” above.

Upon the occurrence of an event of default, and only in such instance, the entire principal amount of each series of our debt securities will be automatically accelerated, without any action by the trustee or any holder, and will become immediately due and payable together with accrued but unpaid interest, subject to obtaining the approvals described under “— Condition to Redemption or Repurchase” above and, in the case of subordinated debt securities, to the applicable subordination provisions described under “— Subordination Provisions” above and in the relevant prospectus supplement. The payment of principal of our debt securities will be accelerated only in the event of an event of default (but not the bankruptcy, insolvency or reorganization of any of our subsidiaries). There will be no right of acceleration of the payment of principal of our debt securities if we fail to pay any principal, interest or any other amount (including upon redemption) on such debt securities or in the performance of any of our covenants or agreements contained in such debt securities. No such payment default or performance default will result in an event of default under our debt securities or permit any holders to take action to enforce the debt securities, except as described under “— Limited Remedies for Non-Payment and Breach of Obligations; Trust Indenture Act Remedies” below. Moreover, the exercise of any Dutch Bail-in Power by the relevant resolution authority, as described under “— Agreement and Acknowledgment with Respect to the Exercise of Dutch Bail-in Power” above, will not be an event of default.

Limited Remedies for Non-Payment and Breach of Obligations; Trust Indenture Act Remedies

The sole remedies of the holders of our debt securities and the trustee for our breach of any obligation under the debt securities or the senior debt indenture or subordinated debt indenture, as applicable, shall be (1) to demand payment of any principal or interest that we fail to pay when it has become due and payable and, in the case of interest, where such failure continues for at least 30 days (provided that the trustee has provided us with notice of such failure to pay interest at least 15 days prior to the end of such 30-day period), (2) to seek enforcement of any of our other obligations under any debt security, the senior debt indenture or the subordinated debt indenture (other than any payment obligation) or damages for our failure to satisfy any such obligation, (3) to exercise the remedies described under “— Events of Default” above and (4) to claim in any proceeding relating to our liquidation (upon dissolution (ontbinding) or otherwise), moratorium of payments (surseance van betaling) or bankruptcy (faillissement). The foregoing shall not prevent holders of our debt securities or the trustee from instituting proceedings for our bankruptcy.

Notwithstanding the foregoing, (1) the trustee shall have such powers as are required to be authorized to it under the Trust Indenture Act in respect of the rights of the holders of our debt securities under the provisions of the senior debt indenture and subordinated debt indenture and (2) nothing shall impair the right of a holder of our debt securities under the Trust Indenture Act, absent such holder’s consent, to sue for any payment due but unpaid with respect to its debt securities; provided that any judgment or award obtained in respect of a series of our subordinated debt securities or the subordinated debt indenture will be subject to the subordination provisions set forth in the subordinated debt indenture and any subordination provision in any applicable supplemental indenture thereto.

No Other Remedies

Other than the limited remedies specified herein under “Limited Remedies for Non-Payment and Breach of Obligations; Trust Indenture Act Remedies” above, no remedy against us will be available to the trustee (acting on behalf of the holders of our debt securities) or holders of our debt securities whether for the recovery of amounts owing in respect of such debt securities or under the senior debt indenture or subordinated debt indenture or in respect of any breach by us of any of our obligations under or in respect of the terms of our debt securities or the senior debt indenture or subordinated debt indenture in relation thereto; provided, however, that such limitation shall not apply to our obligations to pay the fees and expenses of, and to indemnify, the trustee (including fees and expenses of trustee’s counsel) and the trustee’s rights to apply money collected to first pay its fees and expenses shall not be subject to the subordination provisions set forth in the subordinated debt indenture and any subordination provision in any supplemental indenture thereto.

Waiver of Set-Off and Counterclaim

Subject to applicable law and unless the applicable prospectus supplement provides otherwise, neither any holder or beneficial owner of our debt securities nor the trustee acting on behalf of the holders and beneficial owners of our debt securities may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by us in respect of, or arising under, or in connection with, our debt securities, the senior debt indenture or the subordinated debt indenture, and each holder and beneficial owner of our debt securities, by virtue of its holding of any such debt securities or any interest therein, and the trustee acting on behalf of the holders and beneficial owners of our debt securities, shall be deemed to have waived all such rights of set-off, compensation or retention. If, notwithstanding the above, any amounts due and payable to any holder or beneficial owner of a debt security or any interest therein by us in respect of, or arising under, the debt securities, the senior debt indenture or the subordinated debt indenture, are discharged by set-off, such holder or beneficial owner shall, subject to applicable law, immediately pay an amount equal to the amount of such discharge to us (or, in the event of our liquidation (upon dissolution (ontbinding) or otherwise) or a moratorium of payments (surseance van betaling), or if we are declared bankrupt (failliet verklaard), our liquidator or administrator, as the case may be) and, until such time as payment is made, shall hold an amount equal to such amount in trust (where possible) or otherwise for us (or our liquidator or administrator, as the case may be) and, accordingly, any such discharge shall be deemed not to have taken place. By its acquisition of our debt securities, each holder and beneficial owner agrees to be bound by these provisions relating to waiver of set-off. No holder of our debt securities shall be entitled to proceed directly against us except as described in “—Limitation on Suits” below.

Trustee’s Duties

In case of a default under any series of our debt securities, the trustee shall exercise such of the rights and powers vested in it by the senior debt indenture or subordinated debt indenture, as applicable, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. For these purposes, a “default” shall occur upon (i) the occurrence of an event of default, (ii) failure by us to pay any principal or interest when it has become due and payable and, in the case of interest, where such failure continues for at least 30 days (provided that the trustee has provided us with notice of such failure to pay interest at least 15 days prior to the end of such 30-day period) or (iii) breach by us of any term, obligation or commitment (other than any payment obligation) binding on us under the relevant series of debt securities or the senior debt indenture or the subordinated debt indenture, as applicable. Holders of a majority of the aggregate principal amount of the outstanding debt securities of a series may waive any past default specified in clause (iii) in the preceding sentence but may not waive any past default specified in clauses (i) and (ii) in the preceding sentence. For the avoidance of doubt, the exercise of any Dutch Bail-in Power by the relevant resolution authority, as described under “— Agreement and Acknowledgment with Respect to the Exercise of Dutch Bail-in Power” above, will not be a default for these purposes.

If a default occurs and is continuing with respect to any series of our debt securities, the trustee will have no obligation to take any action at the direction of any holders of such series of the debt securities, unless they have offered the trustee security or indemnity satisfactory to the trustee in its sole discretion. The holders of a majority in aggregate principal amount of the outstanding debt securities of a series shall have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the trustee for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series of the debt securities. However, this direction (a) must not be in conflict with any rule of law or the senior debt indenture or subordinated debt indenture, as applicable and (b) must not be unjustly prejudicial to the holder(s) of such series of the debt securities not taking part in the direction, in the case of either (a) or (b) as determined by the trustee in its sole discretion. The trustee may also take any other action, not inconsistent with the direction, that it deems proper.

The trustee is required to, within 90 days of a default with respect to the debt securities of any series, give to each affected holder of the debt securities of the affected series notice of any default known to a responsible officer of the trustee, unless the default has been cured or waived. However, the trustee will be entitled to withhold notice if a trust committee of responsible officers of the trustee determine in good faith that withholding of notice is in the interest of the holders.

The trustee makes no representations, and shall not be liable with respect to, any information set forth in this prospectus.

We Will Give the Trustee Information about Defaults Annually

We will furnish to the trustee every year a written statement of two of our officers certifying that to their knowledge we are in compliance with the debt securities and the indenture they are issued under, or else specifying any default.

We urge book-entry and other indirect owners to consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee. Book-entry and other indirect owners are described under “Legal Ownership and Book-Entry Issuance.”

Limitation on Suits

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, all of the following must occur:

•	the holder must give the trustee a written notice that a default has occurred and remains uncured;

•	the holders of 25% in outstanding principal amount of the debt securities must make a written request that the trustee take action because of the default;

•	such holder must offer indemnity satisfactory to the trustee in its sole discretion against the cost and other liabilities of taking that action;

•	the trustee must not have taken action for 60 days after receipt of the above notice and offer of security or indemnity; and

•	the trustee must not have received an inconsistent direction from the majority in principal amount of the debt securities during that period.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder of the debt securities under the Trust Indenture Act, absent such holder’s consent, to sue for any payments due but unpaid with respect to the debt securities.

Modifications of the Indentures

There are four types of changes we can make to a particular indenture and the debt securities issued thereunder.

Changes Requiring Each Holder’s Approval

First, there are changes that we or the trustee cannot make without the approval of each holder of a debt security affected by the change under a particular indenture. We cannot:

•	change the stated maturity, if any, for any principal or interest payment on a debt security;

•	reduce the principal amount, the amount payable on acceleration of the maturity after an event of default, the interest rate or the redemption price or any premium for a debt security;

•	change our obligation to pay additional amounts in respect of a debt security;

•	permit redemption of a debt security if not previously permitted;

•	modify the provisions of the indenture with respect to the subordination of the debt securities in a manner adverse to holders;

•	impair any right a holder may have to require repayment or conversion of its debt security;

•	change the currency of any payment on a debt security other than as permitted by the debt security;

•	change the place of payment on a debt security, if it is in non-global form;

•	impair a holder’s right to sue for payment of any amount due on its debt security;

•

reduce the percentage in principal amount of the debt securities and any other affected series of debt securities, taken together, the approval of whose holders is needed to change the indenture or the debt securities;

•

reduce the percentage in principal amount of the debt securities and any other affected series of debt securities, taken separately or together, as the case may be, the consent of whose holders is needed to waive our compliance with the applicable indenture or to waive defaults; and

•

change the provisions of the applicable indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected debt security.

Changes Not Requiring Approval

The second type of change does not require any approval by holders of the debt securities. These changes are limited to clarifications and changes that would not adversely affect the debt securities in any material respect. Nor do we need any approval to make any change that affects only debt securities to be issued under the applicable indenture after the changes take effect.

We may also make changes or obtain waivers that do not adversely affect a particular debt security, even if they affect other debt securities. In those cases, we do not need to obtain the approval of the holder of that debt security; we need only obtain any required approvals from the holders of the affected debt securities or other debt securities.

Modification of Subordination Provisions

We may not amend the subordinated debt indenture to alter the subordination of any outstanding subordinated debt securities without the written consent of each holder of senior indebtedness then outstanding who would be adversely affected. In addition, we may not modify the subordination provisions of the subordinated debt indenture in a manner that would adversely affect the subordinated debt securities of any one or more series then outstanding in any material respect, without the consent of the holders of a majority in aggregate principal amount of all affected series then outstanding, voting together as one class (and also of any affected series that by its terms is entitled to vote separately as a series, as described below).

Changes Requiring Majority Approval

Any other change to either indenture and the debt securities issued under that indenture would require the following approval:

•	if the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of the relevant series of debt securities; or

•

if the change affects more than one series of debt securities issued under an indenture, it must be approved by the holders of a majority in principal amount of the series affected by the change, with all affected series voting together as one class for this purpose (and of any series that by its terms is entitled to vote separately as a series, as described below).

In each case, the required approval must be given by written consent.

The same majority approval would be required for us to obtain a waiver of any of our covenants in either indenture. Our covenants include the promises we make about merging which we describe above under “— Mergers and Similar Transactions.” If the holders agree to waive a covenant, we will not have to comply with it. A majority of holders, however, cannot approve a waiver of any provision in a particular debt security, or in the applicable indenture as it affects that debt security, that we cannot change without the approval of each holder of that debt security as described above in “— Changes Requiring Each Holder’s Approval” unless that holder approves the waiver.

Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the applicable indenture or the debt securities or request a waiver.

Special Rules for Action by Holders

When holders take any action under either the senior or subordinated debt indenture, such as giving a notice of default, approving any change or waiver or giving the trustee an instruction, we will apply the following rules.

Only Outstanding Debt Securities Are Eligible

Only holders of outstanding debt securities of the applicable series will be eligible to participate in any action by holders of debt securities of that series. Also, we will count only outstanding debt securities of that series in determining whether the various percentage requirements for taking action have been met. For these purposes, a debt security will not be “outstanding”:

•	if it has been surrendered for cancellation;

•	if we have deposited or set aside, in trust for its holder, money for its payment or redemption;

•	if we have fully defeased it as described above under “— Defeasance — Defeasance and Covenant Defeasance — Full Defeasance”; or

•	if we or one of our affiliates is the owner.

Special Series Voting Rights

We may issue series of debt securities that are entitled, by their terms, to vote separately on matters (for example, modification or waiver of provisions in the applicable indenture) that would otherwise require a vote of all affected series, voting together as a single class. Any such series would be entitled to vote together with all other affected series, voting together as a single class, and would also be entitled to vote separately, as a series only. In some cases, other parties may be entitled to exercise these special voting rights on behalf of holders of the relevant series. For series of debt securities that have these rights, the rights will be described in your prospectus supplement. For series that do not have these special rights, voting will occur as described in the preceding section, but subject to any separate voting rights of any series having special rights. We may issue series having these or other special rights without obtaining the consent of or giving notice to holders of outstanding securities.

Eligible Principal Amount of Some Debt Securities

In some situations, we may follow special rules in calculating the principal amount of a debt security that is to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a currency or currency unit other than U.S. dollars, increases over time or is not to be fixed until maturity.

For any debt security of the kind described below, we will decide how much principal amount to attribute to the debt security as follows:

•

for an original issue discount debt security, we will use the principal amount that would be due and payable on the action date if the maturity of the debt security were accelerated to that date because of an event of default; or

•	for debt securities with a principal amount denominated in one or more currencies or currency units other than the U.S. dollar, we will use the U.S. dollar equivalent, which we will determine.

Determining Record Dates for Action by Holders

We will generally be entitled to set any date as a record date for the purpose of determining the holders that are entitled to take action under either the senior or subordinated debt indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by the holders. If we or the trustee set a record date for an approval or other action to be taken by the holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities.

Form, Exchange and Transfer of Debt Securities

Form

We will issue each debt security in global — i.e., book-entry — form only, unless we specify otherwise in your prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under “Legal Ownership and Book-Entry Issuance.”

If any debt securities cease to be issued in registered global form, they will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	unless we indicate otherwise in your prospectus supplement, in denominations of $1,000 and integral multiples of $1,000.

Transfer and Exchange

Unless we indicate otherwise in your prospectus supplement, holders may exchange their debt securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.

Holders may exchange or transfer their debt securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated debt securities at that office. We have appointed the trustee to act as our agent for registering debt securities in the names of holders and transferring and replacing debt securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any debt securities.

If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the debt securities of any series are redeemable and we redeem less than all those debt securities, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any debt security selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

If a debt security is issued as a global debt security, only the depositary — e.g., DTC, Euroclear or Clearstream, Luxembourg — will be entitled to transfer and exchange the debt security as described in this subsection, since the depositary will be the sole holder of the debt security.

The rules for exchange described above apply to exchanges of debt securities for other debt securities of the same series and kind. If a debt security is exchangeable for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of exchange will be described in your prospectus supplement.

Payment Mechanics for Debt Securities

Who Receives Payment?

If interest is due on a debt security on an interest payment date, we will pay the interest to the person or entity in whose name the debt security is registered at the close of business on the regular record date relating to the interest payment date as described below under “— Payment and Record Dates for Interest.” If interest is due at maturity but on a day that is not an interest payment date, we will pay the interest to the person or entity entitled to receive the principal of the debt security. If the principal or another amount besides interest is due on a debt security at maturity, we will pay the amount to the holder of the debt security against surrender of the debt security at a proper place of payment, or, in the case of a global security, in accordance with the applicable policies of DTC, Euroclear and Clearstream, Luxembourg, as applicable.

Payment and Record Dates for Interest

Unless we specify otherwise in your prospectus supplement, interest on any fixed rate debt security will be payable semiannually each May 15 and November 15 and at maturity, and the regular record date relating to an interest payment date for any fixed rate debt security will be the May 1 or November 1 next preceding that interest payment date. The regular record date relating to an interest payment date for any floating rate debt security will be the 15th calendar day before that interest payment date. These record dates will apply regardless of whether a particular record date is a “business day,” as defined below. For the purpose of determining the holder at the close of business on a regular record date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day.

Notwithstanding the foregoing, the record date for any payment date for a debt security in book-entry form will be the business day prior to the payment date.

Business Day

Unless we specify otherwise in your prospectus supplement, the term “business day” means, for any debt security, a day that meets all the following applicable requirements:

•

for all debt securities, it is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in The Netherlands or New York City generally are authorized or obligated by law, regulation or executive order to close and that satisfies any other criteria specified in your prospectus supplement;

•

if the debt security is a floating rate debt security whose interest rate is based on LIBOR, it is also a day on which dealings in the relevant index currency specified in your prospectus supplement are transacted in the London interbank market;

•

if the debt security has a specified currency other than U.S. dollars or euro, it is also a day on which banking institutions are not authorized or obligated by law, regulation or executive order to close in the principal financial center of the country issuing the specified currency;

•

if the debt security either is a floating rate debt security whose interest rate is based on EURIBOR or has a specified currency of euro, it is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System, or any successor system, is open for business;

•

if the debt security is held through Euroclear, it is also not a day on which banking institutions in Brussels, Belgium are generally authorized or obligated by law, regulation or executive order to close; and

•

if the debt security is held through Clearstream, Luxembourg, it is also not a day on which banking institutions in Luxembourg are generally authorized or obligated by law, regulation or executive order to close.

How We Will Make Payments Due in U.S. Dollars

We will follow the practice described in this subsection when paying amounts due in U.S. dollars. Payments of amounts due in other currencies will be made as described in the next subsection.

Payments on Global Debt Securities. We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “Legal Ownership and Book-Entry Issuance — What Is a Global Security?”

Payments on Non-Global Debt Securities. Unless otherwise specified in your prospectus supplement, we will make payments on a debt security in non-global form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the record date. We will make all other payments by check to the paying agent described below, against surrender of the debt security. All payments by check will be made in next-day funds, i.e., funds that become available on the day after the check is deposited.

Alternatively, if a non-global security has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.

How We Will Make Payments Due in Other Currencies

We will follow the practice described in this subsection for payment amounts that are due in a specified currency other than U.S. dollars.

Payments on Global Debt Securities. We will make payments on a global debt security in the applicable specified currency in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described below in the section entitled “Legal Ownership and Book-Entry Issuance — What is a Global Security?”

Indirect owners of a global security denominated in a currency other than U.S. dollars should consult their banks or brokers for information on how to request payment in the specified currency.

Payments on Non-Global Debt Securities. Except as described in the last paragraph under this heading, we will make payments on debt securities in non-global form in the applicable specified currency. We will make these payments by wire transfer of immediately available funds to any account that is maintained in the applicable specified currency at a bank designated by the holder and acceptable to us and the trustee. To designate an account for wire payment, the holder must give the paying agent appropriate wire instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the regular record date. In the case of any other payment, the payment will be made only after the debt security is surrendered to the paying agent. Any instructions, once properly given, will remain in effect unless and until new instructions are properly given in the manner described above.

If a holder fails to give instructions as described above, we will notify the holder at the address in the trustee’s records and will make the payment within five business days after the holder provides appropriate instructions. Any late payment made in these circumstances will be treated under the indenture as if made on the due date, and no interest will accrue on the late payment from the due date to the date paid.

Although a payment on a debt security in non-global form may be due in a specified currency other than U.S. dollars, we will make the payment in U.S. dollars if the holder asks us to do so. To request U.S. dollar payment, the holder must provide appropriate written notice to the trustee at least five business days before the next due date for which payment in U.S. dollars is requested. In the case of any interest payment due on an interest date, the request must be made by the person or entity who is the holder on the regular record date. Any request, once properly made, will remain in effect unless and until revoked by notice properly given in the manner described above.

Book-entry and other indirect owners of a debt security with a specified currency other than U.S. dollars should contact their banks or brokers for information about how to receive payments in the specified currency or in U.S. dollars.

Conversion to U.S. Dollars. Unless otherwise indicated in your prospectus supplement, holders are not entitled to receive payment in U.S. dollars of an amount due in another currency, whether on a global debt security or on a non-global debt security.

If your prospectus supplement specifies that holders may request that we make payments in U.S. dollars of an amount due in another currency, the exchange rate agent described below will calculate the U.S. dollar amount you receive in the exchange agent’s discretion. A holder that requests payment in U.S. dollars will bear all associated currency exchange costs, which will be deducted from the payment.

When the Specified Currency Is Not Available. If we are obligated to make any payment in a specified currency other than U.S. dollars, and the specified currency is not available to us due to circumstances beyond our control — which may include the imposition of exchange controls or a disruption in the currency markets — we will be entitled to satisfy our obligation to make the payment in that specified currency by making the payment in U.S. dollars, on the basis of the exchange rate determined by the exchange rate agent described below in its discretion.

The foregoing will apply to any debt security, whether in global or non-global form, and to any payment, including a payment at maturity. Any payment made under the circumstances and in the manner described above will not result in a default or an event of default under any debt security or the applicable indenture.

Exchange Rate Agent. If we issue a debt security in a specified currency other than U.S. dollars, we will appoint a financial institution to act as the exchange rate agent and will name the institution initially appointed when the debt security is originally issued in your prospectus supplement. We may select ING Financial Markets LLC or another of our affiliates to perform this role. We may change the exchange rate agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change.

All determinations made by the exchange rate agent will be made in its sole discretion unless we state in your prospectus supplement that any determination is subject to our approval. In the absence of manifest error, those determinations will be conclusive for all purposes and binding on you and us, without any liability on the part of the exchange rate agent.

Payment When Offices Are Closed

If any payment is due on a debt security on a day that is not a business day, unless we specify otherwise in your prospectus supplement, we will make the payment on the next day that is a business day unless such business day would fall in the next calendar year. Payments postponed to the next business day in this situation will be treated under the indenture as if they were made on the original due date. A postponement of this kind will not result in a default or an event of default under any debt security or the applicable indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day. The term “business day” has a special meaning, which we describe above under “— Business Day”

Paying Agent

We may appoint one or more financial institutions to act as our paying agents, at whose designated offices debt securities in non-global form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. Initially, we have appointed the trustee, at its corporate trust office in New York City, as the paying agent. We must notify the trustee of changes in the paying agents.

Unclaimed Payments

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Payment of Additional Amounts with Respect to the Debt Securities

Unless otherwise indicated in your prospectus supplement, all amounts of principal of, and any premium and interest on, any debt securities will be paid by ING Groep N.V. or any successor thereof without deduction or withholding for any taxes, assessments or other charges imposed by the government of The Netherlands, or the government of a jurisdiction in which a successor to ING Groep N.V. is organized or resident for tax purposes, unless such deduction or withholding is required by applicable law. If deduction or withholding of any of these charges is required by The Netherlands, or by a jurisdiction in which a successor to ING Groep N.V. is organized or resident for tax purposes, ING Groep N.V. or such successor, as the case may be, will pay as additional interest any additional amounts necessary to make the net amount paid to the affected holders equal the amount the holders would have received in the absence of the deduction or withholding. However, “additional amounts” will not be paid for:

•	the amount of any tax, assessment or other governmental charge imposed by any taxing authority of or in the United States;

•	the amount of any tax, assessment or other governmental charge which is only payable because:

¡

a connection, other than the holding or ownership of the debt security or the receipt of interest and principal thereon, exists between the holder and The Netherlands (or such jurisdiction in which a successor to ING Groep N.V. is organized or resident for tax purposes);

¡	the holder presented the debt security for payment (where presentation is required) more than 15 days after the date on which the relevant payment became due or was provided for, whichever is later;

¡

the holder failed to comply, on a timely basis, with a written request of ING Groep N.V. or any successor thereof for any applicable information or certification that would have, if provided on a timely basis, permitted the payment to be made without withholding or deduction (or with a reduced rate of withholding or deduction);

•	the amount of any estate, inheritance, gift, sales, excise, transfer or personal property tax or any similar tax, duty, assessment or governmental charge;

•	the amount of any tax, assessment or other governmental charge which is payable other than by deduction or withholding from a payment on or in respect of the debt securities;

•

the amount of any tax, assessment or other governmental charge that a holder or beneficial owner would have been able to avoid (but has not so avoided) by presenting and surrendering the relevant debt security to another paying agent (where presentation and surrendering is required);

•

the amount of any tax, assessment or other governmental charge which is payable by any person acting as custodian bank or collecting agent on behalf of a holder, or otherwise in any manner which does not constitute a withholding or deduction by ING Groep N.V., its paying agent, or any successor thereof from payments made by it;

•

the amount of any tax, assessment or other governmental charge which is withheld or deducted by a paying agent from a payment if the payment could have been made by another paying agent without such withholding or deduction;

•

the amount of any tax, assessment or other governmental charge which is payable by reason of a change in law that becomes effective more than 30 days after the relevant payment becomes due and is made available for payment to the holders, unless such tax, assessment or other governmental charge would have been applicable had payment been made within such 30 day period; or

•	any combination of the taxes, assessments or other governmental charges described above.

In addition, we will not pay “additional amounts” to a holder that is a fiduciary or partnership or an entity that is not the sole beneficial owner of the payment where the law requires the payment to be included in the income of a beneficiary or settlor for tax purposes with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such “additional amounts” had it been the holder.

For the avoidance of doubt, unless the relevant prospectus supplement provides otherwise, any amounts to be paid by us on the debt securities will be paid net of any FATCA Withholding Tax, and we will not be required to pay additional amounts or otherwise indemnify a holder of the debt securities on account of any FATCA Withholding Tax deducted or withheld by us, any paying agent, or any other party.

Whenever reference is made in any context to the principal of, and any interest on, any debt security, such mention shall be deemed to include any relevant premium or additional amounts to the extent that, in such context, additional amounts are, were or would be payable in respect of such debt security.

The prospectus supplement will describe any additional circumstances under which additional amounts will not be paid with respect to debt securities.

Unless the relevant prospectus supplement provides otherwise, any paying agent shall be entitled to make a deduction or withholding from any payment which it makes under the debt securities and the debt securities indenture for or on account of (i) any present or future taxes, duties, assessments or governmental charges if and to the extent so required by any applicable law and (ii) any FATCA Withholding Tax (together, “applicable law”). In either case, the paying agent shall make any payment after a deduction or withholding has been made pursuant to applicable law and shall report to the relevant authorities the amount so deducted or withheld. However, the paying agent will not be required to make any such deduction or withholding with respect to payments made under the debt securities and the debt securities indenture through the relevant clearing systems.

In all cases, the paying agent shall have no obligation to gross up any payment made subject to any deduction or withholding pursuant to applicable law, except to the extent that it receives payment for such gross up from us. In addition, amounts deducted or withheld by the paying agent under this paragraph will be treated as paid to the holder of a debt security, and we will not pay additional amounts in respect of such deduction or withholding, except to the extent the provisions in this subsection “— Payment of Additional Amounts” explicitly provide otherwise.

Notices

Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

Service of Process

We have appointed ING Financial Holdings Corporation, acting through its office at 1133 Avenue of the Americas, New York, New York 10036, as our authorized agent for service of process in any legal action or proceeding to which we are party relating to either indenture or any debt securities brought in any federal or state court in the Borough of Manhattan, the City of New York, and have irrevocably submitted to the non-exclusive jurisdiction of those courts.

DESCRIPTION OF CAPITAL SECURITIES

Please note that in this section references to “holders” mean those who own capital securities registered in their own names, on the books that we or the trustee maintains for this purpose, and not those who own beneficial interests in capital securities registered in street name or in capital securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the capital securities should read the section below entitled “Legal Ownership and Book-Entry Issuance.”

This section and your prospectus supplement will summarize all the material terms of the capital securities indenture and your capital securities. They do not, however, describe every aspect of the capital securities indenture and your capital securities. For example, in this section and your prospectus supplement, we use terms that have been given special meaning in the capital securities indenture, but we describe the meaning for only the more important of those terms. As you read this section, please remember that the specific terms of your capital securities as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your capital securities. The capital securities indenture and its associated documents, including your capital securities, contain the full legal text of the matters described in this section and your prospectus supplement, and the summary of material terms contained herein is subject to, and qualified by reference to, all of the definitions and provisions of the relevant indenture, any supplement to the relevant indenture and the form of instruments representing each series of capital securities. We have filed copies of the form of capital securities indenture with the SEC as an exhibit to our registration statement. See “Available Information” above for information on how to obtain a copy. The terms of the capital securities include those stated in the indenture and any supplements thereto, and those terms made part of the capital securities indenture by reference to the Trust Indenture Act.

General

The capital securities are not deposit liabilities and are not covered by any compensation scheme, or insured by any governmental body, of the United States, The Netherlands, or any other jurisdiction.

Because our assets consist principally of interests in the subsidiaries through which we conduct our businesses, our cash flow and our consequent ability to service our debt, including the capital securities, are largely dependent upon the cash flow and earnings of our subsidiaries, including dividends we receive from some of those subsidiaries. In addition, our right to participate as an equity holder in any distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or otherwise, and thus the ability of our security holders to benefit from the distribution, is junior to the rights of creditors of the subsidiary, except to the extent that any claim we may have as a creditor of the subsidiary is recognized. In addition, dividends, loans and advances to us from some of our subsidiaries may be restricted by the net capital requirements of our various regulators. We also guarantee certain obligations of some of our subsidiaries; as a result, any liability we may have for our subsidiaries’ obligations could reduce our assets that are available to satisfy our direct creditors, including investors in our securities.

The capital securities indenture does not limit the amount of capital securities that we may issue. We may issue the capital securities in one or more series, or as units comprised of two or more related series. The prospectus supplement will indicate for each series or of two or more related series of capital securities:

•	the issue date;

•	the maturity date, if any;

•	the specific designation and aggregate principal amount of the capital securities;

•	any limit on the aggregate principal amount of the capital securities that may be authenticated or delivered;

•	under what conditions, if any, another issuer may be substituted for ING Groep N.V. as the issuer of the capital securities of the series;

•	whether the capital securities are intended to qualify as capital for capital adequacy purposes;

•	the ranking of the capital securities relative to our issued debt and equity, including to what extent they may rank junior in right of payment to other of our obligations or in any other manner;

•	the prices at which we will issue the capital securities;

•	if interest is payable, the interest rate or rates, or how to calculate the interest rate or rates, and under what circumstances interest is payable;

•	provisions, if any, for the cancellation of any interest payment at our discretion or under other circumstances;

•	limitations, if any, on our ability to pay principal or interest in respect of the capital securities, including situations whereby we may be prohibited from making such payments;

•	whether we will issue the capital securities as discount securities, as explained in this section below, and the amount of the discount;

•	provisions, if any, for the discharge and defeasance of the capital securities;

•	any condition applicable to payment of any principal, premium or interest on the capital securities;

•	the dates and places at which any payments are payable;

•	the places where notices, demands to or upon us in respect of the capital securities may be served and notice to holders may be published;

•	the terms of any mandatory or optional redemption and related notices;

•

any terms on which the capital securities may or will be converted at our option or otherwise into ordinary shares or other securities of ING Groep N.V. (“conversion securities”), and, if so, the nature and terms of the conversion securities into which such capital securities are convertible and any additional or other provisions relating to such conversion, including any triggering event that may give rise to such conversion (which may include, but shall not be limited to, certain regulatory capital events) and the terms upon which such conversion should occur;

•	any terms relating to the adjustment of the conversion securities into which the capital securities may be converted;

•	the terms of any repurchase of the capital securities;

•	the denominations in which the capital securities will be issued, if other than $1,000 and integral multiples thereof;

•

the amount, or how to calculate the amount, that we will pay to the capital security holder, if the capital security is redeemed before its stated maturity, if any, or accelerated, or for which the trustee shall be entitled to file and prove a claim to the extent so permitted;

•	the currency or currencies in which the capital securities are denominated, and in which we make any payments;

•	whether we will issue the capital securities wholly or partially as one or more global capital securities and the initial value with respect to such global security or capital security;

•	what conditions must be satisfied before we will issue the capital securities in definitive form (“definitive capital securities”);

•	any reference to an index we will use to determine the amount of any payments on the capital securities;

•

any other or different events of default, other categories of default or covenants applicable to any of the capital securities, and the relevant terms if they are different from the terms in the capital securities indenture;

•	any restrictions applicable to the offer, sale and delivery of the capital securities;

•	whether we will not pay additional amounts, as defined below, on the capital securities;

•	the record date for any payment of principal, interest or premium;

•	any listing of the capital securities on a securities exchange;

•

whether holders of the capital securities may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by us arising under, or in connection with, the securities;

•	the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars of any series;

•	any other or different terms of the capital securities;

•

the respective rights and obligations, if any, of ourselves and holders of the capital securities following a change of control, including, if applicable, the terms and conditions under which we could be required to redeem or make an offer to purchase capital securities;

•

any applicable additional provision or provisions related to the Dutch Bail-in Power (as defined below) in connection with applicable regulatory capital, loss absorbing capacity or other requirements; and

•	what we believe are any material U.S. federal and Dutch tax considerations.

The prospectus supplement relating to any series of capital securities may also include, if applicable, a discussion of certain considerations under ERISA.

Capital securities may bear interest at a fixed rate or a floating rate or we may issue capital securities that bear no interest or that bear interest at a rate below the prevailing market interest rate or at a discount to their stated principal amount. The relevant prospectus supplement will describe special U.S. federal income tax considerations applicable to discount securities or to capital securities issued at par that are treated for U.S. federal income tax purposes as having been issued at a discount.

While this prospectus describes terms that apply generally to all the capital securities, the prospectus supplement applicable to your capital securities will summarize specific financial and other terms of your capital securities. Consequently, as you read this section, please remember that the specific terms of your capital securities as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your capital securities.

Holders of capital securities have no voting rights except as explained in this section below under “— Modification of the Capital Securities Indenture,” “— Events of Default,” “— Trustee’s Duties” and “— Limitation on Suits.”

Principal and Interest

The relevant prospectus supplement will specify the date on which we will pay interest, if any, the date, if any, for payments of principal and any premium, if any, on any particular series of capital securities.

The Capital Securities Indenture

The capital securities are governed by a document called an indenture, which is a contract between us and The Bank of New York Mellon, which will initially act as trustee. The indenture does not limit our ability to incur additional indebtedness, including capital securities and additional senior indebtedness.

The trustee under the indenture has two main roles:

•

first, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe later under “— Limitations on Suits”; and

•	second, the trustee performs administrative duties for us, such as sending you interest payments and notices.

See “— Our Relationship with the Trustee” below for more information about the trustee.

The indenture and its associated documents, including any supplemental indenture and your capital securities, contain the full text of the matters described in this section and the other terms described in your prospectus supplement. A copy of each indenture has been filed with the SEC as part of our registration statement. See “Available Information” above for information on how to obtain a copy.

When we refer to the indenture or the trustee with respect to any capital securities, we mean the indenture including any supplemental indenture, and the trustee under that indenture.

Agreement and Acknowledgment with Respect to the Exercise of Dutch Bail-in Power

With a view to Article 55 of the Directive 2014/59/EU of the European Parliament and of the Council (the “Bank Recovery and Resolution Directive” or “BRRD”), we have included the following two paragraphs in the terms of the capital securities:

(a)

By acquiring any capital securities, each holder and beneficial owner of a capital security or any interest therein acknowledges, agrees to be bound by, and consents to the exercise of, any Dutch Bail-in Power by the relevant resolution authority that may result in the cancellation of all, or a portion, of the principal amount of, or interest on, the capital securities and/or the conversion of all, or a portion, of the principal amount of, or interest on, the capital securities into shares or other securities or other of our obligations or obligations of another person, including by means of a variation to the terms of the capital securities or any expropriation of the capital securities, in each case, to give effect to the exercise by the relevant resolution authority of such Dutch Bail-in Power (whether at the point of non-viability or as taken together with a resolution action). Each holder and beneficial owner of a capital security or any interest therein further acknowledges and agrees that the rights of the holders and beneficial owners of the capital securities are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any Dutch Bail-in Power by the relevant resolution authority. In addition, by acquiring any capital securities, each holder and beneficial owner of a capital security or any interest therein further acknowledges, agrees to be bound by, and consents to the exercise by the relevant resolution authority of, any power to suspend any payment in respect of the capital securities for a temporary period.

(b)

For these purposes, a “Dutch Bail-in Power” is any statutory write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in The Netherlands in effect and applicable in The Netherlands to us or other members of the Group, including but not limited to any such laws, regulations, rules or requirements that are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms (including but not limited to the BRRD and Regulation (EU) No 806/2014 of the European Parliament and of the Council (the “SRM Regulation”)) and/or within the context of a Dutch resolution regime under the Dutch Intervention Act and any amendments thereto, or otherwise, pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled and/or converted into shares or other securities or obligations of the obligor or any other person or may be expropriated (and a reference to the “relevant resolution authority” is to any authority with the ability to exercise a Dutch Bail-in Power).

No principal of, or interest on, the capital securities shall become due and payable after the exercise of any Dutch Bail-in Power by the relevant resolution authority except as permitted under the laws and regulations of The Netherlands and the European Union applicable to us.

In addition, the exercise of any Dutch Bail-in Power may require interests in the capital securities and/or other actions implementing any Dutch Bail-in Power to be held or taken, as the case may be, through clearing systems, intermediaries or persons other than DTC.

By acquiring any capital securities, each holder and beneficial owner of a capital security or any interest therein, to the extent permitted by the Trust Indenture Act, shall be deemed to waive any and all claims against the trustee for, and to agree not to initiate a suit against the trustee in respect of, and to agree that the trustee shall not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the exercise of the Dutch Bail-in Power by the relevant resolution authority with respect to the capital securities.

We shall provide a written notice directly to DTC as soon as practicable of any exercise of the Dutch Bail-in Power with respect to any capital securities by the relevant resolution authority for purposes of notifying holders of such occurrence, including the amount of any cancellation of all, or a portion, of the principal amount of, or interest on, such capital securities. We shall also deliver a copy of such notice to the trustee for information purposes. Failure to provide such notices will not have any impact on the effectiveness of, or otherwise invalidate, any such exercise of the Dutch Bail-in Power.

By acquiring any capital securities, each holder of capital securities acknowledges and agrees that the exercise of the Dutch Bail-in Power by the relevant resolution authority with respect to the capital securities shall not give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

ING Groep’s obligations to indemnify the trustee in accordance with the indentures shall survive the exercise of a Dutch Bail-in Power by the relevant resolution authority with respect to any capital securities.

By acquiring any capital securities, each holder and beneficial owner of a capital security or any interest therein acknowledges and agrees that, upon the exercise of any Dutch Bail-in Power by the relevant resolution authority with respect to such capital securities, (a) the trustee shall not be required to take any further directions from holders of the capital securities under Section 5.12 of the capital securities indenture and (b) the indenture shall impose no duties upon the trustee whatsoever with respect to the exercise of any Dutch Bail-in Power by the relevant resolution authority. If holders or beneficial owners of the capital securities have given a direction to the trustee pursuant to Section 5.12 of the indenture prior to the exercise of any Dutch Bail-in Power by the relevant resolution authority, such direction shall cease to be of further effect upon such exercise of any Dutch Bail-in Power and shall become null and void at such time. Notwithstanding the foregoing, if, following the completion of the exercise of the Dutch Bail-in Power by the relevant resolution authority in respect of such capital securities, the capital securities remain outstanding (for example, if the exercise of the Dutch Bail-in Power results in only a partial write-down of the principal of the capital securities), then the trustee’s duties under the indenture shall remain applicable with respect to the capital securities following such completion to the extent required by the Trust Indenture Act and that we and the trustee shall agree.

By its acquisition of capital securities, each holder of capital securities shall be deemed to have (a) consented to the exercise of any Dutch Bail-in Power as it may be imposed without any prior notice by the relevant resolution authority of its decision to exercise such power with respect to the capital securities and (b) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds capital securities to take any and all necessary action, if required, to implement the exercise of any Dutch Bail-in Power with respect to the capital securities as it may be imposed, without any further action or direction on the part of such holder or the trustee.

The exercise of any Dutch Bail-in Power by the relevant resolution authority with respect to the capital securities will not be a default or an event of default under the capital securities indenture.

If any capital securities provide for the delivery of property, any reference in this prospectus and the relevant prospectus supplement to payment by ING Groep N.V. under the capital securities will be deemed to include that delivery of property.

The relevant prospectus supplement may describe related provisions with respect to the Dutch Bail-in Power, including certain waivers by holders of capital securities of certain claims against the trustee, the extent permitted by the Trust Indenture Act.

Subsequent Holders’ Agreement. Holders of capital securities that acquire such capital securities in the secondary market shall be deemed to acknowledge, accept, agree to be bound by, and consent to, the same provisions described herein and in the relevant prospectus supplement to the same extent as the holders of such capital securities that acquire capital securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the capital securities, including in relation to Dutch Bail-in Powers.

Our Relationship with the Trustee

The Bank of New York Mellon is initially serving as the trustee for all series of capital securities to be issued under the indenture. The Bank of New York Mellon has provided commercial banking and other services for us and our related companies in the past and may continue to do so in the future. Among other things, The Bank of New York Mellon serves as, or may serve as, trustee or agent with regard to certain of our other outstanding debt obligations.

Consequently, if an actual or potential event of default occurs with respect to any of these securities, trust agreements or subordinated guarantees, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act. In that case, the trustee may be required to resign under one or more of the indentures, trust agreements or subordinated guarantees and we would be required to appoint a successor trustee. For this purpose, a “potential event of default” means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

Governing Law

Unless otherwise specified in your prospectus supplement, the capital securities indenture and the capital securities will be governed by New York law, except that, as specified in the capital securities indenture, the subordination provisions of each series of capital securities and the related provisions in the capital securities indenture will be governed by and construed in accordance with Dutch law.

We May Issue Many Series of Capital Securities

We may issue as many distinct series of capital securities under the indenture as we wish. This section summarizes terms of the securities that apply generally to all series. The provisions of each indenture allow us not only to issue capital securities with terms different from those of capital securities previously issued under that indenture, but also to “reopen” a previous issue of a series of capital securities and issue additional capital securities of that series. We will only reopen an issuance if the additional capital securities issued in the reopening and the outstanding capital securities of the relevant series are fungible for U.S. federal income tax purposes. Most of the financial and other specific terms of your series of capital securities will be described in your prospectus supplement. Those terms may vary from the terms described here.

When we refer to a series of capital securities, we mean a series issued under the indenture. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the capital security you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

Amounts that We May Issue

The indenture does not limit the aggregate amount of capital securities that we may issue or the number of series or the aggregate amount of any particular series. Any capital securities owned by us or any of our affiliates are deemed not to be outstanding.

Neither the indenture nor the capital securities limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the capital securities, unless described in your prospectus supplement.

Ranking of Capital Securities

Capital securities will constitute our direct, unsecured and subordinated obligations ranking pari passu without any preference among themselves. The relevant prospectus supplement will set forth the nature of the subordinated ranking of each series of capital securities relative to the debt and equity issued by us, including to what extent the capital securities may rank junior in right of payment to our other obligations or in any other manner.

Form, Exchange and Transfer of Capital Securities

Form

We will issue each capital security in global — i.e., book-entry — form only, unless we specify otherwise in your prospectus supplement. Capital securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the capital securities represented by the global security. Those who own beneficial interests in a global capital security will do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed by the applicable procedures of the depositary and its participants. We describe book-entry securities below under “Legal Ownership and Book-Entry Issuance.”

If any capital securities cease to be issued in registered global form, they will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	unless we indicate otherwise in your prospectus supplement, in denominations of $1,000 and integral multiples of $1,000.

Transfer and Exchange

Unless we indicate otherwise in your prospectus supplement, holders may exchange their capital securities for capital securities of smaller denominations or combined into fewer capital securities of larger denominations, as long as the total principal amount is not changed.

Holders may exchange or transfer their capital securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated capital securities at that office. We have appointed the trustee to act as our agent for registering capital securities in the names of holders and transferring and replacing capital securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their capital securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any capital securities.

If we have designated additional transfer agents for your capital security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the capital securities of any series are redeemable and we redeem less than all those capital securities, we may block the transfer or exchange of those capital securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any capital security selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any capital security being partially redeemed.

If a capital security is issued as a global capital security, only the depositary — e.g., DTC, Euroclear or Clearstream, Luxembourg — will be entitled to transfer and exchange the capital security as described in this subsection, since the depositary will be the sole holder of the capital security.

The rules for exchange described above apply to exchanges of capital securities for other capital securities of the same series and kind. If a capital security is exchangeable for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of exchange will be described in your prospectus supplement.

Payment Mechanics for Capital Securities

Who Receives Payment?

If interest is due on a capital security on an interest payment date, we will pay the interest to the person or entity in whose name the capital security is registered at the close of business on the regular record date relating to the interest payment date as described below under “— Payment and Record Dates for Interest.” If interest is due at maturity but on a day that is not an interest payment date, we will pay the interest to the person or entity entitled to receive the principal of the capital security. If the principal or another amount besides interest is due on a capital security at maturity, we will pay the amount to the holder of the capital security against surrender of the capital security at a proper place of payment, or, in the case of a global security, in accordance with the applicable policies of DTC, Euroclear and Clearstream, Luxembourg, as applicable.

Payment and Record Dates for Interest

Unless we specify otherwise in your prospectus supplement, interest on any fixed rate capital security will be payable semiannually each May 15 and November 15 and at maturity, and the regular record date relating to an interest payment date for any fixed rate capital security will be the May 1 or November 1 next preceding that interest payment date. The regular record date relating to an interest payment date for any floating rate capital security will be the 15th calendar day before that interest payment date. These record dates will apply regardless of whether a particular record date is a “business day,” as defined below. For the purpose of determining the holder at the close of business on a regular record date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day.

Notwithstanding the foregoing, the record date for any payment date for a capital security in book-entry form will be the business day prior to the payment date.

Business Day

The term “business day” means, for any capital security, a day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in The Netherlands or New York City generally are authorized or obligated by law, regulation or executive order to close and that satisfies any other criteria specified in your prospectus supplement. If we issue floating rate capital securities or capital securities with a specified currency other than U.S. dollars, we may specify what days will be considered business days in your prospectus supplement.

How We Will Make Payments Due in U.S. Dollars

We will follow the practice described in this subsection when paying amounts due in U.S. dollars. Payments of amounts due in other currencies will be made as described in the next subsection.

Payments on Global Capital Securities. We will make payments on a global capital security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global capital security. An indirect owner’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “Legal Ownership and Book-Entry Issuance — What Is a Global Security?”

Payments on Non-Global Capital Securities. Unless otherwise specified in your prospectus supplement, we will make payments on a capital security in non-global form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the record date. We will make all other payments by check to the paying agent described below, against surrender of the capital security. All payments by check will be made in next-day funds, i.e., funds that become available on the day after the check is deposited.

Alternatively, if a non-global security has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the capital security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the capital security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their capital securities.

How We Will Make Payments Due in Other Currencies

If we issue capital securities in currencies other than U.S. dollars, we will specify how we will make payments in your prospectus supplement.

Payment When Offices Are Closed

If any payment is due on a capital security on a day that is not a business day, unless we specify otherwise in your prospectus supplement, we will make the payment on the next day that is a business day. Payments postponed to the next business day in this situation will be treated under the capital securities indenture as if they were made on the original due date. A postponement of this kind will not result in a default under any capital security or the applicable indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day. The term “business day” has a special meaning, which we describe above under “— Business Day”

Paying Agent

We may appoint one or more financial institutions to act as our paying agents, at whose designated offices capital securities in non-global form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. Initially, we have appointed the trustee, at its corporate trust office in New York City, as the paying agent. We must notify the trustee of changes in the paying agents.

Unclaimed Payments

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Payment of Additional Amounts with Respect to the Capital Securities

Unless otherwise indicated in your prospectus supplement, all amounts of principal of, and any premium and interest on, any capital securities will be paid by ING Groep N.V. or any successor thereof without deduction or withholding for any taxes, assessments or other charges imposed by the government of The Netherlands, or the government of a jurisdiction in which a successor to ING Groep N.V. is organized or resident for tax purposes, unless such deduction or withholding is required by applicable law. If deduction or withholding of any of these charges is required by The Netherlands, or by a jurisdiction in which a successor to ING Groep N.V. is organized or resident for tax purposes, ING Groep N.V. or such successor, as the case may be, will pay as additional interest any additional amounts necessary to make the net amount paid to the affected holders equal the amount the holders would have received in the absence of the deduction or withholding. However, additional amounts will not be paid for:

•	the amount of any tax, assessment or other governmental charge imposed by any taxing authority of or in the United States;

•	the amount of any tax, assessment or other governmental charge which is only payable because:

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a connection, other than the holding or ownership of the capital security or the receipt of interest and principal thereon, exists between the holder and The Netherlands (or such jurisdiction in which a successor to ING Groep N.V. is organized or resident for tax purposes);

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the holder presented the capital security for payment (where presentation is required) more than 15 days after the date on which the relevant payment became due or was provided for, whichever is later;

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the holder failed to comply, on a timely basis, with a written request of ING Groep N.V. or any successor thereof for any applicable information or certification that would have, if provided on a timely basis, permitted the payment to be made without withholding or deduction (or with a reduced rate of withholding or deduction);

•	the amount of any estate, inheritance, gift, sales, excise, transfer or personal property tax or any similar tax, duty, assessment or governmental charge;

•	the amount of any tax, assessment or other governmental charge which is payable other than by deduction or withholding from a payment on or in respect of the capital securities;

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the amount of any tax, assessment or other governmental charge that a holder or beneficial owner would have been able to avoid (but has not so avoided) by presenting and surrendering the relevant capital security to another paying agent (where presentation and surrendering is required);

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the amount of any tax, assessment or other governmental charge which is payable by any person acting as custodian bank or collecting agent on behalf of a holder, or otherwise in any manner which does not constitute a withholding or deduction by ING Groep N.V., its paying agent or any successor thereof from payments made by it;

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the amount of any tax, assessment or other governmental charge which is withheld or deducted by a paying agent from a payment if the payment could have been made by another paying agent without such withholding or deduction;

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the amount of any tax, assessment or other governmental charge which is payable by reason of a change in law that becomes effective more than 30 days after the relevant payment becomes due and is made available for payment to the holders, unless such tax, assessment or other governmental charge would have been applicable had payment been made within such 30 day period; or

•	any combination of the taxes, assessments or other governmental charges described above.

In addition, we will not pay “additional amounts” to a holder that is a fiduciary or partnership or an entity that is not the sole beneficial owner of the payment where the law requires the payment to be included in the income of a beneficiary or settlor for tax purposes with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such “additional amounts” had it been the holder.

For the avoidance of doubt, unless the relevant prospectus supplement provides otherwise, any amounts to be paid by us on the capital securities will be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (or any law implementing such an intergovernmental agreement) (a “FATCA Withholding Tax”), and we will not be required to pay additional amounts or otherwise indemnify a holder of the capital securities on account of any FATCA Withholding Tax deducted or withheld by us, any paying agent, or any other party.

Whenever reference is made in any context to the principal of, and any interest on, any capital security, such mention shall be deemed to include any relevant premium or additional amounts to the extent that, in such context, additional amounts are, were or would be payable in respect of such capital security.

The prospectus supplement will describe any additional circumstances under which additional amounts will not be paid with respect to capital securities.

Unless the relevant prospectus supplement provides otherwise, any paying agent shall be entitled to make a deduction or withholding from any payment which it makes under the capital securities and the capital securities indenture for or on account of (i) any present or future taxes, duties, assessments or governmental charges if and to the extent so required by any applicable law and (ii) any FATCA Withholding Tax (together, “applicable law”). In either case, the paying agent shall make any payment after a deduction or withholding has been made pursuant to applicable law and shall report to the relevant authorities the amount so deducted or withheld. However, the paying agent will not be required to make any such deduction or withholding with respect to payments made under the capital securities and the capital securities indenture through the relevant clearing systems.

In all cases, the paying agent shall have no obligation to gross up any payment made subject to any deduction or withholding pursuant to applicable law, except to the extent that it receives payment for such gross up from us. In addition, amounts deducted or withheld by the paying agent under this paragraph will be treated as paid to the holder of a capital security, and we will not pay additional amounts in respect of such deduction or withholding, except to the extent the provisions in this subsection “— Payment of Additional Amounts” explicitly provide otherwise.

Redemption

Any terms of the redemption of any series of capital securities, whether at our option or upon the occurrence of certain circumstances (including, but shall not be limited to, the occurrence of certain tax or regulatory events), will be set forth in your prospectus supplement.

If we elect to redeem any capital securities and prior to the payment of the redemption amount with respect to such redemption the relevant resolution authority exercises a Dutch Bail-in Power in respect of such capital securities, the relevant redemption notice will be automatically rescinded and will be of no force and effect, and no payment of the redemption amount will be due and payable.

Mergers and Similar Transactions

We are generally permitted to merge or consolidate with or into another company. We are also permitted to sell substantially all our assets to another company. With regard to any series of capital securities, however, we may not take any of these actions unless all the following conditions are met:

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If we are not the successor entity, the successor entity must expressly agree to be legally responsible for the capital securities of that series and the indenture with respect to that series and must be organized as a corporation, partnership, trust, limited liability company or similar entity. The successor entity may be organized under the laws of any jurisdiction.

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The merger, sale of assets or other transaction must not cause a default on the capital securities, and we must not already be in default, unless the merger or other transaction would cure the default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described below under “Events of Default.” A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.

If the conditions described above are satisfied with respect to the capital securities of any series, we will not need to obtain the approval of the holders of those capital securities in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell our assets substantially as an entirety to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of ING Groep N.V. but in which we do not merge or consolidate, and any transaction in which we sell less than substantially all our assets.

Also, if we merge, consolidate or sell our assets substantially in their entirety, neither we nor any successor would have any obligation to compensate you for any resulting adverse tax consequences relating to your capital securities.

Modifications of the Capital Securities Indenture

There are four types of changes we can make to a particular indenture and the capital securities issued thereunder.

Changes Requiring Each Holder’s Approval

First, there are changes that we or the trustee cannot make without the approval of each holder of a capital security affected by the change under capital securities indenture. We cannot:

•	change the stated maturity, if any, for any principal or interest payment on a capital security;

•	reduce the principal amount, the amount payable on acceleration of the maturity after an event of default, the interest rate or the redemption price for a capital security;

•	permit redemption of a capital security if not previously permitted;

•	impair any right a holder may have to require repayment;

•	change the currency of any payment on a capital security other than as permitted by the capital security;

•	change the place of payment on a capital security, if it is in non-global form;

•	impair a holder’s right to sue for payment of any amount due on its capital security;

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reduce the percentage in principal amount of the capital securities and any other affected series of capital securities, taken together, the approval of whose holders is needed to change the indenture or the capital securities;

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reduce the percentage in principal amount of the capital securities and any other affected series of capital securities, taken separately or together, as the case may be, the consent of whose holders is needed to waive our compliance with the applicable indenture or to waive defaults; and

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modify any of the provisions of the applicable indenture dealing with modification or waiver of past events of default, except to increase any such percentage or to provide that certain other provisions of any applicable indenture cannot be modified or waived without the consent of the holders of the capital securities affected thereby.

In addition, unless the relevant prospectus supplement provides otherwise, any variations in the terms and conditions of the capital securities of any series, including modifications relating to the subordination or redemption provisions of such capital securities, can only be made in accordance with the rules and requirements of the European Banking Authority, as and to the extent applicable from time to time.

Changes Not Requiring Approval

The second type of change does not require any approval by holders of the capital securities. These changes are limited to clarifications and changes that would not adversely affect the capital securities in any material respect. Nor do we need any approval to make any change that affects only capital securities to be issued under the applicable indenture after the changes take effect.

We may also make changes or obtain waivers that do not adversely affect a particular capital security, even if they affect other capital securities. In those cases, we do not need to obtain the approval of the holder of that capital security; we need only obtain any required approvals from the holders of the affected capital securities or other capital securities.

Changes Requiring Majority Approval

Any other change to the capital securities indenture and the capital securities issued thereunder would require the following approval:

•	if the change affects only one series of capital securities, it must be approved by the holders of a majority in principal amount of the relevant series of capital securities; or

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if the change affects more than one series of capital securities issued under the capital securities indenture, it must be approved by the holders of a majority in principal amount of the series affected by the change, with all affected series voting together as one class for this purpose (and of any series that by its terms is entitled to vote separately as a series).

In each case, the required approval must be given by written consent.

The same majority approval would be required for us to obtain a waiver of any of our covenants in the capital securities indenture. Our covenants include the promises we make about merging which we describe above under “— Mergers and Similar Transactions.” If the holders agree to waive a covenant, we will not have to comply with it. A majority of holders, however, cannot approve a waiver of any provision in a particular capital security, or in the capital securities indenture as it affects that capital security, that we cannot change without the approval of each holder of that capital security as described above in “— Changes Requiring Each Holder’s Approval” unless that holder approves the waiver.

Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the applicable indenture or the capital securities or request a waiver.

Events of Default

Unless your prospectus supplement provides otherwise, an “event of default” with respect to the capital securities shall result if (i) a court of competent jurisdiction in The Netherlands (or such other jurisdiction in which we may be organized) makes an order for our winding-up which is not successfully appealed within 30 days of the making of such order, or (ii) our shareholders adopt an effective resolution for our winding-up (other than, in the case of either (i) or (ii) above, under or in connection with a scheme of reconstruction, merger or amalgamation not involving a bankruptcy or insolvency). Subject to certain provisions relating to the subordination of the securities (including those limitations set forth in “— Ranking of Capital Securities” above), if an event of default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities may declare the principal amount of and any accrued but unpaid interest on the securities to be due and payable immediately. However, if the event of default shall be deemed to have been cured after this declaration, but before the trustee obtains a judgment or decree for payment of money due, then the declaration of acceleration and its consequences shall be rescinded.

Other than the limited remedies specified above, on the occurrence of an event of default which is continuing, no remedy against us will be available to the trustee or the holders of the capital securities whether for the recovery of amounts owing in respect of such capital securities or under the capital securities indenture in relation thereto or in respect of any breach by us of any of our other obligations under or in respect of such capital securities or under the capital securities indenture in relation thereto, provided that (1) our obligations to pay the fees and expenses of, and to indemnify, the trustee and the trustee’s rights to apply money collected to first pay its fees and expenses shall survive any such event of default and shall not be subject to any subordination provisions applicable to the capital securities of such series and (2) the trustee will have such powers as are required to be authorized to it under the Trust Indenture Act in respect of the rights of the holders of the capital securities in response to such event of default under the provisions of the capital securities indenture and provided that any payments on the capital securities of such series are subject to the subordination provisions set forth in the capital securities indenture.

Subject to applicable law and unless the applicable prospectus supplement provides otherwise, claims in respect of any capital security may not be set-off, or be the subject of a counterclaim, by the trustee or any holder against or in respect of any of its obligations to us, and the trustee and every holder will be deemed to have waived any right of set-off or counterclaim in respect of the capital securities or the capital securities indenture that they might otherwise have against us. No holder of capital securities shall be entitled to proceed directly against us except as described in “—Limitation on Suits” below.

Trustee’s Duties

If an event of default occurs and is continuing with respect to the capital securities, the trustee will have no obligation to take any action at the direction of any holders of the capital securities, unless they have offered the trustee security or indemnity satisfactory to the trustee in its sole discretion. The holders of a majority in aggregate principal amount of the outstanding capital securities shall have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the trustee for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the capital securities.

However, this direction (a) must not be in conflict with any rule of law or the capital securities indenture and (b) must not be unjustly prejudicial to the holder(s) of the capital securities not taking part in the direction, in the case of either (a) or (b) as determined by the trustee in its sole discretion. The trustee may also take any other action, consistent with the direction, that it deems proper.

The trustee will, within 90 days of an event of default with respect to the capital securities of any series, give to each affected holder of the capital securities of the affected series notice of any event of default it knows about, unless the event of default has been cured or waived. However, the trustee will be entitled to withhold notice if a trust committee of responsible officers of the trustee determine in good faith that withholding of notice is in the interest of the holders.

Limitation on Suits

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the capital securities, all of the following must occur:

•	the holder must give the trustee a written notice that a default has occurred and remains uncured;

•	the holders of 25% in outstanding principal amount of the capital securities must make a written request that the trustee take action because of the default;

•	such holder must offer indemnity satisfactory to the trustee in its sole discretion against the cost and other liabilities of taking that action;

•	the trustee must not have taken action for 60 days after receipt of the above notice and offer of security or indemnity; and

•	the trustee must not have received an inconsistent direction from the majority in principal amount of the capital securities during that period.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder of the capital securities under the Trust Indenture Act, absent such holder’s consent, to sue for any payments due but unpaid with respect to the capital securities.

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to waive any past event of default, as described below in “Legal Ownership and Book-Entry Issuance.”

Notices

Notices to be given to holders of a global capital security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of capital securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

Service of Process

We have appointed ING Financial Holdings Corporation, acting through its office at 1133 Avenue of the Americas, New York, New York 10036, as our authorized agent for service of process in any legal action or proceeding to which we are party relating to the capital securities indenture or capital securities brought in any federal or state court in the Borough of Manhattan, the City of New York, and have irrevocably submitted to the non-exclusive jurisdiction of those courts.

DESCRIPTION OF ORDINARY SHARES

The general meeting of shareholders of ING Groep N.V. is referred to as the “general meeting,” which term refers to both the body consisting of shareholders and other persons entitled to vote as well as the meeting of shareholders and other persons entitled to attend meetings. This section and your prospectus supplement will summarize all the material terms of our ordinary shares, including summaries of certain provisions of our articles of association and applicable Dutch law in effect on the date hereof. They do not, however, describe every aspect of the ordinary shares, the articles of association or Dutch law. References to provisions of our articles of association are qualified in their entirety by reference to the full articles of association, an English translation of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

General

As at June 30, 2018, our authorized share capital was divided into 14,729 million ordinary shares, with a nominal value of EUR 0.01 per ordinary share, and 4,571 million cumulative preference shares with a nominal value of EUR 0.01 per cumulative preference share. The ordinary shares and the cumulative preference shares are each in registered form. The outstanding ordinary shares are fully paid and non-assessable. As at June 30, 2018, approximately 3,891,520,474 ordinary shares were issued and outstanding. In addition, as at June 30, 2018, no cumulative preference shares were issued and outstanding.

Dividends

Dividends, whether in cash or shares, may be payable out of our annual profits as reflected in the annual accounts adopted by the general meeting of ING Groep N.V. showing that distribution is permissible.

At its discretion, but subject to statutory provisions and to the extent permitted by law, the Executive Board may, with the prior approval of the Supervisory Board, distribute one or more interim dividends, whether in cash, or shares, before the annual accounts for any financial year have been adopted by the general meeting.

The Executive Board decides, subject to the approval of our Supervisory Board, what portion of the annual profits (after payment of dividends on outstanding cumulative preference shares, if any) will be added to the reserves of ING Groep N.V. The portion of the annual profits that remains after this addition to the reserves and after payment of dividends on outstanding cumulative preference shares, if any, is at the disposal of the general meeting. The general meeting may declare dividends therefrom and/or add additional amounts to the reserves of ING Groep N.V.; provided that the distribution of dividends does not occur at a time when our shareholders’ equity is, and does not cause our shareholders’ equity to be, below our issued share capital as increased by the amount of reserves required by Dutch law.

The Executive Board determines, with the approval of the Supervisory Board, whether the dividends on ordinary shares are payable in cash, in shares, or at the option of the holders of ordinary shares, in cash or in shares. Existing reserves that are distributable in accordance with law may be made available to the general meeting for distribution upon proposal by the Executive Board, subject to prior approval by the Supervisory Board.

A proposal of the Executive Board with respect thereto is submitted to the general meeting. See “Item 8 — Financial information — Dividends” in our most recent Annual Report on Form 20-F for a more detailed discussion of the dividend rights of holders of ordinary shares. Our Executive Board may also decide, with the approval of the Supervisory Board, to declare dividends in the currency of a country other than The Netherlands, in which our ordinary shares are traded.

Voting Rights

General Meetings of ING Groep N.V.

Under Dutch law, we must hold at least one annual general meeting, not later than six months after the end of the fiscal year. Pursuant to our articles of association, general meetings may also be held as often as the Executive Board or the Supervisory Board deems desirable. In addition, shareholders representing at least one-tenth of the issued share capital may request the Executive Board in writing to convene a general meeting, precisely stating the business to be transacted. If the Executive Board or the Supervisory Board has not taken measures so that the meeting can be held within six weeks after such request has been made, the persons who have made the request may, upon their application, be authorized by the judge for interim provisions (voorzieningenrechter) of the competent court to convene such a meeting. Our articles of association specify the places where general meetings may be held, all of which are located in The Netherlands. Under current Dutch law, only those holders of ordinary shares registered in the name of the shareholder 28 days prior to a general meeting may attend and vote at such general meeting. In order to attend, to address and to vote at the general meeting, holders of ordinary shares (including those voting by proxy) must notify us in writing of their intention to attend the meeting by the date determined by the Executive Board and stated in the notice of meeting, which date shall not be earlier than the seventh day before the day of the meeting.

We are exempt from the SEC’s proxy solicitation rules under the Securities Exchange Act; see “Item 7 — Major shareholders and related party transactions” in our most recent Annual Report on Form 20-F for a description of the ability to vote by proxy.

Resolutions are adopted at general meetings by an absolute majority of the votes cast (except where a larger majority of votes is required by the articles of association or Dutch law) and there are generally no quorum requirements applicable to such meetings, except as described in the following paragraph. Each ordinary share and each cumulative preference share presently carries one vote.

Amendment of Articles of Association, Legal Merger, Split-Up and Winding-Up of ING Groep N.V.

Resolutions to amend our articles of association or to dissolve ING Groep N.V. may only be adopted upon a proposal by the Executive Board that is approved by the Supervisory Board. Such resolution must be approved by a majority of at least two-thirds of the votes cast at a general meeting at which at least two-thirds of the issued share capital is represented. By operation of law, the same rules apply for resolutions with respect to legal merger (juridische fusie) as defined in the Dutch Civil Code. Resolutions with respect to split-up (splitsing) as defined in the Dutch Civil Code must generally be approved by a majority of at least two-thirds of the votes cast at a general meeting at which at least two-thirds of the issued share capital is represented.

Adoption of Annual Accounts

As provided by Dutch law and by our articles of association, the Executive Board submits ING Groep N.V.’s annual Dutch statutory accounts, together with a certificate of the audit in respect thereof, to the general meeting for adoption.

Liquidation Rights

In the event of the dissolution and liquidation of ING Groep N.V., the assets remaining after payment of all debts and liquidation expenses are first to be distributed to the holders of cumulative preference shares to the extent of the nominal amount paid up on the cumulative preference shares plus accrued dividends. Any remainder will be distributed to holders of the ordinary shares in proportion to their number of shares.

Preemptive Rights

Except as provided by Dutch law, each holder of ordinary shares shall have a preemptive right to issues of ordinary shares. Preemptive rights may be restricted or excluded by resolution of the general meeting or a body thereunto duly authorized by the general meeting, which resolution shall require a majority of at least two-thirds of the votes cast if less than half of the issued share capital is represented.

Acquisition and Cancellation of Ordinary Shares

We may acquire ordinary shares, subject to compliance with certain Dutch law requirements (including that the aggregate nominal value of all ordinary shares and/or cumulative preference shares held by ING Groep N.V. and any of its subsidiaries at any one time amounts to no more than 50% of our issued share capital). Shares owned by us may not be voted or counted for quorum purposes. Any such acquisitions are subject to the decision of the Executive Board, the approval of the Supervisory Board and the authorization of the general meeting. Shares held by us may be resold without triggering preemptive rights.

The general meeting has the power to decide to cancel any of our shares we acquire. Any such proposal is subject to general requirements of Dutch law with respect to reduction of capital.

Furthermore, the general meeting may decide to reduce the nominal amount of the shares in our share capital. Any such proposal is subject to general requirements of Dutch law with respect to reduction of capital as well as the relevant provisions of our articles of association.

Limitations on Right to Hold or Vote the Ordinary Shares

There are no limitations imposed by Dutch law or by our articles of association on the right of non-resident owners to hold or vote the ordinary shares solely by reason of such non-residence.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

This section and your prospectus supplement will summarize all of the material provisions of the Amended and Restated Deposit Agreement, dated as of February 8, 2013 (as amended from time to time) pursuant to which the American depositary receipts (which we refer to as ADRs) are to be issued among ING Groep N.V., the Trust, JPMorgan Chase Bank, N.A., as depositary, and the holders from time to time of ADRs. We refer to this agreement as the “deposit agreement.” We do not, however, describe every aspect of the deposit agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part. You should read the deposit agreement for a more detailed description of the terms of the ADRs. Additional copies of the deposit agreement are available for inspection at the offices of the depositary in New York, which is presently located at 1 Chase Manhattan Plaza, Floor 58, New York, New York, 10005-1401 and at the offices of the agents of the depositary currently located at ING Bank N.V., Amstelveenseweg 500, 1081 KL Amsterdam, P.O. Box 810, 1000 AV Amsterdam, The Netherlands. The depositary’s principal office is 1 Chase Manhattan Plaza, Floor 58, New York, New York, 10005-1401.

American Depositary Receipts

The depositary will issue ADRs evidencing American depositary shares (which we refer to as ADSs) pursuant to the deposit agreement. Each ADS will represent one ordinary share. The ADRs will be issued in registered form only, and only persons in whose names ADRs are registered on the books of the depositary will be treated by the depositary and us as holders of ADRs.

Pursuant to the terms of the deposit agreement, holders, owners and beneficial owners of ADRs will be subject to any applicable disclosure requirements regarding acquisition and ownership of ordinary shares as are applicable pursuant to the terms of our articles of association or Dutch laws, as each may be amended from time to time. See “Item 10 — Additional information — Obligations of shareholders to disclose holdings” in our most recent Annual Report on Form 20-F for a description of such disclosure requirements applicable to ordinary shares and the consequences of noncompliance as of the date of this prospectus. The depositary has agreed, subject to the terms and conditions of the deposit agreement, to use its reasonable efforts to comply with ING’s instructions as to such requirements.

Deposit, Transfer and Withdrawal

The depositary has agreed that upon delivery our ordinary shares (or evidence of rights to receive our ordinary shares from us or any registrar, transfer agent, clearing agency or the entity recording ordinary share ownership or transactions for us) to their custodian, which is currently ING Bank N.V., and in accordance with the procedures set forth in the deposit agreement, the depositary will execute and deliver at its office to, or upon the written order of, the person or persons named in the notice of the custodian delivered to the depositary or requested by the person or persons who delivered such ordinary shares to the custodian for deposit with the depositary, an ADR or ADRs registered in the name or names of such person or persons and evidencing the number of ADSs to which such person or persons are entitled.

Upon surrender at the office of the depositary of an ADR for the purpose of withdrawal of the deposited securities represented by the ADSs evidenced by such ADR, and upon payment of the fees, governmental charges and taxes provided in the deposit agreement, and subject to the terms and conditions of the deposit agreement, the articles of association of ING Groep N.V. and the deposited securities, the holder of such ADR will be entitled to delivery without unreasonable delay to such holder or upon such holder’s order, as permitted by applicable law, of the amount of deposited securities at the time represented by the ADS evidenced by such ADR. The custodian will ordinarily deliver such deposited securities at its office. The forwarding for delivery at the office of the depositary or at any other place specified by the holder of cash, other property and documents of title for such delivery will be at the risk and expense of the holder.

Dividends, Other Distributions and Rights

Unless it is prohibited or restricted by applicable law, regulations or applicable permits, the depositary will convert or cause to be converted into U.S. dollars, to the extent it can transfer the resulting U.S. dollars to the United States, all cash dividends and other cash distributions denominated in a currency other than U.S. dollars, including euro, that it receives in respect of the deposited securities and to distribute the resulting dollar amount (net of reasonable and customary expenses incurred by the depositary and any taxes the depositary is required to withhold) to you in proportion to the number of ADRs representing such deposited securities you hold. See “Taxation — Material Tax Consequences of Owning American Depositary Shares — Netherlands Taxation — Withholding Tax.” If any foreign currency received by the depositary cannot be so converted and transferred, or if any approval or license of any government or agency thereof which is required for such conversion is denied, or in the opinion of the depositary cannot be obtained at a reasonable cost or within a reasonable time, the depositary shall in its discretion either distribute such foreign currency to each holder or hold such foreign currency not so distributed uninvested and without liability for interest thereon for the respective accounts of the holders entitled to receive the same. If any such conversion of foreign currency, in whole or in part, can be effected for distribution to some of the holders entitled thereto, the depositary may in its discretion make such conversion and distribution in U.S. dollars to the extent permissible to the holders entitled thereto, distribute foreign currency received by it to each holder requesting such distribution entitled thereto or hold the balance uninvested for the respective accounts of the holders entitled thereto. For a description of our dividend policies, see “ Description of Ordinary Shares — Dividends” above.

If the depositary receives a dividend or other distribution on deposited securities, the depositary will distribute the amount thus received to holders of ADRs, subject to the terms and conditions of the deposit agreement, including the withholding of any tax or other governmental charge and the payment of fees of the depositary. If any distribution on deposited securities consists of a dividend in, or free distribution of, ordinary shares, the depositary may, or shall if we so request, distribute to you, in proportion to the number of ADSs you hold, additional ADRs evidencing an aggregate number of ADSs that represents the amount of ordinary shares received as such dividend or free distribution. In lieu of delivering ADRs for fractional ADSs in the event of any such dividend or free distribution, the depositary shall sell the number of ordinary shares represented by the aggregate of such fractions and distribute the net proceeds to holders entitled thereto. If additional ADRs are not so distributed, each ADS will thenceforth also represent its proportionate interest in the additional ordinary shares so distributed upon such deposited securities.

If we offer or cause to be offered to holders of deposited securities any rights to subscribe for additional ordinary shares or any rights of any other nature, the depositary will have discretion as to whether and how such rights are to be made available to holders of ADRs; provided that the depositary will, at our request, make such rights available to holders of ADRs by means of warrants or otherwise, if lawful and feasible, or, if it is neither lawful nor feasible to make such rights available to all or certain holders, or if the rights represented by such warrants or other instruments are not exercised and appear to be about to lapse, the depositary may, and at our request will, sell the rights or warrants on terms as it may deem proper and allocate the proceeds of such sales for the account of any holders otherwise entitled to such rights or warrants, upon an averaged or other practicable basis without regard to any distinctions among such holders because of exchange restrictions or the date of delivery of any ADR or ADRs, or otherwise, and distribute the net proceeds so allocated to the holders entitled thereto as in the case of a distribution received in cash.

The depositary will not offer rights to holders having an address in the U.S. unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act with respect to a distribution to all holders or are registered under the provisions of the Securities Act. Notwithstanding any terms of the deposit agreement to the contrary, we shall have no obligation to prepare and file a registration statement in respect of any such rights.

Whenever the depositary shall receive any distribution other than cash, ordinary shares or rights in respect of the deposited securities, the depositary will, with our consent, distribute any such distribution to the holders entitled thereto in any manner that the depositary may reasonably deem equitable and practicable for accomplishing such distribution; provided that if in the opinion of the depositary such distribution cannot be made proportionately among the holders entitled thereto, or if for any other reason (including any requirement that we or the depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act in order to be distributed) the depositary deems such distribution not to be feasible, the depositary may adopt any such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (either public or private) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale will be distributed by the depositary to the holders entitled thereto as provided for in the deposit agreement in the case of a distribution received in cash. The holders alone will be responsible for the payment of any taxes or other governmental charges due as a result of such sales or transfers.

If the depositary determines that any distribution of property other than cash (including ordinary shares) is subject to any tax which the depositary is obligated to withhold, the depositary may dispose of all or a portion of such property in such amounts and in such manner as the depositary deems necessary and practicable to pay such taxes or charges, by public or private sale, and the depositary will distribute the net proceeds of any such sale after deduction of such taxes to the holders entitled thereto in proportion to the number of ADRs held by them, respectively.

Upon any change in nominal or par value, split-up, consolidation, cancellation or any other reclassification of deposited securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting us or to which we are a party, any securities that shall be received by the depositary in exchange for, or in conversion or replacement of, or otherwise in respect of, deposited securities will be treated as new deposited securities under the deposit agreement, and the depositary may, with our approval, or will if we so request, executive and deliver additional ADRs in respect of such securities as in the case of a dividend of ordinary shares or call for the surrender of outstanding ADRs to be exchanged for new ADRs, reflecting such securities, and to the extent that such additional or new ADRs are not delivered, the outstanding ADRs will thenceforth evidence ADSs representing the right to receive the new deposited securities so received.

Record Dates

Whenever any distribution is being made with respect to any deposited securities, or any meeting of holders of our ordinary shares or other deposited securities is being held, or whenever the depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter or for determining who shall be responsible for the fee assessed by the depositary for the administration of the ADS program and for any expenses provided in the deposit agreement, the depositary will fix a record date (which will be, to the extent practicable, the same as any corresponding record date set by us with respect to the ordinary shares and, if different, set after consultation with us), for the determination of the holders of ADRs evidencing ADSs representing such deposited securities who will be entitled to receive such distribution or net proceeds of the sale thereof, give instructions for the exercise of voting rights at any such meeting and receive such notice or solicitation or act in respect of such other matter, all subject to the provisions of the deposit agreement.

Voting of Deposited Securities

We will give or cause to be given to the depositary any required published announcement of any meeting of shareholders, along with any documents which such announcement provides are available free of charge to the holders of our ordinary shares, or any notice or solicitation materials as the case may be, in each case in English. As soon as practicable after receipt of such announcements and documents, or of any notice of any meeting or solicitation of instructions from holders of our ordinary shares or other deposited securities, the depositary will transmit to holders of ADRs a notice containing:

•

such information as is contained in such announcement, or in such notice and in the solicitation materials, if any, together with a statement that such documents are available free of charge to holders of ADRs;

•

a statement that at the close of business on a specified record date each holder of ADRs will be entitled, subject to the provisions of, or governing, deposited securities, including but not limited to our Articles of Association, to instruct the depositary as to the exercise of the voting rights, if any, pertaining to the deposited securities represented by the ADSs evidenced by such holder’s ADRs and exercisable at such meeting; and

•

a statement as to the manner in which such instructions may be given, including an express indication that instructions may be given to the depositary to give a discretionary proxy to a person designated by us.

Upon the written request of a holder of ADRs on such record date, received by the ADR department of the depositary on or before the date established by the depositary for such purposes, the depositary will endeavor, insofar as practicable and permitted under the provisions of, or governing, deposited securities, to vote or cause to be voted (or to grant a discretionary proxy to a person designated by us to vote) the deposited securities represented by the ADSs evidenced by such holder’s ADRs in accordance with any instructions set forth in such request. The depositary shall not itself exercise any voting discretion over any deposited securities.

If no instructions are received by the depositary from any holder with respect to any of the deposited securities represented by the ADSs evidenced by such holder’s ADRs on or before the date established by the depositary for such purpose, the depositary shall not represent such deposited securities at any meeting or exercise any voting rights with respect to such deposited securities, discretionary or otherwise. The depositary shall review its records to ensure that registered holders who provide voting instructions with respect to ADSs under the deposit agreement were holders of ADRs representing an equal number of ADSs on the applicable record date and, to the extent such holder was not a holder on such date or held fewer ADRs evidencing ADSs representing ordinary shares on such date, will disregard or revise, as the case may be, such holder’s voting instructions. The depositary shall have no obligations with respect to ADSs beneficially held through any holder, including, without limitation, DTC.

Notwithstanding anything contained in the deposit agreement or any ADR, the depositary may, to the extent not prohibited by law or regulations, or by the requirements of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of deposited securities, distribute to holders of ADRs a notice that provides such holders with, or otherwise publicizes to such holders, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

Reports and Other Communications

The depositary will make available for inspection to you at the depositary’s office, the custodian’s office or any other designated transfer office any reports and communications received from us which are both received by the depositary, the custodian or the nominee of either as holder of deposited securities and made generally available by us to holders of our ordinary shares or deposited securities. The depositary will also transmit or make available to you copies of such reports when furnished by us as provided in the deposit agreement.

Amendment and Termination of the Deposit Agreement

The ADRs and the deposit agreement may at any time be amended by agreement between us and the depositary without your consent; provided that any amendment that imposes or increases any fees or charges (other than taxes, other governmental charges, delivery and other such expenses), or which otherwise prejudices any substantial existing right of yours, will not take effect as to outstanding ADRs until the expiration of 30 days after notice of any such amendment has been given to you. Every holder at the expiration of 30 days after such notice will be deemed by continuing to hold such ADRs to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby. In no event may any amendment impair the right of any holder of ADRs to surrender such ADRs and receive the deposited securities represented thereby, except in accordance with mandatory provisions of applicable law. In the event that the depositary resigns, is removed or is otherwise substituted and we enter into a new deposit agreement, you will be promptly notified by the successor depositary.

Any amendments or supplements which (i) are reasonably necessary (as agreed by us and the depositary) in order for (a) the ADSs to be registered under the Securities Act or (b) the ADSs or our ordinary shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by holders of ADRs, shall be deemed not to prejudice any substantial rights of such holders. Notwithstanding the foregoing, if any governmental or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the deposit agreement or the form of ADR to ensure compliance therewith, we and the depositary may amend or supplement the deposit agreement and the form of ADR at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the deposit agreement in such circumstances may become effective before a notice of such amendment or supplement is given to holders of ADRs or within any other period of time as required for compliance. Notice of any amendment to the deposit agreement or form of ADR shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided that, in each such case, the notice given to the holders identifies a means for holders to retrieve or receive the text of such amendment (i.e., upon retrieval from the SEC’s, the depositary’s or our website or upon request from the depositary).

Charges of Depositary

The depositary may charge, and collect from, (i) each person to whom ADSs are issued, and (ii) each person surrendering ADSs for withdrawal of deposited securities or whose ADSs are cancelled or reduced for any other reason, $5.00 for each 100 ADSs (or portion thereof) issued, delivered, reduced, cancelled or surrendered (as the case may be), or such other charge as may be in place from time to time and which may be obtained from the depositary. The depositary may sell (by public or private sale) sufficient securities and property received in respect of distributions of our ordinary shares, rights and other distributions prior to such deposit to pay such charge. Additional charges will be incurred by the holders, by any party depositing or withdrawing ordinary shares or by any party surrendering ADSs, to whom ADSs are issued pursuant to the deposit agreement, as provided in the deposit agreement, including in connection with distributions to holders and transfers of ADRs.

ING Groep N.V. will pay all other charges and expenses of the depositary and any agent of the depositary (except the custodian) pursuant to agreements from time to time between ING Groep N.V. and the depositary, except:

•	stock transfer and other taxes and other governmental charges;

•	such cable, telex and facsimile transmission expenses as are expressly provided in the deposit agreement to be at the expense of holders;

•

such registration or transfer fees as may from time to time be in effect for the registration or transfer of deposited securities on any applicable register in connection with the deposit or withdrawal of deposited securities (which are payable by persons depositing ordinary shares or holders withdrawing deposited securities); and

•	such fees and expenses charged by the depositary or its agent in the conversion of foreign currency pursuant to the deposit agreement.

Liability of Holder for Taxes

If any tax or other governmental charges (including any penalties and/or interest) becomes payable by the custodian or the depositary with respect to any ADR, any deposited securities represented by the ADSs evidenced thereby or any distribution thereon, such tax or other governmental charge will be paid by the holder thereof to the depositary and by holding or having held an ADR the holder and all prior holders, jointly and severally, agree to indemnify, defend and hold harmless each of the depositary and its agents in respect thereof. The depositary may refuse to effect registration of any transfer of such ADR or any split-up or combination thereof or any withdrawal of deposited securities underlying such ADR until such payment is made and may withhold any dividends or other distributions or may sell for your account any part or all of the deposited securities underlying such ADR and may apply such dividends, distributions or the proceeds of any such sale to pay any such tax or other governmental charges, and the holder of such ADR shall remain liable for any deficiency. Each holder of an ADR or an interest therein agrees to indemnify the depositary, us, the custodian and any of their respective directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained.

Transfer of American Depositary Receipts

The ADRs are transferable on the books of the depositary, provided that the depositary may close the transfer books at any time or from time to time when deemed expedient by it in connection with the performance of its duties or at the request of ING Groep N.V. As a condition precedent to the execution and delivery, registration, registration of transfer, split-up, combination or surrender of any ADR, the delivery of any distribution thereon, or withdrawal of any deposited securities, the depositary, we or the custodian may require payment from the person presenting the ADR of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer, registration or conversion fee with respect thereto (including any such tax or charge and fee with respect to ordinary shares being deposited or withdrawn) and payment of any applicable fees payable by the holders of ADRs. The depositary may refuse to deliver ADRs, to register the transfer of any ADR or to make any distribution on, or related to, ordinary shares until it has received such proof of citizenship or residence, exchange control approval or other information as it may deem necessary or proper. The delivery, transfer, combination or split-up of ADRs may be suspended during any period when the transfer books of the depositary, ING Groep N.V. or its agent for the registration and transfer of ordinary shares are closed or if any such action is deemed necessary or advisable by the depositary or us, at any time or from time to time subject to the provisions of the deposit agreement.

General

Neither the depositary nor we nor any of our respective directors, employees, agents or affiliates will be liable to you if by reason of any provision of any present or future law, rule, regulation, fiat, order or decree of the United States, the European Union, The Netherlands or any other country, or of any other governmental or regulatory authority or securities exchange or market or automated quotation system, or by reason of any provision of or governing any deposited securities, or by reason of any act of God, war, terrorism or other circumstance beyond our control, the depositary, we or any of our respective directors, employees, agents or affiliates shall be prevented or delayed, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of the deposit agreement or the deposited securities it is provided shall be done or performed; nor will the depositary, we or any of our respective directors, employees, agents or affiliates incur any liability to you by reason of any non-performance or delay, caused as stated in the preceding clause, in the performance of any act or thing which by the terms of the deposit agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for under the deposit agreement or any ADR.

Neither we nor the depositary assume any obligation or be subject to any liability under the deposit agreement, except that each has agreed to perform its respective obligations specifically set forth in any ADR or the deposit agreement without gross negligence or willful misconduct. The liability of the depositary may be further limited as provided in the deposit agreement, including that the depositary shall not be responsible for, and shall incur no liability in connection with or arising from any act or omission to act on the part of the custodian except to the extent that the custodian has (i) committed fraud or willful misconduct in the provision of custodial services to the depositary or (ii) failed to use reasonable care in the provision of custodial services to the depositary as determined in accordance with the standards prevailing in the jurisdiction in which the custodian is located.

The depositary will keep books at its transfer office for the registration of transfers of ADRs, which at all reasonable times will be open for inspection by holders of ADRs, provided that such inspection is not be for the purpose of communicating with holders of ADRs in the interest of a business or object other than our business or a matter related to the deposit agreement or the ADRs.

The depositary may, after consultation with us, appoint one or more co-transfer agents for the purposes of effecting transfers, combinations and split-ups of ADRs at designated transfer offices on behalf of the depositary. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by holders of ADRs or owners or persons entitled thereto and will be entitled to protection and indemnity to the same extent as the depositary.

Governing Law

The deposit agreement is governed by the laws of the State of New York.

We have irrevocably agreed that any legal suit, action or proceeding against us brought by the depositary or any holder, arising out of or based upon the deposit agreement or the transactions contemplated thereby, may be instituted in any state or federal court in New York, New York, and irrevocably waive any objection which we may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. We have also irrevocably agreed that any legal suit, action or proceeding against the depositary brought by us, arising out of or based upon the deposit agreement or the transactions contemplated thereby, may only be instituted in a state or federal court in New York, New York.

Each party to the deposit agreement, including each holder or beneficial owner of ADRs and each holder of interests therein, has irrevocably agreed that any legal suit, action or proceeding against or involving us or the depositary, arising out of or relating to our ordinary shares or other deposited securities, the ADSs or the ADRs, deposit agreement or the transactions contemplated thereby, or the breach thereof, may only be instituted in a state or federal court in New York, New York, and each such party has irrevocably waived any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

In this section, we describe special considerations that will apply to registered securities issued in global — i.e., book-entry — form. First we describe the difference between legal ownership and indirect ownership of registered securities. Then we describe special provisions that apply to global securities.

Who is the Legal Owner of a Registered Security?

Each security in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. We refer to those who have securities registered in their own names on the books that we, the trustee in respect of any debt securities or capital securities or any agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect owners.

Legal Holders

Our obligations, as well as the obligations of the trustee under any indenture and the obligations, if any, of any agent and any other third parties employed by us, the trustee or any of those agents, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose — e.g., to amend the indenture for a series of debt securities or capital securities or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture — we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders.

When we refer to “you” in this prospectus, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. When we refer to “your securities” in this prospectus, we mean the securities in which you will hold a direct or indirect interest.

Book-Entry Owners

Unless your prospectus supplement provides otherwise, we will issue each security in book-entry form only. This means securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Under each indenture, only the person in whose name a security is registered is recognized as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and we will make all payments on the securities, including deliveries of any property other than cash, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities.

Street Name Owners

In the future we may terminate a global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and we will make all payments on those securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

Special Considerations for Indirect Owners

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	whether and how you can instruct it to exchange or convert a security for or into other property;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

What Is a Global Security?

A global security may represent one or any other number of individual securities. Generally, all securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple securities of the same kind, such as debt securities, that have different terms and are issued at different times. We call this kind of global security a master global security. Your prospectus supplement will not indicate whether your securities are represented by a master global security.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “— Owner’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only indirect interests in a global security.

Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under “— Owner’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated.” If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depositary and those of the investor’s financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, Luxembourg, if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•

an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below or as may be described in your prospectus supplement;

•

an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above under “— Who is the Legal Owner of a Registered Security?”;

•	an investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

•

in addition to restrictions imposed by applicable law, an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•

the depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time to time. Neither we nor the trustee nor any of our or its agents will have any responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global security. Neither we nor the trustee nor any of our or its agents supervise the depositary in any way;

•

the depositary will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

•

financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, Luxembourg, when DTC is the depositary, Euroclear or Clearstream, Luxembourg, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Unless your prospectus supplement provides otherwise, the securities, other than the ordinary shares, will initially be issued to investors only in book-entry form. Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is called the “depositary” for that security. A security will usually have only one depositary but it may have more.

Owner’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated

If we issue any series of securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner’s bank, broker or other financial institution through which that owner holds its beneficial interest in the securities.

In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “— Who is the Legal Owner of a Registered Security?”

Unless your prospectus supplement says otherwise, the special situations for termination of a global security are as follows:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 60 days;

•	if we notify the trustee or any agent, as applicable, that we wish to terminate that global security; or

•

in the case of a global security representing debt securities or capital securities issued under an indenture, if an event of default has occurred with regard to these debt securities and has not been cured or waived.

If a global security is terminated, only the depositary, and neither we nor the trustee for any debt securities, nor any agent, is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

Limitations on Rights Resulting from Book-Entry Form

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the global securities as represented by a global certificate.

CLEARANCE AND SETTLEMENT

Securities we issue may be held through one or more international and domestic clearing systems. The principal clearing systems we will use are the book-entry systems operated by The Depository Trust Company, or

“DTC”, in the United States, Clearstream Banking, société anonyme, or “Clearstream, Luxembourg”, in Luxembourg, and Euroclear Bank S.A./N.V., or “Euroclear”, in Brussels, Belgium. These systems have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.

Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for securities we issue in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis.

Global securities will be registered in the name of a nominee for, and accepted for settlement and clearance by, one or more of, Euroclear, Clearstream, Luxembourg, DTC and any other clearing system identified in the applicable prospectus supplement.

Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities. Investors in securities that are issued outside of the United States, its territories and possessions must initially hold their interests through Euroclear, Clearstream, Luxembourg or the clearance system that is described in the applicable prospectus supplement.

The policies of DTC, Clearstream, Luxembourg and Euroclear will govern payments, transfers, exchange and other matters relating to the investors’ interests in securities held by them. This is also true for any other clearance system that may be named in a prospectus supplement.

Clearstream, Luxembourg and Euroclear hold interests on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositaries which, in the case of securities for which a global security in registered form is deposited with DTC, in turn hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

We have no responsibility for any aspect of the actions of DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. Neither we nor the trustee nor any of our or its agents has any responsibility for any aspect of the records kept by DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. We do not supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

DTC, Clearstream, Luxembourg, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform these procedures and may modify them or discontinue them at any time.

The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream, Luxembourg and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

The Clearing Systems

DTC

DTC has advised us as follows:

•	DTC is:

¡	a limited purpose trust company organized under the laws of the State of New York;

¡	a “banking organization” within the meaning of the New York Banking Law;

¡	a member of the Federal Reserve System;

¡	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

¡	a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act.

•

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to accounts of its participants. This eliminates the need for physical movement of certificates.

•

Participants in DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is partially owned by some of these participants or their representatives.

•	Indirect access to the DTC system is also available to banks, brokers, dealers and trust companies that have relationships with participants.

•	The rules applicable to DTC and DTC participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through DTC direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each security (for purposes of this section, the “beneficial owner”) is in turn to be recorded on the DTC direct and DTC indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC direct or DTC indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in securities, except in the event that use of the book-entry system for the securities is discontinued.

To facilitate subsequent transfers, all securities deposited by DTC direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or any other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or any other DTC nominee do not affect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the DTC direct participants to whose accounts those securities are credited, which may or may not be the beneficial owners. The DTC direct and DTC indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to DTC direct participants, by DTC direct participants to DTC indirect participants, and by DTC direct participants and DTC indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of securities may wish to take steps to augment the transmission to them of notices of significant events with respect to the securities, such as redemptions, tenders, defaults, and proposed amendments to the security documents. For example, beneficial owners of securities may wish to ascertain that the nominee holding the securities for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

With respect to the securities that contain an option to redeem, redemption notices shall be sent to DTC. If less than all of the securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each DTC direct participant in the issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a DTC direct participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an omnibus proxy to an issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Redemption proceeds, distributions, and dividend payments on the securities will be made to Cede & Co., or any other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit DTC direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from issuer or agent, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by DTC participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities registered in “street name”, and will be the responsibility of that DTC participant and not of DTC, agent, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or any other nominee as may be requested by an authorized representative of DTC) is the responsibility of issuer or agent, disbursement of those payments to DTC direct participants will be the responsibility of DTC, and disbursement of those payments to the beneficial owners will be the responsibility of DTC direct and DTC indirect participants.

A beneficial owner shall give notice to elect to have its securities purchased or tendered, through its participant, to an agent, and shall effect delivery of those securities by causing the DTC direct participant to transfer the DTC participant’s interest in the securities, on DTC’s records, to an agent. The requirement for physical delivery of securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the securities are transferred by DTC direct participants on DTC’s records and followed by a book-entry credit of tendered securities to the agent’s DTC account.

DTC may discontinue providing its services as depositary with respect to the securities at any time by giving reasonable notice to issuer or agent. Under those circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depositary). In that event, securities certificates will be printed and delivered to DTC (or its successor).

Clearstream, Luxembourg

Clearstream, Luxembourg has advised us as follows:

•

Clearstream, Luxembourg is a duly licensed bank organized as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier).

•

Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through electronic book-entry transfers between the accounts of its customers. This eliminates the need for physical movement of certificates.

•

Clearstream, Luxembourg provides other services to its customers, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities. It interfaces with the domestic markets in over 30 countries through established depositary and custodial relationships.

•

Clearstream, Luxembourg’s customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other professional financial intermediaries. Its U.S. customers are limited to securities brokers and dealers and banks.

•

Indirect access to the Clearstream, Luxembourg system is also available to others that clear through Clearstream, Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.

Euroclear

Euroclear has advised us as follows:

•

Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Financial Services and Markets Authority (L’Autorité des Services et Marchés Financiers) and the National Bank of Belgium (Banque Nationale de Belgique).

•

Euroclear holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates.

•

Euroclear provides other services to its customers, including credit, custody, lending and borrowing of securities and tri-party collateral management. It interfaces with the domestic markets of several countries.

•

Euroclear customers include banks, including central banks, securities brokers and dealers, trust companies and clearing corporations and may include certain other professional financial intermediaries.

•	Indirect access to the Euroclear system is also available to others that clear through Euroclear customers or that have custodial relationships with Euroclear customers.

•	All securities in Euroclear are held on a fungible basis. This means that specific certificates are not matched to specific securities clearance accounts.

Other Clearing Systems

We may choose any other clearing system for a particular series of securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

Primary Distribution

The distribution of the securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for securities will be made on a delivery versus payment or free delivery basis. These payment procedures will be more fully described in the applicable prospectus supplement.

Clearance and settlement procedures may vary from one series of securities to another according to the currency that is chosen for the specific series of securities. Customary clearance and settlement procedures are described below.

We will submit applications to the relevant system or systems for the securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the prospectus supplement.

Clearance and Settlement Procedures—DTC

DTC participants that hold securities through DTC on behalf of investors will follow the settlement practices applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System, or such other procedures as are applicable for other securities.

Securities will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, securities will be credited free of payment on the settlement date.

Clearance and Settlement Procedures—Euroclear and Clearstream, Luxembourg

We understand that investors that hold their securities through Euroclear or Clearstream, Luxembourg accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form for debt securities, or such other procedures as are applicable for other securities.

Securities will be credited to the securities custody accounts of Euroclear and Clearstream, Luxembourg participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading

Trading Between DTC Participants

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System for debt securities, or such other procedures as are applicable for other securities.

If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, settlement will be free of payment. If payment is made other than in U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

Trading Between Euroclear and/or Clearstream, Luxembourg Participants

We understand that secondary market trading between Euroclear and/or Clearstream, Luxembourg participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form for debt securities, or such other procedures as are applicable for other securities.

Trading Between a DTC Seller and a Euroclear or Clearstream, Luxembourg Purchaser

A purchaser of securities that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream, Luxembourg at least one business day prior to settlement. The instructions will provide for the transfer of the securities from the selling DTC participant’s account to the account of the purchasing Euroclear or Clearstream, Luxembourg participant. Euroclear or Clearstream, Luxembourg, as the case may be, will then instruct the common depositary for Euroclear and Clearstream, Luxembourg to receive the securities either against payment or free of payment.

The interests in the securities will be credited to the relevant clearing system. The clearing system will then credit the account of the participant, following its usual procedures. Credit for the securities will appear on the next day, European time. Cash debit will be back-valued to, and the interest on the securities will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream, Luxembourg cash debit will be valued as of the actual settlement date instead.

Euroclear participants or Clearstream, Luxembourg participants will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to pre-position funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Euroclear or Clearstream, Luxembourg. Under this approach, participants may take on credit exposure to Euroclear or Clearstream, Luxembourg until the securities are credited to their accounts one business day later.

As an alternative, if Euroclear or Clearstream, Luxembourg has extended a line of credit to them, participants can choose not to pre-position funds and will instead allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear participants or Clearstream, Luxembourg participants purchasing securities would incur overdraft charges for one business day (assuming they cleared the overdraft as soon as the securities were credited to their accounts). However, any interest on the securities would accrue from the value date. Therefore, in many cases, the investment income on securities that is earned during that one business day period may substantially reduce or offset the amount of the overdraft charges. This result will, however, depend on each participant’s particular cost of funds.

Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver securities to the depositary on behalf of Euroclear participants or Clearstream, Luxembourg participants. The sale proceeds will be available to the DTC seller on the settlement date. For the DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.

Special Timing Considerations

You should be aware that investors will be able to make and receive deliveries, payments and other communications involving the securities through Clearstream, Luxembourg and Euroclear only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream, Luxembourg and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the securities, or to receive or make a payment or delivery of the securities, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream, Luxembourg or Euroclear is used.

TAXATION

The following describes the material U.S. federal income and Dutch tax consequences of owning certain securities we may offer pursuant to this prospectus and a prospectus supplement. This discussion is the opinion of Sullivan & Cromwell LLP insofar as it relates to matters of U.S. federal income tax law and the opinion of PwC Belastingadviseurs N.V. insofar as it relates to matters of Dutch tax law. It applies to you only if you hold your securities as capital assets for U.S. federal income tax purposes. The “U.S Taxation” subsections address only U.S. federal income taxation and do not discuss all of the tax consequences that may be relevant to you in light of your individual circumstances, including foreign, state or local tax consequences, and tax consequences arising under the Medicare contribution tax on net investment income or the alternative minimum tax.

This section does not describe all of the material tax consequences which may be applicable to you if you are a member of a class of holders subject to special U.S. federal income tax rules, such as:

•	a dealer in securities or currencies;

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•	a bank;

•	a life insurance company;

•	a tax-exempt organization;

•	a person that owns securities that are a hedge or that are hedged against interest rate or currency risks;

•	a person that is liable for alternative minimum tax;

•	a person that owns securities as part of a straddle or conversion transaction for tax purposes;

•	a person that actually or constructively owns 10% or more of the combined voting power of our voting stock or the total value of our stock;

•	a person that purchases or sells the securities as part of a wash sale for U.S. federal income tax purposes;

•	an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes; or

•	a U.S. holder (as defined below) whose functional currency for U.S. federal income tax purposes is not the U.S. dollar.

This section, insofar as it relates to U.S. federal income tax laws, is based on the Code, its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, as well as the relevant provisions of the present double taxation treaty between The Netherlands and the United States (the “Treaty”), all as of the date hereof. These laws are subject to change, possibly on a retroactive basis.

If an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes owns the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership owning the securities should consult its tax advisor with regard to the U.S. federal income tax treatment of an investment in the securities.

For purposes of this section, you are a U.S. holder if you are a beneficial owner of a security and you are for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•	a domestic corporation or other entity taxable as a domestic corporation;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•	a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.

You are a U.S. alien holder if you are the beneficial owner of a security and are, for U.S. federal income tax purposes:

•	a non-resident alien individual;

•	a foreign corporation; or

•	an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from a security.

Please consult your own tax advisor concerning the consequences of owning these securities in your particular circumstances.

Material Tax Consequences of Owning Our Debt Securities

Netherlands Taxation

This section provides a general summary of the material Dutch tax issues and consequences of acquiring, holding, redeeming and/or disposing of the debt securities. This summary provides general information only and is restricted to the matters of Dutch taxation stated herein. The information given below is neither intended as tax advice nor purports to describe all of the tax considerations that may be relevant to a prospective purchaser of the debt securities.

The prospective purchaser should consult his or her own tax advisor regarding Dutch tax consequences of acquiring, holding, redeeming and/or disposing of the debt securities.

This summary is based on the tax legislation, published case law, and other regulations in The Netherlands in force as of the date of this prospectus, without prejudice to any amendments introduced at a later date and implemented with or without retroactive effect.

We assume that the debt securities and income received or capital gains derived there from are not attributable to employment activities of the holder of the debt securities.

We assume that the holders of the debt securities do not hold a substantial interest in ING Groep N.V. Generally speaking, an interest in the share capital of ING Groep N.V. should not be considered a substantial interest if the holder of such interest, and, if the holder is an individual, his or her spouse, registered partner, certain other relatives or certain persons sharing the holder’s household, do not hold, alone or together, whether directly or indirectly, the ownership of, or certain rights over, shares or rights resembling shares representing 5% or more of the total issued and outstanding capital, or the issued and outstanding capital of any class of shares, of ING Groep N.V.

Where this summary refers to a holder of a debt security, an individual holding debt securities or an entity holding debt securities, such reference is restricted to an individual or entity holding legal title to as well as an economic interest in such debt securities or otherwise being regarded as owning debt securities for Dutch tax purposes. It is noted that for purposes of Dutch income, corporate and gift and inheritance tax, assets legally owned by a third party such as a trustee, foundation or similar entity, may be treated as assets owned by the (deemed) settlor, grantor or similar originator or the beneficiaries in proportion to their interest in such arrangement.

Where the summary refers to “the Netherlands” or “Dutch” it refers only to the European part of the Kingdom of the Netherlands.

For the purpose of this summary, the term “entity” means a corporation as well as any other person that is taxable as a corporation for Dutch corporate income tax purposes.

Withholding Tax

Generally, all payments by ING Groep N.V. in respect of the debt securities can be made without withholdings or deductions for or on account of any taxes, duties or charges of any nature whatsoever that are or may be withheld or assessed by the Netherlands, any political subdivision thereof or therein or any of their representatives, agents or delegates.

Taxes on Income and Capital Gains

Residents of The Netherlands. Income derived from the debt securities or a gain realized on the disposal or redemption of the debt securities, by a holder of a debt security who is a resident or a deemed resident of The Netherlands for Dutch corporate income tax purposes and who is subject to Dutch corporate income tax, is generally taxable in The Netherlands at a rate of 25%, with a step up rate of 20% on the first EUR 200,000 of taxable income (2018 rate).

Income derived or deemed to be derived from a debt security or a gain realized on the disposal or redemption of a debt security, by a holder of a debt security who is an individual who is a resident or deemed a resident of The Netherlands for Dutch personal income tax purposes, may, amongst others, be subject to Dutch personal income tax at progressive individual income tax rates up to 51.95% (2018 rate) if:

(i)

the individual carries on a business, or is deemed to carry on a business, for example pursuant to a co-entitlement to the net value of an enterprise (medegerechtigde), to the assets of which such debt security is attributable; or

(ii)

such income or gain qualifies as income from miscellaneous activities (resultaat uit overige werkzaamheden), which e.g. include activities with respect to the debt security that exceed regular, active portfolio management (normaal actief vermogensbeheer).

If the conditions set out in paragraphs (i) and (ii) above do not apply to an individual holder of a debt security, actual received income derived from a debt security or gains realized on the disposal or redemption of a debt security are, in general, not taxable as such. Instead, such holder of a debt security will be taxed at a flat rate of 30% (2018 rate) on deemed income from “savings and investments” (sparen en beleggen). This deemed income is calculated on the basis of three ascending percentages (2.017%, 4.326% and 5.38%; 2018 rates) depending on the individual’s “yield basis” (rendementsgrondslag) at the beginning of the calendar year (1 January) to the extent it exceeds a certain threshold. The fair market value of the debt security will be included in the individual’s yield basis.

Non-residents of The Netherlands.  A holder of a debt security who is neither resident nor deemed to be resident of The Netherlands for Dutch corporate or personal income tax purposes who derives income from such debt security, or who realizes a gain on the disposal or redemption of the debt security will not be subject to Dutch taxation on income or capital gains, unless:

(i)

such holder carries on a business, or is deemed to carry on a business or part thereof, for example pursuant to a co-entitlement to the net value of an enterprise (medegerechtigde) through a permanent establishment or a permanent representative in The Netherlands to which the debt security is attributable; or

(ii)

the holder is an individual, and such income or gain qualifies as income from miscellaneous activities in The Netherlands (resultaat uit overige werkzaamheden in Nederland), which e.g. include activities with respect to the debt security that exceed regular, active portfolio management (normaal, actief vermogensbeheer).

Taxation of Gifts and Inheritances

Residents of The Netherlands.  Generally, gift and inheritance tax will be due in The Netherlands in respect of the acquisition of a debt security by way of a gift by, or on the death of, a holder of a debt security who is a resident or deemed to be a resident of The Netherlands for the purposes of Dutch gift and inheritance tax at the date of the gift or his or her death. An individual of Dutch nationality is deemed to be a resident of The Netherlands for the purposes of Dutch gift and inheritance tax if he or she was a resident in The Netherlands at any time during the 10 years preceding the date of the gift or his or her death. For the purposes of Dutch gift tax, an individual is deemed to be a resident of The Netherlands if he or she was a resident of The Netherlands at any time during the 12 months preceding the date of the gift.

Non-residents of The Netherlands. No Netherlands gift or inheritance taxes will arise on the transfer of a debt security by way of a gift by, or on the death of, a holder who is neither resident nor deemed to be resident in The Netherlands, unless:

(i)

in case of a gift of the debt securities under a condition precedent by an individual who, at the date of the gift, was neither a resident nor deemed to be a resident in The Netherlands, such individual is a resident or deemed to be a resident in The Netherlands at the date (a) of the fulfillment of the condition; or (b) of his or her death and the condition of the gift is fulfilled after the date of his or her death; or

(ii)

in case of a gift of debt securities by an individual who, at the date of the gift or - in case of a gift under a condition precedent - at the date of the fulfillment of the condition, was neither resident nor deemed to be resident in The Netherlands, such individual dies within 180 days after the date of the gift or the fulfillment of the condition, while being a resident or deemed to be a resident in The Netherlands.

Value-Added Tax

No value-added tax will be due in The Netherlands in respect of payments made in consideration for the issue of the debt securities, whether in respect of payments of interest and principal or in respect of the transfer of a debt security.

Other Taxes

There will be no registration tax, capital contribution tax, customs duty, stamp duty, real estate transfer tax or any other similar tax or duty due in The Netherlands in respect of or in connection with the mere issue, transfer, execution or delivery by legal proceedings of the debt securities or the performance of the ING Groep N.V.’s obligations under the relevant documents.

Residency

A holder of a debt security will not become, and will not be deemed to be, resident in The Netherlands merely by virtue of holding such debt security or by virtue only of the execution, performance, delivery and/or enforcement of any relevant documents.

FATCA and the Common Reporting Standard

On 1 July 2014, the Foreign Account Tax Compliance Act (“FATCA”) entered into force. The Netherlands has implemented FATCA in its domestic legislation, as a result of which it is exchanging certain information with the United States on financial accounts that U.S. persons maintain with Dutch financial institutions.

Furthermore, the Organization of Economic Co-operation and Development (“OECD”) released the Common Reporting Standard (“CRS”) and its Commentary on 21 July 2014. Over 60 countries, including The Netherlands, have publicly committed to implement the CRS. On 9 December 2014, Member States adopted Directive 2014/107/EU on administrative cooperation in direct taxation (‘DAC2’) which provides for mandatory automatic exchange of financial information as foreseen in the OECD global standard. DAC2 amends the previous Directive on administrative cooperation in direct taxation, Directive 2011/16/EU (‘DAC1’). Since the CRS and DAC2 were implemented into Dutch legislation as per 1 January 2016, Dutch financial institutions have to identify the account holder’s country of residence and in turn exchange specified account information to the home country’s tax administration (first exchange in 2017 for account information covering the year 2016).

U.S. Taxation

This subsection deals only with debt securities that are treated as indebtedness and issued in registered form for U.S. federal income tax purposes and are due to mature 30 years or less from the date on which they are issued. The U.S. federal income tax consequences of owning debt securities that are to mature more than 30 years from their date of issue and any other special U.S. federal income tax consequences applicable to a particular series of debt securities will be discussed in the applicable prospectus supplement. In addition, this section does not address the U.S. federal income tax of treatment of debt securities that reference the performance of U.S. equities. The U.S. federal income tax treatment of any such debt securities will be discussed in the applicable prospectus supplement.

U.S. Holders

The following describes the tax consequences to a U.S. holder. If you are not a U.S. holder, this does not apply to you and you should refer to “— U.S. Alien Holders” below.

Under recently enacted legislation, U.S. holders that use an accrual method of accounting for tax purposes generally will be required to include certain amounts in income no later than the time such amounts are reflected on certain financial statements. The application of this rule thus may require the accrual of income earlier than would be the case under the general tax rules described below, although the precise application of this rule is unclear at this time. This rule generally will be effective for tax years beginning after December 31, 2017 or, for debt securities issued with original issue discount, for tax years beginning after December 31, 2018. U.S. holders that use an accrual method of accounting should consult with their tax advisors regarding the potential applicability of this legislation to their particular situation.

Payments of Interest

Except as described below in the case of interest on a discount debt security that is not qualified stated interest, each as defined below under “— Original Issue Discount — General,” you will be taxed on any interest on your debt security, whether payable in U.S. dollars or a foreign currency, including a composite currency or basket of currencies other than U.S. dollars, as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

Interest paid by us on the debt securities and original issue discount, if any, accrued with respect to the debt securities (as described below under “— Original Issue Discount”) and any additional amounts paid with respect to withholding tax on the debt securities, including withholding tax on payments of such additional amounts (“additional amounts”) constitute income from sources outside the United States for purposes of the rules regarding the foreign tax credit allowable to a U.S. holder. Under the foreign tax credit rules, interest and original issue discount and additional amounts will generally be “passive” income for purposes of computing the foreign tax credit allowable to a U.S. holder.

Cash Basis Taxpayers.  If you are a taxpayer that uses the cash receipts and disbursements method of accounting for tax purposes and you receive an interest payment that is denominated in, or determined by reference to, a foreign currency, you must recognize income equal to the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars on such date.

Accrual Basis Taxpayers.  If you are a taxpayer that uses an accrual method of accounting for tax purposes, you may determine the amount of income that you recognize with respect to an interest payment denominated in, or determined by reference to, a foreign currency by using one of two methods. Under the first method, you will determine the amount of income accrued based on the average exchange rate in effect during the interest accrual period or, with respect to an accrual period that spans two taxable years, that part of the period within the taxable year.

If you elect the second method, you would determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period, or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. Additionally, under this second method, if you receive a payment of interest within five business days of the last day of your accrual period or taxable year, you may instead translate the interest accrued into U.S. dollars at the exchange rate in effect on the day that you actually receive the interest payment. If you elect the second method, it will apply to all debt instruments that you hold at the beginning of the first taxable year to which the election applies and to all debt instruments that you subsequently acquire. You may not revoke this election without the consent of the Internal Revenue Service.

When you actually receive an interest payment, including a payment attributable to accrued but unpaid interest upon the sale or retirement of your debt security, denominated in, or determined by reference to, a foreign currency for which you accrued an amount of income, you will recognize ordinary income or loss measured by the difference, if any, between the exchange rate that you used to accrue interest income and the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars on such date.

Original Issue Discount

General.  If you own a debt security, other than a short-term debt security with a term of one year or less, it will be treated as a discount debt security issued at an original issue discount if the amount by which the debt security’s stated redemption price at maturity exceeds its issue price is more than a de minimis amount. Generally, a debt security’s issue price will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part is sold for money to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A debt security’s stated redemption price at maturity is the total of all payments provided by the debt security that are not payments of qualified stated interest. Generally, an interest payment on a debt security is qualified stated interest if it is one of a series of stated interest payments on a debt security that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the debt security. There are special rules for variable rate debt securities that are discussed under “— Variable Rate Debt Securities.”

In general, your debt security is not a discount debt security if the amount by which its stated redemption price at maturity exceeds its issue price is less than 1/4 of 1% of its stated redemption price at maturity multiplied by the number of complete years to its maturity. Your debt security will have de minimis original issue discount if the amount of the excess is less than such amount. If your debt security has de minimis original issue discount, you must include the de minimis amount in income as stated principal payments are made on the debt security, unless you make the election described below under “— Election to Treat All Interest as Original Issue Discount.” You can determine the includible amount with respect to each such payment by multiplying the total amount of your debt security’s de minimis original issue discount by a fraction equal to:

•	the amount of the principal payment made, divided by:

•	the stated principal amount of the debt security.

Generally, if your discount debt security matures more than one year from its date of issue, you must include original issue discount, or OID, in income before you receive cash attributable to that income. The amount of OID that you must include in income is calculated using a constant-yield method, and generally you will include increasingly greater amounts of OID in income over the life of your debt security. More specifically, you can calculate the amount of OID that you must include in income by adding together the daily portions of OID with respect to your discount debt security for each day during the taxable year or portion of the taxable year that you hold your discount debt security. You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the OID allocable to that accrual period. You may select an accrual period of any length with respect to your discount debt security and you may vary the length of each accrual period over the term of your discount debt security. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the discount debt security must occur on either the first or final day of an accrual period.

You can determine the amount of OID allocable to an accrual period by:

•	multiplying your discount debt security’s adjusted issue price at the beginning of the accrual period by your debt security’s yield to maturity; and then

•	subtracting from this figure the sum of the payments of qualified stated interest on your debt security allocable to the accrual period.

You must determine the discount debt security’s yield to maturity on the basis of the present value of all principal and interest payouts payable under the debt security’s terms. Further, you determine your discount debt security’s adjusted issue price at the beginning of any accrual period by:

•	adding your discount debt security’s issue price and any accrued OID for each prior accrual period; and then

•	subtracting any payments previously made on your discount debt security that were not qualified stated interest payments.

If an interval between payments of qualified stated interest on your discount debt security contains more than one accrual period, then, when you determine the amount of OID allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated

interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of OID allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

The amount of OID allocable to the final accrual period is equal to the difference between:

•	the amount payable at the maturity of your debt security, other than any payment of qualified stated interest; and

•	your debt security’s adjusted issue price as of the beginning of the final accrual period.

Acquisition Premium.  If you purchase your debt security for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on your debt security after the purchase date but is greater than the amount of your debt security’s adjusted issue price, as determined above under “— General,” the excess is acquisition premium. If you do not make the election described below under “— Election to Treat All Interest as Original Issue Discount,” then you must reduce the daily portions of OID by an amount equal to:

•	the excess of your adjusted basis in the debt security immediately after purchase over the adjusted issue price of the debt security, divided by:

•	the excess of the sum of all amounts payable, other than qualified stated interest, on the debt security after the purchase date over the debt security’s adjusted issue price.

Pre-Issuance Accrued Interest.  An election may be made to decrease the issue price of your debt security by the amount of pre-issuance accrued interest if:

•	a portion of the initial purchase price of your debt security is attributable to pre-issuance accrued interest;

•	the first stated interest payment on your debt security is to be made within one year of your debt security’s issue date; and

•	such payment will equal or exceed the amount of pre-issuance accrued interest.

If this election is made, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount of interest payable on your debt security.

Debt Securities Subject to Contingencies Including Optional Redemption.  Your debt security is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In such a case, you must determine the yield and maturity of your debt security by assuming that the payments will be made according to the payment schedule most likely to occur if:

•	the timing and amounts of the payments that comprise each payment schedule are known as of the issue date; and

•	one of such schedules is significantly more likely than not to occur.

If there is no single payment schedule that is significantly more likely than not to occur, other than because of a mandatory sinking fund, you must include income on your debt security in accordance with the general rules that govern contingent payment obligations. These rules will be discussed in the applicable prospectus supplement.

Notwithstanding the general rules for determining yield and maturity, if your debt security is subject to contingencies, and either you or we have an unconditional option or options that, if exercised, would require payments to be made on the debt security under an alternative payment schedule or schedules, then:

•

in the case of an option or options that we may exercise, we will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on your debt security; and

•

in the case of an option or options that you may exercise, you will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on your debt security.

If both you and we hold options described in the preceding sentence, those rules will apply to each option in the order in which they may be exercised. You will determine the yield on your debt security for the purposes of those calculations by using any date on which your debt security may be redeemed or repurchased as the maturity date and the amount payable on the date that you chose in accordance with the terms of your debt security as the principal amount payable at maturity.

If a contingency, including the exercise of an option, actually occurs or does not occur contrary to an assumption made according to the above rules then, except to the extent that a portion of your debt security is repaid as a result of this change in circumstances and solely to determine the amount and accrual of OID, you must redetermine the yield and maturity of your debt security by treating your debt security as having been retired and reissued on the date of the change in circumstances for an amount equal to your debt security’s adjusted issue price on that date.

Election to Treat All Interest as Original Issue Discount.  You may elect to include in gross income all interest that accrues on your debt security using the constant-yield method described above under “— General,” with the modifications described below. For purposes of this election, interest will include stated interest, OID, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium, described below under “— Debt Securities Purchased at a Premium,” or acquisition premium.

If you make this election for your debt security, then, when you apply the constant-yield method:

•	the issue price of your debt security will equal your cost;

•	the issue date of your debt security will be the date you acquired it; and

•	no payments on your debt security will be treated as payments of qualified stated interest.

Generally, this election will apply only to the debt security for which you make it; however, if the debt security has amortizable bond premium, you will be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that you hold as of the beginning of the taxable year to which the election applies or any taxable year thereafter. Additionally, if you make this election for a market discount debt security, you will be treated as having made the election discussed below under “— Market Discount” to include market discount in income currently over the life of all debt instruments having market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke any election to apply the constant-yield method to all interest on a debt security or the deemed elections with respect to amortizable bond premium or market discount debt securities without the consent of the Internal Revenue Service.

Variable Rate Debt Securities.  Your debt security will be a variable rate debt security if:

•	your debt security’s issue price does not exceed the total noncontingent principal payments by more than the lesser of:

(1) 0.015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date; or

(2) 15% of the total noncontingent principal payments;

•	your debt security provides for stated interest, compounded or paid at least annually, only at:

(1) one or more qualified floating rates;

(2) a single fixed rate and one or more qualified floating rates;

(3) a single objective rate; or

(4) a single fixed rate and a single objective rate that is a qualified inverse floating rate; and

•

the value of any floating rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

Your debt security will have a variable rate that is a qualified floating rate if:

•	variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your debt security is denominated; or

•	the rate is equal to such a rate either:

(1) multiplied by a fixed multiple that is greater than 0.65 but not more than 1.35 or

(2) multiplied by a fixed multiple greater than 0.65 but not more than 1.35, and then increased or decreased by a fixed rate.

If your debt security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate.

Your debt security will not have a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are caps, floors or governors that are fixed throughout the term of the debt security or such restrictions are not reasonably expected to significantly affect the yield on the debt security.

Your debt security will have a variable rate that is a single objective rate if:

•	the rate is not a qualified floating rate; and

•

the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party.

Your debt security will not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your debt security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of your debt security’s term.

An objective rate as described above is a qualified inverse floating rate if:

•	the rate is equal to a fixed rate minus a qualified floating rate; and

•	the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

Your debt security will also have a single qualified floating rate or an objective rate if interest on your debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either:

•	the fixed rate and the qualified floating rate or objective rate have values on the issue date of the debt security that do not differ by more than 0.25 percentage points; or

•	the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

In general, if your variable rate debt security provides for stated interest at a single qualified floating rate or objective rate, or one of those rates after a single fixed rate for an initial period, all stated interest on your debt security is qualified stated interest. In this case, the amount of OID, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, for any other objective rate, a fixed rate that reflects the yield reasonably expected for your debt security.

If your variable rate debt security does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate other than a single fixed rate for an initial period, you generally must determine the interest and OID accruals on your debt security by:

•	determining a fixed rate substitute for each variable rate provided under your variable rate debt security;

•	constructing the equivalent fixed rate debt instrument, using the fixed rate substitute described above;

•	determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument; and

•	adjusting for actual variable rates during the applicable accrual period.

When you determine the fixed rate substitute for each variable rate provided under the variable rate debt security, you generally will use the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your debt security.

If your variable rate debt security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate other than at a single fixed rate for an initial period, you generally must determine interest and OID accruals by using the method described in the previous paragraph. However, your variable rate debt security will be treated, for purposes of the first three steps of the determination, as if your debt security had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of your variable rate debt security as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

Short-Term Debt Securities.  In general, if you are an individual or other cash-basis U.S. holder of a short-term debt security, you are not required to accrue OID, as specially defined below for the purposes of this paragraph, for U.S. federal income tax purposes unless you elect to do so (although it is possible that you may be required to include any stated interest in income as you receive it). If you are an accrual-basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass-through entity, or a cash-basis taxpayer who so elects, you will be required to accrue OID on short-term debt securities on either a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to include OID in income currently, any gain you realize on the sale or retirement of your short-term debt security will be ordinary income to the extent of the accrued OID, which will be determined on a straight-line basis unless you make an election to accrue the OID under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue OID on your short-term debt securities, you will be required to defer deductions for interest on borrowings allocable to your short-term debt securities in an amount not exceeding the deferred income until the deferred income is realized.

When you determine the amount of OID subject to these rules, you must include all interest payments on your short-term debt security, including stated interest, in your short-term debt security’s stated redemption price at maturity.

Foreign Currency Discount Debt Securities.  If your discount debt security is denominated in, or determined by reference to, a foreign currency, you must determine OID for any accrual period on your discount debt security in the foreign currency and then translate the amount of OID into U.S. dollars in the same manner as stated interest accrued by an accrual-basis U.S. holder, as described under “— U.S. Holders — Payments of Interest.” You may recognize ordinary income or loss when you receive an amount attributable to OID in connection with a payment of interest or the sale or retirement of your debt security.

Market Discount

You will be treated as if you purchased your debt security, other than a short-term debt security, at a market discount, and your debt security will be a market discount debt security if:

•	you purchase your debt security for less than its issue price as determined under “Original Issue Discount—General” and

•

the difference between the debt security’s stated redemption price at maturity or, in the case of a discount debt security, the debt security’s revised issue price, and the price you paid for your debt security is equal to or greater than 1/4 of 1 percent of your debt security’s stated redemption price at maturity multiplied by the number of complete years to the debt security’s maturity. To determine the revised issue price of your debt security for these purposes, you generally add any OID that has accrued on your debt security to its issue price.

If your debt security’s stated redemption price at maturity or, in the case of a discount debt security, its revised issue price, exceeds the price you paid for the debt security by less than 1/4 of 1 percent of the debt security’s stated redemption price at maturity multiplied by the number of complete years to the debt security’s maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.

You must treat any gain you recognize on the maturity or disposition of your market discount debt security as ordinary income to the extent of the accrued market discount on your debt security. Alternatively, you may elect to currently include market discount in income over the life of your debt security. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the Internal Revenue Service. If you own a market discount debt security and do not make this election, you will generally be required to defer deductions for interest on borrowings allocable to your debt security in an amount not exceeding the accrued market discount on your debt security until the maturity or disposition of your debt security.

If you own a market discount on your market discount debt security, the market discount would accrue on a straight-line basis unless an election is made to accrue market discount using a constant-yield method. If you make this election, it will apply only to the debt security with respect to which it is made and you may not revoke it. You would, however, not include accrued market discount in income unless you elect to do so as described above.

Where you elect to include market discount in income currently, the amount of market discount will be determined for any accrual period in the relevant foreign currency and then translated into U.S. dollars on the basis of the average rate in effect during the accrual period. Exchange gain or loss realized with respect to such accrued market discount will be determined in accordance with the rules relating to accrued interest described above.

Debt Securities Purchased at a Premium

If you purchase your debt security for an amount in excess of its principal amount (or, in the case of a discount debt security, in excess of the sum of all amounts payable on the debt security after the acquisition date (other than payments of qualified stated interest)), you may elect to treat the excess as amortizable bond premium. If you make this election, you will reduce the amount required to be included in your income each accrual period with respect to interest on your debt security by the amount of amortizable bond premium allocable to that accrual period, based on your debt security’s yield to maturity.

If the amortizable bond premium allocable to an accrual period exceeds your interest income from the debt securities for such accrual period, such excess is first allowed as a deduction to the extent of interest included in your income in respect of the debt security in previous accrual periods and is then carried forward to your next accrual period. If the amortizable bond premium allocable and carried forward to the accrual period in which the debt security is sold, retired or otherwise disposed of exceeds your interest income for such accrual period, you would be allowed an ordinary deduction equal to such excess.

If you make this election and your debt security is denominated in, or determined by reference to, a foreign currency, you will compute your amortizable bond premium in units of the foreign currency and your amortizable bond premium will reduce your interest income in units of the foreign currency. Gain or loss recognized that is attributable to changes in exchange rates between the time your amortized bond premium offsets interest income and the time of the acquisition of your debt security is generally taxable as U.S.-source ordinary income or loss. If you make an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire, and you may not revoke it without the consent of the Internal Revenue Service. See also “— Original Issue Discount — Election to Treat All Interest as Original Issue Discount.”

Purchase, Sale and Retirement of the Debt Securities

Your tax basis in your debt security will generally be the U.S. dollar cost, as defined below, of your debt security, adjusted by:

•	adding any OID or market discount previously included in income with respect to your debt security, and then

•

subtracting any payments on your debt security that are not qualified stated interest payments and any amortizable bond premium to the extent that such premium either reduced interest income on your debt security or gave rise to a deduction on your debt security.

If you purchase your debt security with foreign currency, the U.S. dollar cost of your debt security will generally be the U.S. dollar value of the purchase price on the date of purchase. However, if you are a cash-basis taxpayer, or an accrual-basis taxpayer that so elects, and your debt security is traded on an established securities market, as defined in the applicable U.S. Treasury regulations, the U.S. dollar cost of your debt security will be the U.S. dollar value of the purchase price on the settlement date of your purchase.

You will generally recognize U.S.-source gain or loss on the sale or retirement of your debt security equal to the difference between the amount you realize on the sale or retirement, excluding any amounts attributable to accrued but unpaid interest (which will be treated as interest payments), and your tax adjusted basis in your debt security. If your debt security is sold or retired for an amount in foreign currency, the amount you realize will be the U.S. dollar value of such amount on the date the debt security is disposed of or retired, except that in the case of a debt security that is traded on an established securities market, as defined in the applicable U.S. Treasury regulations, a cash basis taxpayer, or an accrual basis taxpayer that so elects, will determine the amount realized based on the U.S. dollar value of the foreign currency on the settlement date of the sale.

You will recognize capital gain or loss when you sell or retire your debt security, except to the extent:

•	described above under “— Original Issue Discount — Short-Term Debt Securities” or “— Market Discount”; or

•	attributable to changes in exchange rates as described below.

Capital gain of a noncorporate U.S. holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations.

You must treat any portion of the gain or loss that you recognize on the sale or retirement of a debt security as ordinary U.S.-source income or loss to the extent attributable to changes in exchange rates. However, you take exchange gain or loss into account only to the extent of the total gain or loss you realize on the transaction.

Exchange of Amounts in Other Than U.S. Dollars

If you receive foreign currency as interest on your debt security or on the sale or retirement of your debt security, your tax basis in the foreign currency will equal its U.S. dollar value when the interest is received or at the time of the sale or retirement. If you purchase foreign currency, you generally will have a tax basis equal to the U.S. dollar value of the foreign currency on the date of your purchase. If you sell or dispose of a foreign currency, including if you use it to purchase debt securities or exchange it for U.S. dollars, any gain or loss recognized generally will be ordinary income or loss.

Contingent Payment Debt Instruments

The applicable prospectus supplement will discuss the special U.S. federal income tax rules with respect to debt securities that are subject to the rules governing contingent payment debt instruments.

Information with Respect to Foreign Financial Assets

A U.S. holder that owns “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with its tax returns. “Specified foreign financial assets” may include financial accounts maintained by foreign financial institutions, as well as the following, but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts that have non-U.S. issuers or counterparties, and (iii) interests in foreign entities. You are urged to consult your tax advisor regarding the application of this reporting requirement to their ownership of the debt securities.

U.S. Alien Holders

This subsection describes the U.S. federal tax consequences to a U.S. alien holder. If you are a U.S. holder, this section does not apply to you.

Under present U.S. federal income and estate tax law, and subject to the discussion of FATCA withholding and backup withholding below, if you are a U.S. alien holder of a debt security, interest on a debt security paid to you will not be subject to U.S. federal income tax unless the interest is “effectively connected” with your conduct of a trade or business within the United States, and the interest is attributable to a permanent establishment that you maintain in the United States if required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis. In such cases, you generally will be taxed in the same manner as a U.S. holder.

Purchase, Sale, Retirement and Other Disposition of the Debt Securities. If you are a U.S. alien holder of a debt security, you generally will not be subject to U.S. federal income tax on gain realized on the sale, exchange or retirement of a debt security unless:

•

the gain is effectively connected with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States if required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis; or

•	you are an individual, you are present in the United States for 183 or more days during the taxable year in which the gain is realized and certain other conditions exist.

For purposes of the U.S. federal estate tax, the debt securities will be treated as situated outside the United States and will not be includible in the gross estate of a holder who is neither a citizen nor a resident of the United States at the time of death.

Treasury Regulations Requiring Disclosure of Reportable Transactions

U.S. Treasury regulations require U.S. taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds (a “Reportable Transaction”). Under these regulations, if the debt securities are denominated in a foreign currency, a U.S. holder (or a U.S. alien holder that holds the debt securities in connection with a U.S. trade or business) that recognizes a loss with respect to the debt securities that is characterized as an ordinary loss due to changes in currency exchange rates (under any of the rules discussed above) would be required to report the loss on Internal Revenue Service Form 8886 (a “Reportable Transaction Disclosure Statement”) if the loss exceeds the thresholds set forth in the regulations. For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of debt securities.

Foreign Account Tax Compliance Withholding

A 30% withholding tax will be imposed on certain payments to certain non-U.S. financial institutions that fail to comply with information reporting or certification requirements and withholding requirements in respect of their direct and indirect U.S. shareholders and/or U.S. accountholders (“FATCA withholding”). To avoid becoming subject to the FATCA withholding, we and other non-U.S. financial institutions may be required to report information to the Internal Revenue Service regarding the holders of the debt securities and to withhold on a portion of payments under the debt securities to certain holders that fail to comply with the relevant information reporting requirements (or hold debt securities directly or indirectly through certain non-compliant intermediaries). However, such withholding will not apply to payments made before January 1, 2019. Moreover, such withholding would only apply to debt securities issued at least six months after the date on which final regulations implementing such rule are enacted, provided that existing debt securities are not materially modified on or after that date. The rules for the implementation of this legislation have not yet been fully finalized, so it is impossible to determine at this time what impact, if any, this legislation will have on holders of debt securities. Holders are urged to consult their own tax advisors and any banks or brokers through which they will hold debt securities as to the consequences (if any) of these rules to them.

We will not pay any additional amounts in respect of FATCA withholding, so, if this withholding applies, you will receive significantly less than the amount that you would have otherwise received with respect to your debt securities. Depending on your circumstances, you may be entitled to a refund or credit in respect of some or all of this withholding. However, even if you are entitled to have any such withholding refunded, the required procedures could be cumbersome and significantly delay your receipt of any amounts withheld.

Backup Withholding and Information Reporting

If you are a noncorporate U.S. holder, information reporting requirements, on Internal Revenue Service Form 1099, generally would apply to payments of principal and interest on a debt security within the United States, and the payment of proceeds to you from the sale of a debt security effected at a U.S. office of a broker. Information reporting may also apply in respect of any OID that accrues on a debt security.

Additionally, backup withholding may apply to such payments if you fail to comply with applicable certification requirements or (in the case of interest payments) are notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

If you are a U.S. alien holder, you are generally exempt from backup withholding and information reporting requirements with respect to payments of principal and interest made to you outside the United States by us or another non-U.S. payor. You are also generally exempt from backup withholding and information reporting requirements in respect of payments of principal and interest made within the United States and the payment of the proceeds from the sale of a debt security effected at a U.S. office of a broker, as long as either (i) the payor or broker does not have actual knowledge or reason to know that you are a U.S. person and you have furnished a valid Internal Revenue Service Form W-8 or other documentation upon which the payor or broker may rely to treat the payments as made to a non-U.S. person in accordance with U.S. Treasury regulations, or (ii) you otherwise establish an exemption.

Payment of the proceeds from the sale of a debt security effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

Amounts withheld under the backup withholding rules are not additional taxes. You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a timely refund claim with the Internal Revenue Service.

Material Tax Consequences of Owning our Capital Securities

The applicable prospectus supplement will discuss certain additional U.S. federal income and Dutch tax consequences of owning our capital securities.

Material Tax Consequences of Owning American Depositary Shares

The following describes the material Dutch tax consequences, and U.S. federal income tax consequences, of the ownership of ADSs representing our ordinary shares.

The summary is a general description of the present U.S. federal income tax laws and practices as well as the relevant provisions of the Treaty. It should not be read as extending to matters not specifically discussed, and prospective investors should consult their own advisors as to the tax consequences of their purchase, ownership and disposal of ADSs representing our ordinary shares. The summary is based in part upon the representations of the depositary and the assumption that each obligation in the deposit agreement and any related agreement will be performed in accordance with its terms.

In general, for U.S. federal income and Dutch tax purposes, holders of ADRs evidencing ADSs will be treated as the owners of the ordinary shares represented by the ADSs, and exchanges of ordinary shares for ADSs representing our ordinary shares and then for ADRs, and exchanges of ADRs for ordinary shares, will not be subject to U.S. federal or Dutch income tax.

It is assumed for the purposes of this summary that the holders of the ADSs are entitled to the benefits of the Treaty.

Netherlands Taxation

This section provides a general summary of the material Dutch tax issues and consequences of acquiring, holding, redeeming and/or disposing of the ADSs. This summary provides general information only and is restricted to the matters of Dutch taxation stated therein. The information given below is neither intended as tax advice nor purports to describe all of the tax considerations that may be relevant to a prospective purchaser of the ADSs.

The prospective purchaser should consult his or her own tax advisor regarding Dutch tax consequences of acquiring, holding, redeeming and/or disposing of the ADSs.

This summary is based on the tax legislation, published case law, and other regulations in The Netherlands in force as at the date of this prospectus, without prejudice to any amendments introduced at a later date and implemented with or without retroactive effect.

We assume that the holders of the ADSs do not hold a substantial interest in ING Groep N.V. Generally speaking, an interest in the share capital of ING Groep N.V. should not be considered a substantial interest if the holder of such interest, and, if the holder is an individual, his or her spouse, registered partner, certain other relatives or certain persons sharing the holder’s household, do not hold, alone or together, whether directly or indirectly, the ownership of, or certain rights over, shares or rights resembling shares representing 5% or more of the total issued and outstanding capital, or the issued and outstanding capital of any class of shares, of ING Groep N.V. Furthermore, we assume that the ADSs and income received or capital gains derived there from are not attributable to employment activities of the holder of the ADSs.

Where this summary refers to a holder of the ADSs, an individual holding ADSs or an entity holding ADSs, such reference is restricted to an individual or entity holding legal title to as well as an economic interest in such ADSs or otherwise being regarded as owning ADSs for Dutch tax purposes. It is noted that for purposes of Dutch income, corporate and gift and inheritance tax, assets legally owned by a third party such as a trustee, foundation or similar entity, may be treated as assets owned by the (deemed) settlor, grantor or similar originator or the beneficiaries in proportion to their interest in such arrangement.

Where the summary refers to “the Netherlands” or “Dutch” it refers only to the European part of the Kingdom of the Netherlands.

For the purpose of this summary, the term “entity” means a corporation as well as any other person that is taxable as a corporation for Dutch corporate income tax purposes.

Withholding tax

Dividends received from the ADSs are generally subject to Dutch dividend withholding tax at a rate of 15% (2018 rate). The term “dividends” includes but is not limited to:

(i)	distributions in cash or in kind, including deemed and constructive distributions;

(ii)

liquidation proceeds on redemption of the ADSs in excess of the average paid-in capital as recognized for Dutch dividend withholding tax purposes and, as a rule, the consideration for the repurchase of the ADSs by ING Groep N.V. in excess of the average paid-in capital recognized for Dutch dividend withholding tax purposes, unless such repurchase is (a) for temporary investment or (b) exempt on the basis of the Dutch Dividend Withholding Tax Act of 1965;

(iii)

the par value in respect of the issue of bonus shares to a holder of the ADSs, or an increase in the par value of the ADSs, in exchange for a lower consideration, except where the issue or increase is funded out of ING Groep N.V.’s paid-in capital as recognized for Dutch dividend withholding tax purposes;

(iv)

partial redemption of the ADSs to the extent this constitutes a repayment of contributed capital (as understood under the Dutch Dividend Withholding Tax Act of 1965), and to the extent ING Groep N.V. has net profits (as that expression is understood for Dutch dividend withholding tax purposes), unless the shareholders of ING Groep N.V. have resolved in a general meeting to make such repayment, and the par value of the ADSs concerned has been reduced by a corresponding amount by way of an amendment of the articles of association of ING Groep N.V.

If dividends are distributed to an entity holding the ADSs that qualifies in respect of the ADSs for the participation exemption, as defined in the Dutch Corporate Income Tax Act of 1969, and if such ADSs are attributable to an enterprise carried out in The Netherlands, such dividends are exempt from Dutch dividend withholding tax, provided that the recipient of the dividends can be considered the beneficial owner of the dividends. Subject to certain conditions, an exemption from Dutch dividend withholding tax will apply with respect to dividends distributed to entities that are (a) resident in a Member State of the European Union or the European Economic Area or (b) resident of another jurisdiction with which the Netherlands has concluded a double taxation convention that includes a dividend article, provided that the holder of the ADS holds a qualifying participation in ING Groep N.V. and can be considered the beneficial owner of the dividends, unless such holder holds our ADSs with the primary aim or one of the primary aims to evade the levy of Dutch dividend withholding tax at the level of another person and our ADSs are not held for valid commercial reasons that reflect economic reality.

Subject to certain conditions, an entity resident of The Netherlands that is not subject to Dutch corporate income tax may request a refund of the tax withheld, provided it is not an exempt investment entity as defined in article 6a of the Dutch Corporate Income Tax Act of 1969 and it is the beneficial owner — as defined by the Dutch Dividend Withholding Tax Act of 1965 — of the dividends. In addition, subject to certain conditions, an entity resident in a Member State of the European Union or the European Economic Area that is not subject to a profit based tax in that Member State, and, should that entity be a resident of The Netherlands, would not be subject to Dutch corporate income tax, may request a refund of the tax withheld, provided it is the beneficial owner — as defined by the Dutch Dividend Withholding Tax Act of 1965 — of the dividends. This may, subject to certain conditions, also apply to similar entities that are resident of a State which has a treaty with The Netherlands which provides for the exchange of information. Certain designated international organizations may also request a refund. Further, based on Dutch tax law not yet entered into force as per the date of this prospectus, in those circumstances, an exemption at source may also become available upon request in all these cases.

A holder of an ADS resident outside The Netherlands may be entitled to a full or partial exemption from or refund of Dutch dividend withholding tax under an applicable double taxation convention depending on its terms and conditions and subject to compliance by the holder of the ADSs with those terms and conditions.

Further, upon request and under certain conditions, certain qualifying holders of ADSs which are not subject to personal or corporate income tax in the Netherlands may request a refund of Dutch dividend withholding tax insofar as the withholding tax withheld is higher than the personal or corporate income tax which would have been due if they were resident or established in the Netherlands, provided that the holder of the ADSs can be considered the beneficial owner of the dividends. This refund is, however, not applicable when, based on a double taxation convention, the Dutch dividend withholding tax can be fully credited in the country of residence of that holder. However, it is unclear (i) which (financing) costs can be taken into account when determining the hypothetical personal or corporate income tax due on the net income and (ii) whether or how the Netherlands would determine whether, based on a double taxation convention, a credit is available in the country of residence of that holder for purposes of this refund. See “U.S. Taxation—Taxes on Distributions” for more information. In essence, this provision is intended to be a codification of certain judgements by both the European Free Trade Association Court of Justice and the European Court of Justice that indicated that in certain circumstances a refund should be available prior to the introduction of this provision. It is possible that this provision is an insufficient codification of these judgements and that based on EU law a larger refund should be provided.

Generally, a holder of an ADS that is a resident, or is deemed to be a resident, in The Netherlands will be allowed a credit against Dutch personal income tax or corporate income tax for the tax withheld on dividends paid in respect of the ADSs. On the basis of the anti-abuse provisions regarding dividend stripping transactions, a holder of the ADSs that is a resident, or is deemed to be a resident, of The Netherlands will only be allowed a credit against Dutch personal income tax or corporate income tax for the tax withheld on dividends paid in respect of the ADSs if the holder of the ADSs that is entitled to the dividends is the beneficial owner — as defined by the Dutch Dividend Withholding Tax Act of 1965 — of the dividends.

Currently ING Groep N.V. may, with respect to certain dividends received from qualifying non-Dutch subsidiaries, credit taxes withheld from those dividends against Dutch withholding tax imposed on certain qualifying dividend distributions by ING Groep N.V., up to a maximum of the lesser of (i) 3% of the portion of the gross amount of the qualifying dividend distributions by ING Groep N.V. that are subject to withholding; and (ii) 3% of the gross amount of the dividends received from qualifying non-Dutch subsidiaries. The credit reduces the amount of dividend withholding tax that ING Groep N.V. is required to pay to The Netherlands tax administration but does not reduce the amount of tax ING Groep N.V. is required to withhold from its dividend distributions. ING Groep N.V. will endeavor to provide you with information concerning the extent to which it has applied the reduction described above with respect to dividends paid to U.S. holders.

Taxes on income and capital gains

Residents of The Netherlands.  Income derived from the ADSs or a gain realized on the disposal or redemption of the ADSs, by a holder of an ADS who is a resident or deemed a resident of The Netherlands for Dutch corporate income tax purposes and who is subject to Dutch corporate income tax, is generally taxable in The Netherlands at a rate of 25%, with a step up rate of 20% on the first EUR 200,000 of taxable income (2018 rate).

Income derived or deemed to be derived from an ADS or a gain realized on the disposal or redemption of an ADS, by a holder of an ADS who is an individual who is a resident or a deemed resident of The Netherlands, may, amongst others, be subject to Dutch income tax at progressive individual income tax rates up to 51.95% (2018 rate) if:

(i)

the individual carries on a business, or is deemed to carry on a business, for example pursuant to a co-entitlement to the net value of an enterprise (medegerechtigde), to the assets of which such ADS is attributable, or

(ii)

such income or gain qualifies as income from miscellaneous activities (resultaat uit overige werkzaamheden), which include activities with respect to the ADS that exceed regular, active portfolio management (normaal actief vermogensbeheer).

If the conditions set out in paragraphs (i) and (ii) above do not apply to an individual holder of an ADS, actual received income derived from an ADS or gains realized on the disposal or redemption of an ADS are, in general, not taxable as such. Instead, such holder of an ADS will be taxed at a flat rate of 30% (2018 rate) on deemed income from “savings and investments” (sparen en beleggen). This deemed income is calculated on the basis of three ascending percentages (2.017%, 4.326% and 5.38%; 2018 rates) depending on the individual’s “yield basis” (rendementsgrondslag) at the beginning of the calendar year (January 1) to the extent it exceeds a certain threshold. The fair market value of the ADS will be included in the individual’s yield basis.

Non-residents of The Netherlands.  A holder of an ADS who is neither resident nor deemed to be resident of The Netherlands for Dutch corporate or personal tax purposes who derives income from such ADS, or who realizes a gain on the disposal or redemption of the ADS will not be subject to Dutch taxation on income or capital gains, unless:

•

such holder carries on a business, or is deemed to carry on a business or part thereof, for example pursuant to a co-entitlement to the net value of an enterprise (medegerechtigde) through a permanent establishment or a permanent representative in The Netherlands to which the ADS is attributable; or

•

the holder is an individual, and such income or gain qualifies as income from miscellaneous activities in The Netherlands (resultaat uit overige werkzaamheden in Nederland), which include activities with respect to the ADS that exceed regular, active portfolio management (normaal, actief vermogensbeheer).

Taxation of gifts and inheritances

Residents of The Netherlands. Generally, gift and inheritance tax will be due in The Netherlands in respect of the acquisition of an ADS by way of a gift by, or on the death of, a holder of an ADS who is a resident or deemed to be a resident of The Netherlands for the purposes of Dutch gift and inheritance tax at the date of the gift or his or her death. An individual of Dutch nationality is deemed to be a resident of The Netherlands for the purposes of Dutch gift and inheritance tax if he or she was a resident of The Netherlands at any time during the 10 years preceding the date of the gift or his or her death. For the purposes of Dutch gift tax, an individual is deemed to be a resident of The Netherlands if he or she was a resident of The Netherlands at any time during the 12 months preceding the date of the gift.

Non-residents of The Netherlands. No Netherlands gift or inheritance taxes will arise on the transfer of an ADS by way of a gift by, or on the death of, a Holder who is neither a resident nor deemed to be a resident of The Netherlands, unless:

(i)

in case of a gift of the ADS under a condition precedent by an individual who, at the date of the gift, was neither resident nor deemed to be resident in The Netherlands, such individual is resident or deemed to be resident in The Netherlands at the date (a) of the fulfillment of the condition; or (b) of his/her death and the condition of the gift is fulfilled after the date of his/her death; or

(ii)

in case of a gift of an ADS by an individual who, at the date of the gift or — in case of a gift under a condition precedent — at the date of the fulfillment of the condition, was neither resident nor deemed to be resident in The Netherlands, such individual dies within 180 days after the date of the gift or the fulfillment of the condition, while being resident or deemed to be resident in The Netherlands.

Value-added tax

No value-added tax will be due in The Netherlands in respect of payments made in consideration for the issue of the ADSs, whether in respect of payments of interest and principal or in respect of the transfer of an ADS.

Other taxes

There will be no registration tax, capital contribution tax, customs duty, stamp duty, real estate transfer tax or any other similar tax or duty due in The Netherlands in respect of or in connection with the mere issue, transfer, execution or delivery by legal proceedings of the ADSs or the performance of the ING Groep N.V.’s obligations under the relevant documents.

Residency

A holder of an ADS will not become, and will not be deemed to be, resident in The Netherlands merely by virtue of holding such ADS or by virtue only of the execution, performance, delivery and/or enforcement of any relevant documents.

FATCA and the Common Reporting Standard

On 1 July 2014, the Foreign Account Tax Compliance Act (“FATCA”) entered into force. The Netherlands has implemented FATCA in its domestic legislation, as a result of which it is exchanging certain information with the United States on financial accounts that U.S. persons maintain with Dutch financial institutions.

Furthermore, the Organization of Economic Co-operation and Development (“OECD”) released the Common Reporting Standard (“CRS”) and its Commentary on 21 July 2014. Over 60 countries, including The Netherlands, have publicly committed to implement the CRS. On 9 December 2014, Member States adopted Directive 2014/107/EU on administrative cooperation in direct taxation (‘DAC2’) which provides for mandatory automatic exchange of financial information as foreseen in the OECD global standard. DAC2 amends the previous Directive on administrative cooperation in direct taxation, Directive 2011/16/EU (‘DAC1’). Since the CRS and DAC2 were implemented into Dutch legislation as per 1 January 2016, Dutch financial institutions have to identify the account holder’s country of residence and in turn exchange specified account information to the home country’s tax administration (first exchange in 2017 for account information concerning the year 2016).

U.S. Taxation

U.S. Holders

The tax treatment of your ADSs will depend in part on whether or not we are a passive foreign investment company, or PFIC, for U.S. federal income tax purposes. Except as discussed below under “-PFIC Rules”, this discussion assumes that we are not a PFIC for U.S. federal income tax purposes for any taxable year.

Distributions

Under the U.S. federal income tax laws, if you are a U.S. holder, the gross amount of any distribution we pay out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes), other than certain pro rata distributions of our shares, will be treated as a dividend that is subject to U.S. federal income taxation. If you are a noncorporate U.S. holder, dividends that constitute qualified dividend income will be taxable to you at the preferential rates applicable to long-term capital gains provided that you meet certain requirements, including that you hold the ADSs representing our ordinary shares for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date and meet other holding period requirements. Dividends we pay with respect to the ADSs representing our ordinary shares generally will be qualified dividend income provided that, in the year that you receive the dividend, either (i) the ADSs are readily tradable on an established securities market in the United States or (ii) we are eligible for the benefits of the Treaty. Our ADSs are listed on the New York Stock Exchange and we therefore expect that dividends will be qualified dividend income. In addition, we believe that we are currently eligible for the benefits of the Treaty and we therefore expect that dividends on the ADSs will be qualified dividend income on that basis as well, but there can be no assurance that we will continue to be eligible for the benefits of the Treaty.

You must include any Dutch tax withheld from the distribution in the gross amount of dividend income even though you do not in fact receive it. The dividend is taxable to you when the depositary receives the dividend, actually or constructively. The dividend will not be eligible for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations. Distributions in excess of our current and accumulated earnings and profits, as determined for U.S. federal income tax purposes, are treated as a non-taxable return of capital to the extent of your basis in the ADSs representing our ordinary shares and thereafter as capital gain. However, we do not expect to calculate earnings and profits in accordance with U.S. federal income tax principles. Accordingly, you should expect to generally treat distributions we make as dividends.

Dividends will be income from sources outside the United States, and will generally be “passive” category income for purposes of computing the foreign tax credit allowable to you.

Subject to certain limitations, any Dutch tax withheld and paid over to the Netherlands will be creditable or deductible against your U.S. federal income tax liability. However, to the extent a reduction or refund of the tax withheld is available to you under Dutch Law or under the Treaty, the amount that could have been reduced or that is refundable will not be eligible for credit or deduction against your U.S. federal income tax liability. Furthermore, the Dutch withholding tax should not be creditable or deductible against your U.S. federal income tax liability to the extent that we are allowed to reduce the amount of dividend withholding tax paid over to Dutch tax administration by crediting withholding tax imposed on certain dividends paid to us as discussed under “Netherlands Taxation — Withholding Tax” above. In addition, to the extent an amount of Dutch tax withheld is contingent on the availability of a credit against the amount of income tax owed to another country, that amount of Dutch tax withheld will not be eligible for a credit against your U.S. federal income tax liability. It is unclear whether or how the Netherlands would apply this rule in determining whether, based on the Treaty, a credit is available in the United States for purposes of the new dividend withholding tax refund provision described in “Netherlands Taxation — Withholding tax”.

Special rules apply in determining the foreign tax credit limitation with respect to dividends that are subject to the preferential rates applicable to qualified dividend income. Because payments of dividends with respect to ADSs representing our ordinary shares will be made in euros, you will generally be required to determine the amount of dividend income by translating the euros into U.S. dollars at the “spot rate” on the date the dividend distribution is includible in your income (the date the dividend is received by the depositary), regardless of whether the payment is in fact converted into U.S. dollars. Generally, any gain or loss resulting from currency exchange fluctuations during the period from the date the dividend distribution is includible in your income to the date such payment is converted into U.S. dollars will be treated as ordinary income or loss and will not be eligible for the special tax rate applicable to qualified dividend income. Such gain or loss will generally be income from sources within the United States for foreign tax credit limitation purposes.

You will not be subject to tax on certain pro-rata distributions of ordinary shares. However, a distribution of ordinary shares pursuant to a distribution in which shareholders have the right to choose to receive cash or shares will be taxable to the same extent that a dividend of cash would be taxable. An otherwise nontaxable distribution of shares or rights to acquire shares may also be taxable to you as a dividend if the conversion prices or conversion ratios of certain securities convertible into shares are not “fully adjusted” to reflect such distribution.

Capital Gains

If you are a U.S. holder and you sell or otherwise dispose of your ADSs representing our ordinary shares, you will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference between the U.S. dollar value of the amount that you realize and your tax basis, determined in U.S. dollars, in your ADSs representing our ordinary shares. Capital gain of a noncorporate U.S. holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

PFIC Rules

We believe that ADSs should not currently be treated as stock of a PFIC for U.S. federal income tax purposes, and we do not expect to become a PFIC in the foreseeable future. However, this conclusion is a factual determination made annually and thus may be subject to change. It is therefore possible that we could become a PFIC in the current or any future taxable year.

In general, we will be a PFIC with respect to you if, for any taxable year in which you hold the ADSs representing our ordinary shares, either (i) at least 75% of our gross income for the taxable year is passive income or (ii) at least 50% of the value, determined on the basis of a quarterly average, of our assets is attributable to assets that produce or are held for the production of passive income (including cash). If we were a PFIC, gain recognized by you on a sale or other disposition of the ADSs representing our ordinary shares would be allocated ratably over your holding period for the ADSs representing our ordinary shares. The amounts allocated to the taxable year of the sale or other disposition and to any year before we became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that taxable year, and the interest charge generally applicable to underpayments of tax would be imposed on the resulting tax liability. Similar treatment may apply to certain distributions. With certain exceptions, your ADSs will be treated as stock in a PFIC if we were a PFIC at any time during your holding period in your ADSs. In addition, dividends that you receive from us would not be eligible for the special tax rates applicable to qualified dividend income if we are a PFIC (or are treated as a PFIC with respect to you) either in the taxable year of the distribution or the preceding taxable year, but instead will be taxable at rates applicable to ordinary income. You should consult your tax advisers regarding the potential application of the PFIC regime.

Information with Respect to Foreign Financial Assets

A U.S. holder that owns “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with its tax return. “Specified foreign financial assets” may include financial accounts maintained by foreign financial institutions, as well as the following, but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts that have non-U.S. issuers or counterparties, and (iii) interests in foreign entities.

Significant penalties may apply for failing to satisfy these filing requirements. U.S. holders are urged to contact their tax advisors regarding these filing requirements.

U.S. Alien Holders

Distributions

If you are a U.S. alien holder, dividends paid to you in respect of ADSs representing our ordinary shares will not be subject to U.S. federal income tax unless the dividends are “effectively connected” with your conduct of a trade or business within the United States, and the dividends are attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis. In such cases, you generally will be taxed in the same manner as a U.S. holder. If you are a corporate U.S. alien holder, “effectively connected” dividends may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Capital Gains

If you are a U.S. alien holder, you will not be subject to U.S. federal income tax on gain recognized on the sale or other disposition of your ADSs representing our ordinary shares unless:

•

the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis; or

•	you are an individual, you are present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist.

If you are a corporate U.S. alien holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Foreign Account Tax Compliance Withholding

A 30% withholding tax will be imposed on certain payments to certain non-U.S. financial institutions that fail to comply with information reporting or certification requirements withholding requirements in respect of their direct and indirect U.S. shareholders and/or U.S. accountholders. To avoid becoming subject to FATCA withholding, we and other non-U.S. financial institutions may be required to report information to the Internal Revenue Service regarding the holders of ADSs representing our ordinary shares and to withhold on a portion of payments under ADSs representing our ordinary shares to certain holders that fail to comply with the relevant information reporting requirements (or hold ADSs representing our ordinary shares directly or indirectly through certain non-compliant intermediaries). However, such withholding will not apply to payments made before January 1, 2019. The rules for the implementation of this legislation have not yet been fully finalized, so it is impossible to determine at this time what impact, if any, this legislation will have on holders of ADSs representing our ordinary shares.

Backup Withholding and Information Reporting

Information reporting rules and backup withholding generally apply to dividend payments and to the proceeds of the sale of ADSs representing our ordinary shares in the same manner that they apply to payments of interest and to the sale of debt securities, respectively. See “Material Tax Consequences of Owning Our Debt Securities — U.S. Taxation — Backup Withholding and Information Reporting” above for a complete discussion of these rules.

BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “Plans”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities offered hereby. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the Code.

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts (“IRAs”), Keogh plans and any other plans that are subject to Section 4975 of the Code (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other laws (“Similar Laws”).

The acquisition or conversion of securities offered hereby by a Plan with respect to which we, any underwriters, dealers, agents or any of our or their affiliates (the “Transaction Parties”) are or become a parties in interest or disqualified persons may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the securities offered hereby are acquired pursuant to an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of securities offered hereby. These exemptions are PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities offered hereby, provided that neither the issuer of securities offered hereby nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided, further, that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Any purchaser or holder of securities offered hereby or any interest therein will be deemed to have represented by its purchase and holding of securities offered hereby that it either (1) is not a Plan or a Non-ERISA Arrangement and is not purchasing or converting the securities offered hereby on behalf of or with the assets of any Plan or Non-ERISA Arrangement or (2) the purchase and holding of the securities offered hereby will not constitute a non-exempt prohibited transaction or a similar violation under any applicable Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing securities offered hereby on behalf of or with the assets of any Plan or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of securities offered hereby have exclusive responsibility for ensuring that their purchase and holding of securities offered hereby do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any securities offered hereby to a Plan or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement or that such investment is appropriate for such Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

PLAN OF DISTRIBUTION

We may sell the securities from time to time in their initial offering as follows:

•	through agents;

•	to dealers or underwriters for resale;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting with us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in your prospectus supplement.

The securities we distribute by any of these methods may be sold to the public, in one or more transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

We may solicit offers to purchase the securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act.

From time to time, we may sell securities to one or more dealers as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those securities to the public.

We may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we sell securities to underwriters, we will execute an underwriting agreement with them at the time of sale and will name them in your prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. Your prospectus supplement will include information about any underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us, to indemnification by us against civil liabilities, including liabilities under the Securities Act.

In connection with an offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities offered. These transactions may include overallotting the offering, creating a syndicate short position, and engaging in stabilizing transactions and purchases to cover positions created by short sales. Overallotment involves sales of the securities in excess of the principal amount or number of the securities to be purchased by the underwriters in the applicable offering, which creates a short position for the underwriters. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount it received because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for, ING Groep N.V. and its subsidiaries.

In addition, we expect to offer the securities to or through our affiliates, as underwriters, dealers or agents. Our affiliates may also offer the securities in other markets through one or more selling agents, including one another.

ING Financial Markets LLC, an affiliate of ING Groep N.V., may participate as an underwriter in distribution of securities issued pursuant to this prospectus. Rule 5121 of the Consolidated Financial Industry Regulatory Authority (FINRA) Rulebook imposes certain requirements when a FINRA member, such as ING Financial Markets LLC, distributes an affiliated company’s securities, such as our securities. ING Financial Markets LLC has advised ING Groep N.V. that any offering in which ING Financial Markets LLC acts as an underwriter will comply with the applicable requirements of Rule 5121.

Should ING Financial Markets LLC participate in the distribution of securities issued pursuant to this prospectus, it will not confirm initial sales to accounts over which they exercise discretionary authority without the prior written approval of the customer.

If so indicated in the prospectus supplement, we will authorize dealers or other persons acting as our agent to solicit offers by some institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others.

Market-Making Resales by Affiliates

This prospectus may be used by ING Financial Markets LLC in connection with offers and sales of the securities in market-making transactions. In a market-making transaction, ING Financial Markets LLC may resell a security it acquires from other holders, after the original offering and sale of the security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, ING Financial Markets LLC may act as principal or agent, including as agent for the counterparty in a transaction in which it acts as principal, or as agent for both counterparties in a transaction in which it does not act as principal. ING Financial Markets LLC may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other affiliates of ING Groep N.V. may also engage in transactions of this kind and may use this prospectus for this purpose.

The aggregate initial offering price specified on the cover of this prospectus relates to the initial offering of the securities not yet issued as of the date of this prospectus. This amount does not include the securities to be sold in market-making transactions. The latter include securities to be issued after the date of this prospectus, as well as securities previously issued.

ING Groep N.V. does not expect to receive, directly, any proceeds from market-making transactions. ING Groep N.V. does not expect that ING Financial Markets LLC or any other affiliate that engages in these transactions will pay, directly, any proceeds from its market-making resales to ING Groep N.V., although ING Groep N.V. may indirectly, for instance through the payment of dividends, receive all or a portion of such proceeds.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless ING Groep N.V. or an agent informs you in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

Matters Relating to Initial Offering and Market-Making Resales

Each series of securities will be a new issue, and there will be no established trading market for any security prior to its original issue date. We may not list a particular series of securities on a securities exchange or quotation system. We have been advised by ING Financial Markets LLC that it may make a market in the securities, and any underwriters to whom we sell securities for public offering may also make a market in those securities. However, neither ING Financial Markets LLC nor any underwriter that makes a market is obligated to do so, and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for any of the securities.

Unless otherwise indicated in your prospectus supplement or confirmation of sale, the purchase price of the securities will be required to be paid in immediately available funds in New York City.

In this prospectus, the terms “this offering” means the initial offering of the securities made in connection with their original issuance. This term does not refer to any subsequent resales of securities in market-making transactions.

VALIDITY OF THE SECURITIES

If stated in the prospectus supplement applicable to a specific issuance of debt securities, capital securities, ADSs or ordinary shares, Sullivan & Cromwell LLP, New York, New York, our U.S. counsel, and Davis Polk & Wardwell London LLP, U.S. counsel for any underwriters will pass on certain matters relating to the validity of the securities under U.S. law. Linklaters LLP, Amsterdam, The Netherlands, or such other Dutch counsel as may be identified in the relevant prospectus supplement, will pass on certain matters relating to the validity of the securities under Dutch law.

PwC Belastingadviseurs N.V., Amsterdam, The Netherlands, will pass on certain Dutch tax matters for us.

Sullivan & Cromwell LLP and Davis Polk & Wardwell London LLP may rely upon Dutch counsel with respect to all matters of Dutch law.

EXPERTS

The consolidated financial statements of ING Groep N.V. as of December 31, 2017 and 2016, and for the years then ended appearing in ING Groep N.V.’s Annual Report on Form 20-F for the year ended December 31, 2017, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2017 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG Accountants N.V., independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of ING Groep N.V. for the year ended December 31, 2015, appearing in ING Groep N.V.’s Annual Report on Form 20-F for the year ended December 31, 2017, have been audited by Ernst & Young Accountants LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

NOTICES

All notices will be deemed to have been given upon the mailing by first class mail, postage prepaid, of those notices to holders of securities at their registered addresses as recorded in the register of holders of such securities.

ENFORCEMENT OF CIVIL LIABILITIES

ING Groep N.V. is a limited liability company incorporated under Netherlands law. Most of its Supervisory Board members, its Executive Board members and some of the experts named in this document, currently reside outside the United States. All or a substantial portion of its assets and the assets of these individuals are located outside of the United States. As a result, it may not be possible for you to effect service of process within the United States upon non-U.S. resident directors or upon ING Groep N.V. or it may be difficult to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. securities laws against ING Groep N.V. We understand there is doubt as to the enforceability in The Netherlands of original actions or in actions for enforcement of judgments of U.S. courts of civil liabilities predicated solely upon the federal securities laws of the United States. As there is no treaty between the United States and The Netherlands providing for the reciprocal recognition and enforcement of judgments (other than arbitration awards in civic and commercial matters), a judgment rendered by a court in the United States will not be recognized and enforced by the Dutch courts. However, if a person has obtained a final and conclusive judgment for the payment of money based on civil liability rendered by a U.S. court which is enforceable in the United States (the “foreign judgment”) and files his claim with the competent Dutch court, the Dutch court will generally give binding effect to the foreign judgment insofar as it finds that the jurisdiction of the U.S. court has been based on grounds which are internationally acceptable and that proper legal procedures have been observed and unless the foreign judgment contravenes Dutch public policy.

PRINCIPAL EXECUTIVE OFFICE OF ING GROEP N.V.

ING GROEP N.V.

Bijlmerplein 888

1102 MG Amsterdam

P.O. Box 1800, 1000 BV Amsterdam

The Netherlands

LEGAL ADVISORS TO THE REGISTRANT

As to U.S. federal and New York law:

Sullivan & Cromwell LLP

24, rue Jean Goujon

75008 Paris

France

As to Dutch Civil & Corporate law:

Linklaters LLP

World Trade Centre Amsterdam

Tower H, 22nd floor

Zuidplein 180

1077 XV Amsterdam

The Netherlands

As to Dutch tax law:

PwC Belastingadviseurs N.V.

P.O. Box 90358

1006 BJ Amsterdam

The Netherlands

LEGAL ADVISOR TO THE UNDERWRITERS

As to U.S. federal and New York law:

Davis Polk & Wardwell London LLP

5 Aldermanbury Square

London EC2V 7HR

England

AUDITORS

In respect of the year ended December 31, 2015 Ernst & Young Accountants LLP Antonio Vivaldistraat 150 1083 HP Amsterdam The Netherlands	In respect of the years ended December 31, 2016 and 2017 KPMG Accountants N.V. Postbus 74500 Amsterdam 1070 DB Amsterdam The Netherlands

ING Groep N.V.

$                     % Fixed Rate Senior Notes due 2023

$                     % Fixed Rate Senior Notes due 2028

$             Floating Rate Senior Notes due 2023

Prospectus Supplement

September             , 2018

(to Prospectus dated September 18, 2018)

Joint Book-Running Managers

Citigroup	Credit Agricole CIB	Goldman Sachs & Co. LLC	ING

Morgan Stanley	TD Securities	Well Fargo Securities

Co-Lead Managers